As filed with the Securities and Exchange Commission on November 22, 2011

Registration Statement No. 333-174533

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 4 to

Form S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF CERTAIN REAL ESTATE COMPANIES

Medical Hospitality Group, Inc.

(Exact name of registrant as specified in its governing instruments)

Medical Hospitality Group, Inc.

3241 Preston Road Suite 7

Frisco, TX 75034

(214) 618-8288

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Billy Brown

Medical Hospitality Group, Inc.

3241 Preston Road Suite 7

Frisco, TX 75034

(214) 618-8288

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Jeffery D. Wallace, Esq. Locke Lord LLP 2200 Ross Avenue, Suite 2200 Dallas, Texas 75201-6776 Tel (214)-740-8609 Fax (214) 756-8609	Robert A. Forrester, Esq. 1755 North Collins Blvd., Suite 360 Richardson, Texas 75080 Tel (972) 437-9898 Fax (972) 480-8406

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐

                                                  (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

	Proposed Maximum	Amount of
Title of Each Class of	Aggregate	Registration
Securities to be Registered	Offering Price(1)	Fee(1)
Common Stock, $0.01 par value per share	$60,000,000	$6,966

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS DATED: __________	SUBJECT TO COMPLETION

MEDICAL HOSPITALITY GROUP, INC.

Maximum Offering of 6,000,000 Shares of Common Stock

Minimum Offering of 200,000 Shares of Common Stock

Medical Hospitality Group, Inc. is a Maryland corporation formed on January 18, 2011 to originate, hold and service first mortgage loans. Our primary lending focus will be limited service, extended stay hotels developed, constructed and owned by an Affiliate of our Advisor and located near demand drivers such as medical centers, government facilities, universities and large concentrations of office space. However, we may under certain circumstances originate loans to unaffiliated third parties.

We intend to elect to be qualified as a real estate investment trust for U.S. Federal income tax purposes, or REIT, commencing with our tax year ending December 31, 2012.

We are offering up to 6,000,000 shares of our Common Stock (“Common Stock”) at a price of $10.00 per share on a “best efforts” basis through ARI Financial Services, Inc., our dealer manager. “Best efforts” means that our dealer manager is not obligated to purchase or sell any specific number or dollar amount of shares.

Investing in our Common Stock involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See the section entitled “Risk Factors” beginning on page 7 for a discussion of the risks which should be considered in connection with your investment in our Common Stock, including:

• We are a “blind pool” offering because we currently have not made any mortgage loans.

•

Our investment strategy is primarily to make first mortgage loans on to-be-built real estate to affiliates of our Advisor; therefore we may have a concentration of risk with respect to our borrowers. Consequently, lending will be based on anticipated operations and anticipated construction costs, and not historical performance thus increasing the risk of default. Our primary focus will be limited service, extended stay hotels developed, constructed and owned by an Affiliate of our Advisor located near demand drivers such as medical centers, government facilities, universities and large concentrations of office space. However, we may under certain circumstances originate loans to unaffiliated third parties.

• We are depending on our Advisor to select loan opportunities. Adverse changes in the financial condition of our Advisor or our relationship with our Advisor could adversely affect us.

•

Although we plan to make arrangements for the trading of our shares no public market exists for our shares of Common Stock, our shares are illiquid and a public market for our shares may never exist.

•

There are substantial conflicts among the interests of our investors, our interests and the interests of our Advisor, Sponsor and their respective Affiliates regarding compensation, investment opportunities and management resources.

• Our investment objectives and strategies may be changed without Stockholder consent.

•

The mortgage loans that we make may experience borrower default or non-payment, which could hinder our ability to pay distributions to our Stockholders or could decrease the value of your investment.

•

Although our distribution policy is not to use the proceeds of this offering to make distributions, our organizational documents permit us to pay distributions from any source. Until substantially all the proceeds from this offering are invested, we may use proceeds from this offering and financings to fund distributions until we have sufficient cash flow. There are no established limits on the amounts of net proceeds and borrowings that we may use to fund such distribution payments.

• We are not yet a REIT and may be unable to qualify as a REIT.

Neither the Securities and Exchange Commission, nor the SEC, the Attorney General of the State of Maryland nor any other state securities regulator has approved or disapproved of our Common Stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any future benefit or tax consequence that may flow from an investment in our Common Stock is not permitted.

ARI Financial Services, Inc., is our unaffiliated dealer manager, and will offer the shares on a best efforts basis. This offering will end no later than ___________, 2013, which is two years from the effective date of this offering. If we have not sold all the shares within two years, we may continue the primary offering for an additional year until __________, 2014. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We will deposit subscription payments in an escrow account held by the escrow agent, U.S. Bank National Association, in trust for the subscriber’s benefit, pending release to us. A minimum of 200,000 shares of Common Stock at a price of $10.00 Per Share Price per share must be sold within one year following the commencement of this offering or we will terminate this offering and promptly return your subscription payments with your pro rata share of the interest earned on such funds in accordance with the provisions of the escrow agreement. Subscription payments held in escrow will be placed in short-term, low risk, highly liquid, interest-bearing investments prior to our investments in real estate related assets. If a refund is made because of a failure to achieve the minimum offering, our Advisor will pay any escrow fees and no amounts will be deducted from the escrow funds. If we do achieve the minimum offering, we will return all interest earned on proceeds in the escrow account prior to achieving the minimum offering and completing our initial issuance of shares to subscribers.

	Price To Public	Commissions & Marketing Expenses (1)	Proceeds To Medical Hospitality Group, Inc.
Common Stock	$ 10.00	$ 1.00	$ 9.00
Total Minimum offering	$ 2,000,000	$ 200,000	$ 1,800,000
Total Maximum offering	$ 60,000,000	$ 6,000,000	$ 54,000,000

(1) Selling commissions and the dealer manager fee are paid only for primary shares offered on a best efforts basis and will equal __% and __% of aggregate gross proceeds, respectively. Each are payable to our dealer manager. Selling commissions will be reduced in connection with sales by certain investment advisors, see the section entitled “Plan of Distribution” in this prospectus.

Prospectus Dated: ________, 2011

TABLE OF CONTENTS

Investor Suitability Standards

Restrictions Imposed by USA Patriot Act and Related Acts

2

Forward Looking Statements

2

Summary

3

Risk Factors

7

Capitalization

31

Use of Proceeds

31

Management

31

Management Compensation

37

Principal Stockholders

37

Our Advisor, Advisory Agreement and Advisor Compensation

38

Business

41

Investment Objectives and Strategy

48

Related Party Transactions and Conflicts of Interest

49

Operating and Regulatory Structure

52

Management’s Discussion and Analysis of Financial Condition

54

Prior Performance Summary

57

Description of Securities

58

Summary of Our Organizational Documents

62

Material U.S. Federal Income Tax Considerations

69

Reports to Stockholders

90

Stock Option, Distribution Reinvestment and Stock Repurchase Plans

91

Plan of Distribution

92

Litigation and Legal Matters

95

Sales Material

96

Definitions

96

How to Subscribe

99

Experts

99

Where You Can Find Additional Information

99

Index to September 30, 2011 Interim Financial Statements

F-1

Index to March 31, 2011 Audited Financial Statements

F-11

APPENDIX A – PRIOR PERFORMANCE TABLES

A-1

APPENDIX B – SUBSCRIPTION INFORMATION

B-1

Investor Suitability Standards

An investment in our Common Stock involves significant risk and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment. Initially, we will not have a public market for our Common Stock, and we cannot assure you that one will develop, which means that it may be difficult for you to sell your shares. This investment is not suitable for persons who require immediate liquidity or guaranteed income, or who seek a short-term investment. Notwithstanding these investor suitability standards, potential investors should note that investing in shares of our Common Stock involves a high degree of risk and should consider all the information contained in this prospectus, including the “Risk Factors” section contained herein, in determining whether an investment in our Common Stock is appropriate.

In order to purchase shares in this offering you must:

• meet the applicable financial suitability standards as described below; and
• purchase at least the minimum number of shares as described below.

In consideration of these factors, we have established suitability standards for initial Stockholders and subsequent purchasers of shares from our Stockholders. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

• a net worth of at least $250,000; or
• gross annual income of at least $70,000 and a net worth of at least $70,000.

The minimum purchase is 250 shares ($2,500). You may not transfer fewer shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, and jointly meet suitability standards, provided that each such contribution is made in increments of $10.00 or one (1) whole share. You should note that an investment in shares of our company will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code.

After you have purchased the minimum investment in this offering, any additional purchase must be in increments of at least one share ($10.00).

States may establish suitability requirements that are more stringent than the standards that we have established and described above. Shares will be sold to investors in these states only if they meet the special suitability standards described herein. In each case, these special suitability standards exclude from the calculation of net worth the value of the investor’s home, home furnishings and automobiles.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these minimum suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase our Common Stock if the donor or the grantor is the fiduciary. Prospective investors with investment discretion over the assets of an individual retirement account, employee benefit plan or other retirement plan or arrangement that is covered by the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or Code Section 4975 should carefully review the information in the section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations.” Any such prospective investors are required to consult their own legal and tax advisors on these matters.

In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

In order to ensure adherence to the suitability standards described above, requisite criteria must be met, as set forth in the subscription agreement in the form attached hereto as Appendix A. In addition, our Sponsor, our dealer manager and the soliciting dealers, as our agents, must make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for an investor. In making this determination, the soliciting dealers will rely on relevant information provided by the investor in the investor’s subscription agreement, including information regarding the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Executed subscription agreements will be maintained in our records for 6 years.

Restrictions Imposed by USA Patriot Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, or the “USA PATRIOT Act”, the shares of Common Stock offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

•

a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

• acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;
• within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•

subject to additional restrictions imposed by the following statutes or regulations, and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriation Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

• designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

Forward Looking Statements

This prospectus includes forward-looking statements that reflect our expectations and projections about our future results, performance, prospects and opportunities. We have attempted to identify these forward-looking statements by using words such as “may,” “will,” “expects,” “anticipates,” “believes,” “intends,” “should,” “estimates,” “could” or similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, those discussed under the heading “Risk Factors” below. We do not undertake publicly to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required to satisfy our obligations under federal securities law.

Summary

The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus and supplements thereto. Investors should carefully consider the information set forth under “RISK FACTORS” prior to making a decision to acquire any of the Shares offered hereby.

Our Company

Medical Hospitality Group, Inc. is a newly organized Maryland corporation, incorporated on January 18, 2011 that intends to qualify as a REIT beginning in the taxable year ending December 31, 2012. The Company expects to use substantially all the net proceeds of this offering to originate, hold and service first mortgage loans.

Our lending focus will be limited service, extended stay hotels developed, constructed and owned by an Affiliate of our Advisor that are located near demand drivers such as medical centers, government facilities, universities and large concentrations of office space. However, we may under certain circumstances originate loans to unaffiliated third parties. Primarily we will be originating loans secured by hotels with franchises from Starwood, Marriott, Hilton, Hyatt, IHG and other nationally recognized brands. The Company will only invest in mortgages secured by hotel properties located within the United States.

It is our intention to seek to establish a trading market for our Common Stock as soon as it is practicable to do so. We will make every reasonable effort to do so and have budgeted the human and financial resources to accomplish this. Until such time as we qualify for listing on a national exchange we anticipate that our Common Stock will be traded on the OTC Bulletin Board. In order for trading to commence we must achieve a series of regulatory approvals involving the SEC and FINRA. Additionally, we must reach an agreement with a FINRA broker dealer market maker to serve as our initial market maker. Our expectation is that our Common Stock will be approved for trading in the over the counter market within six months of this registration statement becoming effective, although there can be no assurance this will happen. We cannot control or predict legal or regulatory processes.

Our executive offices are located at 3241 Preston Road Suite 7, Frisco, Texas 75034.  Our telephone number is 214-618-8288, our fax number is 214-618-2791 and the e-mail address of our investor relations department is ir@mhg.co.

Advisor

Medical Hospitality Capital Markets Group, LLC, a Texas limited liability company, is our Advisor and is responsible for managing our affairs on a day-to-day basis and for identifying and making mortgage loans on our behalf.

Specifically, Medical Hospitality Capital Markets Group, LLC shall, among other responsibilities, (i) locate, analyze and select potential investments, (ii) structure and negotiate the terms and conditions of pursuant to which investments will be made, and (iii) provide various information to the Company and the Board of Directors subsequent to commencement of operations.

Management

We operate under the direction of our Board of Directors, the members of which are accountable to us and our Stockholders as fiduciaries. Currently, we have five Directors. Three of the Directors are Independent Directors as defined by the NASAA REIT Guidelines.

Mr. Brown and Mr. Moore are officers and Directors of Medical Hospitality Capital Markets Group, LLC. Mr. Brown will remain active in his hotel development and construction businesses and will devote only such time to his role with the Company and Advisor as is required to ensure his duties as Chief Executive Officer and Director are executed. Mr. Moore will devote a much larger portion of his time to his responsibilities with the Advisor and the Company and ultimately it is expected, as the Company achieves its targeted capitalization, these duties will become Mr. Moore’s primary business focus.

Our charter provides that our Independent Directors will be responsible for reviewing the performance of Medical Hospitality Capital Markets Group, LLC and must approve other matters set forth in our charter. See the “Related Party Transactions and Conflicts of Interest” section of this prospectus. Our Directors will be elected annually by our Stockholders.

Mr. Brown and Mr. Moore are paid by our Advisor from its fee income, primarily anticipated to be from the Company as described herein. Additionally, it is our intention to employee a limited number of key executives and managers directly as employees of the Company who will be paid by the Company. These key positions include Chief Financial Officer, Compliance Officer and operations/administrative functions. However, our business model and cost structure is not intended to support a large staff and therefore we anticipate that the number of direct employees of the Company will remain limited.

Conflicts of Interest

Our agreement with Medical Hospitality Capital Markets Group, LLC, being negotiated between related parties, was not negotiated at arm’s length and may not be as favorable to us if it had been negotiated with an unaffiliated third party. In engaging Medical Hospitality Capital Markets Group, LLC, of which our CEO Billy Brown and President, Tim Moore are officers and Directors, to find and assist in origination of investments for us, Medical Hospitality Capital Markets Group, LLC will have conflicts of interest and, as a result of these conflicts, act in a manner that benefits Medical Hospitality Capital Markets Group, LLC and its Affiliates to our detriment. See “Related Party Transactions and Conflicts of Interest”.

We will pay our Advisor, Medical Hospitality Capital Markets Group, LLC, an asset management fee regardless of the performance of our portfolio and, consequently our Advisor will not be required to meet any performance metrics to earn the asset management fee.

The majority, perhaps all, of our loans will be made to Affiliates of our Advisor and our CEO Mr. Brown. Entities owned by Mr. Brown will also develop and construct some of the properties securing our loans. While each of these loans must be made in compliance with NASAA REIT Guidelines and in conformity with our investment policies and will be approved in advance by our Independent Directors the potential for conflicts of interest are present in these related party transactions.

Summary Risk Factors

An investment in our Common Stock is subject to significant risks that are described in more detail in the “Risk Factors” and “Related Party Transactions and Conflicts of Interest” sections of this prospectus. If we are unable to effectively manage the effect of these risks, we may not meet our investment objectives and, therefore, you may lose some or all of your investment. The following is a summary of the risks that we believe are most relevant to an investment in shares of our Common Stock:

•

Our Advisor and its Affiliates will face conflicts of interest, including significant conflicts among us and our Advisor, since (a) our principal executive officers own a majority interest in our Advisor, (b) our affiliated entities of our Advisor will be our borrowers on many, perhaps all, of the loans we originate and service, and (c) we anticipate that Affiliates of our Advisor will manage the construction of many, if not all, of the hotel properties securing the loans we originate and (d) our Advisor’s compensation arrangements with us and other real estate investment opportunities may provide incentives that are not aligned with the interests of our Stockholders.

•

This offering is a blind pool offering. You will be unable to evaluate the economic merit of our future investments prior to our making them and there may be a substantial delay in receiving a return, if any, on your investment.

"

We anticipate that many, if not all, of the hotel projects securing our loans will be newly developed and constructed with attendant risks associated with development and completion relating to whether the projects will be completed on time and on budget as well as whether they will be operated as projected.

•

Our charter generally prohibits you from acquiring or owning, directly or indirectly, more than 9.8% in value of the aggregate of our outstanding shares of stock and not more than 9.8% (in value or in number of shares, whichever is more restrictive) of our Common Stock and contains additional restrictions on the ownership and transfer of our shares. Therefore, your ability to control or influence the direction of our company will be limited.

•

No public market currently exists for shares of our Common Stock and one may never exist. If you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

•

This is a best efforts offering and we might not sell all of the shares being offered. If we raise substantially less than the maximum offering, we may not originate mortgage loans secured by more than one or two hotel properties, and the value of your investment may vary more widely with the performance of specific properties. There is a greater risk that you will lose money in your investment if we cannot diversify our portfolio of mortgage loans by geographic location and number of loans.

•

Until the proceeds from this offering are invested and generating operating cash flow sufficient to make distributions to our Stockholders, we may pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow, which may constitute a return of your capital, reduce the amount of capital we ultimately invest in properties, and adversely affect the value of your investment.

•

If we fail to continue to qualify as a REIT for U.S. federal income tax purposes, our operations and ability to make distributions to our Stockholders would be adversely affected.

•

We are dependent on our Advisor to select investments. Adverse changes in the financial condition of our Advisor or our relationship with our Advisor could adversely affect us.

•

We will pay substantial fees and expenses to our Advisor, its Affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment.

•

Our Board of Directors has the authority to designate and issue one or more classes or series of preferred stock without Stockholder approval, with rights and preferences senior to the rights of holders of Common Stock, including rights to payment of distributions. If we issue any shares of preferred stock, the amount of funds available for the payment of distributions on the Common Stock could be reduced or eliminated.

•

We may be deemed to be an investment company under the Investment Company Act of 1940 (the “Investment Company Act”) and thus subject to regulation under the Investment Company Act.

Before you invest in us, you should carefully read and consider the more detailed Risk Factors section of this Prospectus.

The Offering

Common Stock Offered by us	6,000,000 shares of Common Stock
Common Stock to be outstanding after this Offering	6,085,000 shares of Common Stock
Minimum Investor Purchase	The minimum investor purchase is 250 shares ($2,500).
Use of Proceeds

We intend to invest the net proceeds of this offering in first mortgage loans. We expect that our initial focus will be on originating first mortgage loans secured by limited service, extended stay hotels located near medical centers, government facilities, universities and large concentrations of office space. Primarily we will be originating loans secured by hotels with franchises from Starwood, Marriott, Hilton, Hyatt, Intercontinental Hotel Group (IHG) and other nationally recognized brands. Until appropriate loan origination opportunities can be identified, our Advisor may invest these funds in interest-bearing short-term investments, including Agency RMBS, AAA-rated CMBS and money market accounts and/or funds that are consistent with our intention to qualify as a REIT. These types of initial investments, if purchased, are expected to provide a lower net return than we will seek to achieve from investments in our target assets. See “Use of Proceeds.”

Distribution Policy

We intend to make regular quarterly distributions to holders of our Common Stock. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its taxable income. We generally intend over time to pay quarterly distributions in an amount equal to our taxable income. We plan to pay our first distribution in respect of the period from the earlier of (i) the conclusion of this offering through the end of the next quarter, which may be prior to the time that we have fully invested the net proceeds from this offering in investments in our target assets or (ii) the first calendar quarter after the calendar month in which we originate our first mortgage. Prior to the time we have fully used the net proceeds of this offering to originate mortgage loans we may fund our quarterly distributions out of such net proceeds.

Any distributions we make to our Stockholders will be at the discretion of our Board of Directors and will depend upon, among other things, our actual results of operations and liquidity. These results and our ability to pay distributions will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. For more information, see “Distribution Policy.”

Ownership and transfer restrictions

To assist us in complying with limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code and for other purposes, our charter generally prohibits, among other prohibitions, any Stockholder from beneficially or constructively owning more than 9.8% by value of our outstanding capital stock, or 9.8% by value or number of shares, whichever is more restrictive, of our Common Stock. See “Description of Securities.”

Investment and Distribution Policy

We intend to seek to preserve capital and maximize Stockholder value by originating, holding and servicing first mortgage loans on real estate. Our primary lending focus will be limited service, extended stay hotels developed, constructed and owned by an Affiliate of our Advisor and located near demand drivers such as medical centers, government facilities, universities and large concentrations of office space. However, we may under certain circumstances originate loans to unaffiliated third parties.

We intend to make regular quarterly distributions to holders of our Common Stock. We plan to pay our first distribution in respect of the period from the earlier of (i) the conclusion of this offering through the end of the next quarter, which may be prior to the time that we have fully invested the net proceeds from this offering in investments in our target assets or (ii) the first calendar quarter after the calendar month in which we originate our first mortgage. Prior to the time we have fully used the net proceeds of this offering to originate mortgage loans, we may fund our quarterly distributions out of such net proceeds.

U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its REIT taxable income. We generally intend over time to pay quarterly distributions in an amount equal to our REIT taxable income.

Policy With Respect to Leverage

We will not, in the ordinary course of our business borrow money to increase our level of investments. However, we may, from time to time, borrow limited amounts of money for short term working capital purposes.

Estimated Use of Proceeds

We are offering 6,000,000 shares of our Common Stock at the anticipated public offering price of $10.00 per share. We estimate that the net proceeds we will receive from selling Common Stock in this offering will be approximately $54 million, after deducting the offering and organization costs of up to $6.0 million payable by us at closing.

We plan to use all the net proceeds from this offering to originate first mortgage loans in accordance with our objectives and strategies described in this prospectus. See “Business” and “Investment Objectives and Strategy.”

Until appropriate target assets can be identified, our Advisor may invest the net proceeds from this offering in interest-bearing short-term investments, including Agency RMBS, AAA-rated CMBS and money market accounts, which are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we will seek to achieve from our loan transactions. Prior to the time we have fully used the net proceeds of this offering to originate mortgage loans we may fund our quarterly distributions out of such net proceeds.

Investment Company Act Considerations

We intend to conduct our operations so that neither we nor our subsidiaries are required to register as investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We plan to originate whole mortgages. Mortgages are deemed securities for Investment Company Act purposes and more than 40% of our assets will, consequently, be securities. But entities that meet the standards set forth in Section 3(c)(5)(C) of the Investment Company Act are excepted from the definition of an investment company. Section 3(c)(5)(C) is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exception generally requires that, for purposes of Section 3(c)(5)(C), at least 55% of a portfolio be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets). What we buy and sell is therefore limited to these criteria.

We expect that substantially all of our assets will consist of whole mortgages we originate and thereby meet the standard set forth in Section 3(c)(5)(C). We may invest in bridge loans, construction loans, or mortgage loan participations that also meet the parameters of Section 3(c)(5)(C) based on no-action letters issued by the SEC staff and other SEC interpretive guidance. Although we intend to monitor our portfolio periodically and prior to each investment acquisition and disposition, there can be no assurance that we will be able to maintain this exemption from registration.

Should we determine to invest in assets other than mortgages we originate or assets that do not meet the parameters of Section 3(c)(5)(C), which we have no present intention to do, qualification for exemption from registration under the Investment Company Act will limit our ability to make these other investments. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

Risk Factors

An investment in our Common Stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our Common Stock. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition. These risks could cause the value of our Common Stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Related to an Investment in Medical Hospitality Group, Inc.

Except as described herein, we have no prior operating history or established financing sources.

Except as described in this prospectus, we have no operating history. We were incorporated on January 18, 2011. We have limited investments in real estate or otherwise. Although members of our Advisor’s management have significant experience in the acquisition, finance, management, development and construction of all forms of commercial real estate, notably in connection with hotels, the prior performance of real estate investment programs sponsored, real estate development projects completed or hotel loans originated by Affiliates and/or employers of our Advisor’s management may not be indicative of our future results.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we must, among other things:

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identify and acquire investments that further our investment strategies;

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increase awareness of the Medical Hospitality Group, Inc. name within the investment products market;

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expand and maintain our network of licensed securities brokers and other agents;

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attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

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respond to competition for our targeted real estate properties and other investments as well as for potential investors; and

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continue to build and expand our operations structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

We are a “blind pool.” As of the date of this Prospectus, we have not originated any first mortgage loans nor made any first mortgage loan commitments to invest the net proceeds we will receive from this offering. You will not have the opportunity to evaluate any of our investments before we make them, which makes an investment in us more speculative.

We are a “blind pool” offering because we currently have not made any first mortgage loans and we have not identified any potential loans to make with the offering proceeds and we have no operating history or established funding sources.

Therefore, you will be unable to evaluate the manner in which the net proceeds are invested. Except for investors who purchase shares in this offering after such time as this prospectus is supplemented to describe one or more investments, we will not provide you with information to evaluate our investments prior to our origination of loans. We will seek to invest substantially all of the net offering proceeds available for investment, after the payment of fees and expenses, in the origination of first lien mortgage loans secured by hotel properties developed and owned by Affiliates of our Advisor. We will originate loans secured by properties located only in the continental United States. In addition, we may make or invest in construction loans, first mortgage loans on completed properties, bridge loans or participations therein secured by hotels if our Board of Directors determines that such investments are advantageous to us. We have established policies relating to our lending activities, but our Board of Directors will have wide discretion in implementing these policies, and you will not have the opportunity to evaluate potential loans or borrowers individually. For a more detailed discussion of our lending policies, see the “Investment Objectives and Strategy” section of this prospectus.

There is no public trading market for our shares and there may never be one; therefore, it will be difficult for you to sell your shares.

Our shares of Common Stock are newly-issued securities for which there is no established trading market. We intend to cause our Common Stock to be approved for trading in the over the counter market or a national exchange as soon as practicable. However, there can be no assurance that an active trading market for our Common Stock will develop, or if one develops, be maintained. Accordingly, no assurance can be given as to the ability of our Stockholders to sell their Common Stock or the price that our Stockholders may obtain for their Common Stock.

If we are unable to raise substantial funds, we will be limited in the number and type of mortgage loans we may make, the value of your investment in us will fluctuate with the performance of the specific mortgage loans we make.

This offering is being made on a best efforts basis, whereby the brokers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly geographically diversified loan portfolio. If we are unable to raise substantial proceeds in this offering, we will make fewer investments resulting in less diversification in terms of the number of loans made and the geographic regions in which hotels securing our loans are located. In such event, the likelihood of our profitability being affected by the performance of any one of our mortgage loans will increase. If we only are able to make a few mortgage loan investments, we would not achieve meaningful asset diversification. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our financial condition and ability to pay distributions could be adversely affected.

Our authorized but unissued shares of common and preferred stock may prevent a change in our control.

Our charter authorizes us to issue additional authorized but unissued shares of common or preferred stock. In addition, our Board of Directors may, without Stockholder approval, amend our charter to increase the aggregate number of our shares of stock or the number of shares of stock of any class or series that we have authority to issue and classify or reclassify any unissued shares of common or preferred stock and set the preferences, rights and other terms of the classified or reclassified shares. As a result, our Board of Directors may establish a series of shares of common or preferred stock that could delay or prevent a transaction or a change in control that might involve a premium price for our shares of Common Stock or otherwise be in the best interest of our Stockholders.

Your interest in us will be diluted if we issue or offer additional shares.

Existing Stockholders and potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Our charter currently authorizes us to issue up to 60,000,000 shares of stock, of which 50,000,000 shares are designated as Common Stock and 10,000,000 shares are designated as Preferred Shares.

Subject to any limitations set forth under Maryland law, our Board of Directors may increase the number of authorized shares of stock, increase or decrease the number of shares of any class or series of stock designated, or reclassify any unissued shares without the necessity of obtaining Stockholder approval. All of such shares may be issued in the discretion of our Board of Directors. Existing Stockholders and investors purchasing shares in this offering likely will suffer dilution of their equity investment in us, in the event that we (a) sell shares in this offering or sell additional shares in the future, including those issued pursuant to follow-on offerings, (b) sell securities that are convertible into shares of our Common Stock, (c) issue shares of our Common Stock in a private offering of securities to institutional investors, (d) issue shares to our Advisor, its successors or assigns, in payment of an outstanding fee obligation as set forth under our Advisory Agreement, (e) issue shares to new investors after we have made distributions in excess of earnings or (f) issue shares of our Common Stock to sellers of properties acquired by us. To the extent we issue additional equity interests after you purchase shares of our Common Stock in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our real properties and other real estate-related assets, you may also experience dilution in the book value and fair market value of your shares. Because of these and other reasons described in this “Risk Factors” section, you should not expect to be able to own a significant percentage of our shares.

 Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we become an unregistered investment company, we could not continue our business.

Neither we nor, should we decide to form them any wholly owned or majority owned subsidiaries, intend to register as an investment company under the Investment Company Act. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

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limitations on capital structure;

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restrictions on specified investments;

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prohibitions on transactions with affiliates; and

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compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We plan to originate whole mortgages. Mortgages are deemed securities for Investment Company Act purposes and more than 40% of our assets will, consequently, be securities. But entities that meet the standards set forth in Section 3(c)(5)(C) of the Investment Company Act are excepted from the definition of an investment company. Section 3(c)(5)(C) is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exception generally requires that, for purposes of Section 3(c)(5)(C), at least 55% of a portfolio be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets). What we buy and sell is therefore limited to these criteria.

We expect that substantially all of our assets will consist of whole mortgages we originate and thereby meet the standard set forth in Section 3(c)(5)(C). We may invest in bridge loans, construction loans, or mortgage loan participations that also meet the parameters of Section 3(c)(5)(C) based on no-action letters issued by the SEC staff and other SEC interpretive guidance. Although we intend to monitor our portfolio periodically and prior to each investment acquisition and disposition, there can be no assurance that we will be able to maintain this exemption from registration.

Existing no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Although we do not anticipate engaging in a broad spectrum of mortgage lending activities, pursuant to this guidance, and depending on the characteristics of the specific investments, certain mortgage loans, bridge loans, construction loans, and participations in mortgage loans may not, for purposes of Section 3(c)(5)(C), constitute qualifying real estate investments and therefore investments in these types of assets may be limited. No assurance can be given that the SEC will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC staff may cause us to lose our exclusion from registration or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully. See “Operating and Regulatory Structure – 1940 Act Exemption.”

To ensure that we are not required to register as an investment company, we may be unable to acquire or to sell assets that we would otherwise want to sell and may need to acquire or to sell assets that we would otherwise wish to retain. In addition, we may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests that we would otherwise want to acquire. Although we intend to monitor our portfolio periodically and prior to each acquisition and disposition, we may not be able to maintain an exclusion from registration as an investment company. If we are required to register as an investment company but fail to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate us. For more information on issues related to compliance with the Investment Company Act, see “Operating and Regulatory Structure – 1940 Act Exemption.”

Our rights and the rights of our Stockholders to take action against our Directors and officers are limited, which could limit your recourse in the event of actions not in your best interests.

Maryland law permits us to include in our charter a provision limiting the liability of our Directors and officers to our Stockholders and us for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) an action committed in bad faith or active and deliberate dishonesty that is material to the cause of action.

Our charter requires us to indemnify our Directors and officers for actions taken by them in those capacities to the maximum extent permitted by Maryland law in the defense of any proceeding to which he or she is made a party by reason of his or her service to us. In addition, we may be obligated to fund the defense costs incurred by our Directors and officers. As a result, we and our Stockholders may have more limited rights against our Directors and officers than might otherwise exist absent the current provisions in our charter or that might exist with other companies.

 Our bylaws contain provisions that make removal of our Directors difficult, which could make it difficult for our Stockholders to effect changes to our management.

Our bylaws provide that a Director may be removed upon the affirmative vote of a majority of the Stockholders. Vacancies may be filled by a majority of the remaining Directors, even though such majority may not constitute a quorum. These requirements make it more difficult to change our management by removing and replacing Directors and may prevent a change in control of our company that is in the best interests of our Stockholders.

 Ownership limitations may restrict change of control or business combination opportunities in which our Stockholders might receive a premium for their shares.

In order for us to qualify as a REIT for each taxable year after 2012, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. “Individuals” for this purpose include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. To preserve our REIT qualification, our charter generally prohibits any person from directly or indirectly owning more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our Common Stock. This ownership limitation could have the effect of discouraging a takeover or other transaction in which holders of our Common Stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

You are bound by the majority vote on matters on which you are entitled to vote, and therefore, your vote on a particular matter may be superseded by the vote of others.

You may vote on certain matters at any annual or special meeting of Stockholders, including the election of Directors. However, you will be bound by the majority vote on matters requiring approval of a majority of the Stockholders even if you do not vote with the majority on any such matter.

Our Board of Directors may change our investment policies without Stockholder approval, which could alter the nature of your investments.

Our charter requires that our Independent Directors review our investment policies at least annually to determine that the policies we are following are in the best interests of the Stockholders. These policies may change over time. The methods of implementing our investment policies may also vary, as new real estate development trends emerge and new investment techniques are developed. Our investment policies and investment restrictions may be changed by resolution of the Board of Directors with approval of a majority of our Stockholders.  Generally, the methods of implementation of our investment policies and investment restrictions, and our other objectives, policies and procedures may be altered by our Board of Directors without the approval of our Stockholders. As a result, the nature of your investment could change without your consent.

We may be unable to pay or maintain cash distributions or increase distributions over time.

We are generally required to distribute to our Stockholders at least 90% of our taxable income each year for us to qualify as a REIT under the Internal Revenue Code, which requirement we currently intend to satisfy through periodic distributions of all or substantially all of our REIT taxable income in such year, subject to certain adjustments. We have not established a minimum distribution payment level and our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this prospectus. All distributions will be made at the discretion of our Board of Directors and will depend on our earnings, our financial condition, debt covenants, maintenance of our REIT qualification and other factors as our Board of Directors may deem relevant from time to time. We believe that a change in any one of the following factors could adversely affect our results of operations and impair our ability to pay distributions to our Stockholders:

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the profitability of the investment of the net proceeds of this offering;

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our ability to make profitable investments;

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margin calls or other expenses that reduce our cash flow;

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defaults in our asset portfolio or decreases in the value of our portfolio; and

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the fact that anticipated revenues and operating expense levels may not prove accurate, as actual results may vary from estimates.

As a result, no assurance can be given that we will be able to make distributions to our Stockholders at any time in the future or that the level of any distributions we do make to our Stockholders will achieve a market yield on invested capital or increase or even be maintained over time, any of which could materially and adversely affect us.

We cannot give any assurance that interest from the mortgage loans we make will increase, that any securities we buy will increase in value or provide constant or increased distributions over time, or that future acquisitions of construction loans, first mortgage loans on completed properties or bridge loans or any investments in securities will increase our cash available for distributions to Stockholders. Our actual results may differ significantly from the assumptions used by our Board of Directors in establishing the distribution rate to Stockholders. We may not have sufficient legally available cash from operations to make a distribution required to qualify for or maintain our REIT status. We may increase borrowing or use proceeds from this offering to make distributions, each of which could be deemed to be a return of your capital. We may make distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow. Any such distributions will constitute a return of capital and may reduce the amount of capital we ultimately invest in properties and negatively impact the value of your investment. For a description of the factors that can affect the availability and timing of cash distributions to Stockholders, see the section of this prospectus captioned “Distribution Policy.”

In addition, distributions that we make to our Stockholders will generally be taxable to our Stockholders as ordinary income. However, a portion of our distributions may be designated by us as long-term capital gains to the extent that they are attributable to capital gain income recognized by us or may constitute a return of capital to the extent that they exceed our earnings and profits as determined for tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a Stockholder’s investment in our Common Stock.

Future offerings of debt or equity securities, which would rank senior to our Common Stock, may adversely affect the market price of our Common Stock.

 If we decide to issue debt or equity securities in the future, which would rank senior to our Common Stock, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our Common Stock and may result in dilution to owners of our Common Stock. We and, indirectly, our Stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of our Common Stock will bear the risk of our future offerings reducing the market price of our Common Stock and diluting the value of their stock holdings in us.

Certain provisions of Maryland law could inhibit changes in control.

Certain provisions of the Maryland General Corporation Law, or the MGCL, may have the effect of deterring a third party from making a proposal to acquire us or of impeding a change in control under circumstances that otherwise could provide the holders of our Common Stock with the opportunity to realize a premium over the then-prevailing market price of our Common Stock. We are subject to the “business combination” provisions of the MGCL that, subject to limitations, prohibit certain business combinations (including a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of our then outstanding voting capital stock or an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of our then outstanding voting capital stock) or an affiliate thereof for five years after the most recent date on which the Stockholder becomes an interested stockholder. After the five-year prohibition, any business combination between us and an interested stockholder generally must be recommended by our Board of Directors and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of our voting capital stock and (2) two-thirds of the votes entitled to be cast by holders of voting capital stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if our Common Stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a Board of Directors prior to the time that the interested stockholder becomes an interested stockholder.

The “control share” provisions of the MGCL provide that “control shares” of a Maryland corporation (defined as shares which, when aggregated with other shares controlled by the Stockholder (except solely by virtue of a revocable proxy), entitle the Stockholder to exercise one of three increasing ranges of voting power in electing Directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of “control shares”) have no voting rights except to the extent approved by our Stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding votes entitled to be cast by the acquiror of control shares, our officers and our personnel who are also our Directors. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

The “unsolicited takeover” provisions of the MGCL permit our Board of Directors, without Stockholder approval and regardless of what is currently provided in our charter or Bylaws, to implement takeover defenses, some of which (for example, a classified Board of Directors) we do not yet have. These provisions may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change in control of us under the circumstances that otherwise could provide the holders of shares of Common Stock with the opportunity to realize a premium over the then current market price.

Our rights and the rights of our Stockholders to recover claims against our officers, Directors and our Advisor are limited, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a Director has no liability in that capacity if he or she performs his or her duties in good faith and he or she not allow his or her personal interest to prevail over that of the corporation, in a manner he or she reasonably believes to be in the corporation’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, subject to certain limitations set forth therein or under Maryland law, our charter provides that no Director or officer will be liable to us or our Stockholders for monetary damages and requires us to indemnify our Directors, officers and Advisor and our Advisor’s Affiliates and permits us to indemnify our employees and agents. However, as required by the NASAA REIT Guidelines, our charter provides that we may not indemnify a Director, our Advisor or an Affiliate of our Advisor for any loss or liability suffered by any of them or hold harmless such indemnitee for any loss or liability suffered by us unless: (1) the indemnitee determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests, (2) the indemnitee was acting on behalf of or performing services for us, (3) the liability or loss was not the result of (A) negligence or misconduct, in the case of a Director (other than an Independent Director), the Advisor or an Affiliate of the Advisor, or (B) gross negligence or willful misconduct, in the case of an Independent Director, and (4) the indemnification or agreement to hold harmless is recoverable only out of our Net Assets and not from our Stockholders. Although our charter does not allow us to indemnify or hold harmless an indemnitee to a greater extent than permitted under Maryland law and the NASAA REIT Guidelines, we and our Stockholders may have more limited rights against our Directors, officers, employees and agents, and our Advisor and its Affiliates, than might otherwise exist under common law, which could reduce your and our recovery against them. In addition, we may be obligated to fund the defense costs incurred by our Directors, officers, employees and agents or our Advisor and its Affiliates in some cases which would decrease the cash otherwise available for distribution to you. See the section captioned “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” elsewhere herein.

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired and may limit your ability to exit the investment.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

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any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or

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an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation.

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A person is not an interested stockholder under the statute if the Board of Directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the Board of Directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the Board of Directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the Board of Directors of the corporation and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s Common Stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The business combination statute permits various exemptions from its provisions, including business combinations that are exempted by the Board of Directors prior to the time that the interested stockholder becomes an interested stockholder. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

If you do not agree with the decisions of our Board of Directors, you only have limited control over changes in our policies and operations and may not be able to change such policies and operations.

Our Board of Directors determines our major policies, including our policies regarding investments, financing, growth, debt capitalization, REIT qualification and distributions. Our Board of Directors may amend or revise these and other policies without a vote of the Stockholders except to the extent that such policies are set forth in our charter. Under the Maryland General Corporation Law and our charter, our Stockholders have a right to vote only on the following:

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the election or removal of Directors;

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an amendment of our charter;

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a resolution by the Board of Directors to amend the charter to adversely affect the rights, preferences and privileges of the Common Stockholders;

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a resolution by the Board of Directors to amend charter provisions relating to Director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

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our liquidation or dissolution other than before the initial investment in property;

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the sale of all or substantially all of our assets other than in the ordinary course of our business; and

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a merger or other reorganization.

All other matters are subject to the discretion of our Board of Directors.

Risks and Conflicts of Interest with Advisor

We are dependent on our Advisor and our success will depend to a significant extent on our Advisor.

We are dependent on our Advisor, Medical Hospitality Capital Markets Group, LLC, and their key personnel, who provide services to us pursuant to the Advisory Agreement. We may not find a suitable replacement for our Advisor if the Advisory Agreement is terminated or for these key personnel if they leave Medical Hospitality Capital Markets Group, LLC or otherwise become unavailable to us.

Our Advisor has significant discretion as to the implementation of our investment and operating policies and strategies. Accordingly, we believe that our success will depend to a significant extent upon the efforts, experience, diligence, skill and network of business contacts of the officers and key personnel of our Advisor. The officers and key personnel of our Advisor will evaluate, negotiate, close and monitor our loan portfolio; therefore, our success will depend on their continued service. The departure of any of the officers or key personnel of our Advisor could have a material adverse effect on our performance.

Our Advisor is not obligated to dedicate any specific personnel exclusively to us. As a result, these individuals may not always be able to devote sufficient time to the management of our business. Further, when there are turbulent conditions in the real estate markets or distress in the credit markets, the attention of our Advisor’s personnel and our executive officers and the resources of Medical Hospitality Capital Markets Group, LLC may also be required by other investment entities or real estate projects. In such situations, we may not receive the level of support and assistance that we may receive if we were internally managed.

In addition, we offer no assurance that our Advisor will remain our Advisor or that we will continue to have access to our Advisor’s officers and key personnel. The initial term of our agreement with our Advisor only extends until the first anniversary of the conclusion of this offering, with automatic one-year renewals thereafter. If the Advisory Agreement is terminated and no suitable replacement is found to provide Advisory services to us, we may not be able to execute our business plan.

There are various conflicts of interest in our relationship with our Advisor which could result in decisions that are not in the best interests of our Stockholders.

We are subject to conflicts of interest arising out of our relationship with our Advisor. Specifically, Mr. Brown, our chief executive officer and the chairman of our Board of Directors may become an executive of other real estate investment funds and may participate as owner, investor or otherwise be involved in other real estate investment projects. Our Advisor, Mr. Brown and other executive officers may have conflicts between their duties to us and their duties to, and interests in, such other investment funds and/or projects.

We will originate mortgages secured by properties owned primarily by Affiliates of Medical Hospitality Capital Markets Group, LLC. Medical Hospitality Capital Markets Group, LLC may have conflicts of interest with respect to these loans. In addition, Medical Hospitality Capital Markets Group, LLC may face a conflict in structuring the terms of the loan between our interests and the interest of the Affiliated borrower and in closing the loan. Since Medical Hospitality Capital Markets Group, LLC and its Affiliates will control both the borrower and, to a significant extent, us, agreements and transactions with respect to such mortgage loans will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated lenders and borrowers, which may result in the borrower receiving benefits greater than the benefits that we receive.

We will pay our Advisor asset management fees regardless of the performance of our portfolio. Our Advisor’s entitlement to a base management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. This in turn could hurt both our ability to make distributions to our Stockholders and the market price of our Common Stock.

The agreement with our Advisor was not negotiated on an arm’s-length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party and may be costly and difficult to terminate.

Our Advisory Agreement with our Advisor was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

Our Advisor is only contractually committed to serve us until the first anniversary of the conclusion of this offering. Thereafter, the Advisory Agreement is renewable for one-year terms; provided, however, that our Advisor may terminate the Advisory Agreement annually upon 30 days prior notice. If the Advisory Agreement is terminated and no suitable replacement is found to manage us, we may not be able to execute our business plan.

Pursuant to the Advisory Agreement, our Advisor will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our Board of Directors in following or declining to follow its advice or recommendations. Under the terms of the Advisory Agreement, our Advisor, its officers, members, personnel, any person controlling or controlled by our Advisor and any person providing sub-Advisory services to our Advisor will not be liable to us, any subsidiary of ours, our Directors, our Stockholders or any subsidiary’s Stockholders or partners for acts or omissions performed in accordance with and pursuant to the Advisory Agreement, except because of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the Advisory Agreement. In addition, we have agreed to indemnify our Advisor, its officers, Stockholders, members, Advisors, Directors, personnel, any person controlling or controlled by our Advisor and any person providing sub-Advisory services to our Advisor with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of our Advisor not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the Advisory Agreement.

If our Advisor loses or is unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered, which could adversely affect our ability to make distributions and the value of your investment.

Our success depends to a significant degree upon the contributions of certain of our executive officers and other key personnel of our Advisor, including Billy L. Brown, who would be difficult to replace. Our Advisor does not have an employment agreement with any of these key personnel and we cannot guarantee that all, or any particular one, will remain affiliated with us and/or our Advisor. If any of our key personnel were to cease their affiliation with our Advisor, our operating results could suffer. We intend to acquire and maintain separate key man life insurance policies on Mr. Brown and Mr. Moore. We believe that our future success depends, in large part, upon our Advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our Advisor will be successful in attracting and retaining such skilled personnel. If our Advisor loses or is unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

The conflicts of interest policy we will adopt may not adequately address all of the conflicts of interest that may arise with respect to our investment activities and also may limit the allocation of investments to us.

In order to avoid any actual or perceived conflicts of interest with our Advisor we will adopt a conflicts of interest policy prior to the initial closing of this offering to specifically address some of the conflicts relating to our investment opportunities. Although under this policy the approval of a majority of our Independent Directors will be required to approve (i) any purchase of our assets by any parties Affiliated with our Advisor and (ii) any purchase by us of any assets from any parties Affiliated with our Advisor, there is no assurance that this policy will be adequate to address all of the conflicts that may arise or will address such conflicts in a manner that results in the allocation of a particular investment opportunity to us or is otherwise favorable to us. In addition, investment funds affiliated with our Advisor may in the future, participate in some of our investments, possibly at a more senior level in the capital structure of the underlying borrower and related real estate than our investment. Our interests in such investments may also conflict with the interests of these funds in the event of a default or restructuring of the investment. Participating investments will not be the result of arm’s length negotiations and will involve potential conflicts between our interests and those of the other participating funds in obtaining favorable terms. Since our Advisor may control those potential future transactions, the same personnel may determine the price and terms for the investments for both us and these funds and there can be no assurance that any procedural protections, such as obtaining market prices or other reliable indicators of fair market value, will prevent the consideration we pay for these investments from exceeding their fair market value or ensure that we receive terms for a particular investment opportunity that are as favorable as those available from an independent third party.

Medical Hospitality Capital Markets Group, LLC and its officers and employees and certain of our key personnel face competing demands relating to their time, and this may cause our operating results to suffer.

Medical Hospitality Capital Markets Group, LLC and its officers and employees and certain of our key personnel and their respective Affiliates are key personnel, general partners and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to ours and may have other business interests as well. Because these persons have competing demands on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. Mr. Moore and all of our executive officers will spend at least a majority of their time involved in our operations. However, during times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than is necessary or appropriate. If this occurs, the returns on our investments may suffer.

Payment of fees to Medical Hospitality Capital Markets Group, LLC and its Affiliates reduces cash available for investment and distribution.

Medical Hospitality Capital Markets Group, LLC and its Affiliates will perform services for us in connection with the selection and acquisition of our investments, and the origination and servicing of our mortgage or bridge loans, if any, and the administration of our other investments. They are paid an asset management fee for these services, which reduces the amount of cash available for investment in mortgage loans or distribution to Stockholders. For a more detailed discussion of the fees payable to such entities in respect of this offering, see the “Our Advisor, Advisory Agreement and Advisor Compensation” section of this prospectus.

Risks related to our Lending

We may suffer from delays in locating suitable investments, which could adversely affect our ability to make distributions and the value of your investment.

We could suffer from delays in locating suitable mortgage loan investments, particularly as a result of our reliance on our Advisor at times when management of our Advisor is simultaneously seeking to locate suitable investments for other affiliated programs. Delays we encounter in the origination of mortgages likely would adversely affect our ability to make distributions and the value of your overall returns. In such event, we may pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow, which may constitute a return of your capital. Distributions from the proceeds of this offering or from borrowings also could reduce the amount of capital we ultimately invest in mortgage loans. This, in turn, would reduce the value of your investment. If Medical Hospitality Capital Markets Group, LLC is unable to obtain suitable mortgage loan investments, we will hold the proceeds of this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade investments. If we cannot invest proceeds from this offering within a reasonable amount of time, or if our Board of Directors determines it is in the best interests of our Stockholders, we will return the uninvested proceeds to investors.

We may use a portion of the net proceeds from this offering to make periodic distributions, which would, among other things, reduce our cash available for investing.

 Prior to the time we have fully invested the net proceeds of this offering, we may fund our periodic distributions out of the net proceeds of these offerings, which would reduce the amount of cash we have available for investing and other purposes. The use of these net proceeds for distributions could be dilutive to our financial results. In addition, funding our distributions from our net proceeds may constitute a return of capital to our investors, which would have the effect of reducing each Stockholder’s basis in its shares of our Common Stock.

Our investments will be concentrated and will be subject to risk of default.

We intend to concentrate our portfolio in a limited number of investments in the manner described in this prospectus and we are not required to observe specific diversification criteria, except as may be set forth in the investment guidelines adopted by our Board of Directors. Therefore, our investments in our target assets will be concentrated in certain property types or secured by properties concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in any one region or type of asset, downturns relating generally to such region or type of asset may result in losses or defaults on a number of our mortgage loan investments within a short time period, which may reduce our Net Income and the value of our Common Stock and accordingly reduce our ability to pay dividends to our Stockholders.

We operate in a highly competitive market for loan opportunities and competition may limit our ability to originate desirable first mortgage loans and could also affect the pricing of these securities.

We operate in a highly competitive market for lending opportunities. Our profitability depends, in large part, on our ability to originate mortgage loans on a favorable basis. We will compete for lending opportunities with a variety of institutional investors, including other REITs, specialty finance companies, public and private funds (possibly including other funds managed by Medical Hospitality Capital Markets Group), commercial and investment banks, commercial finance and insurance companies and other financial institutions. Many of our competitors are substantially larger and have considerably greater financial, technical, marketing and other resources than we do. Several other mortgage REITs have recently raised, or are expected to raise, significant amounts of capital, and may have investment objectives that overlap with ours, which may create additional competition for lending opportunities. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us, such as funding from the U.S. Government, if we are not eligible to participate in programs established by the U.S. Government. Many of our competitors are not subject to the operating constraints associated with REIT tax compliance or maintenance of an exemption from the 1940 Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of lending opportunities and establish more relationships than us. Furthermore, competition for lending opportunities in our target assets may lead to more competitive loan pricing, which may further limit our ability to generate desired returns. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, desirable lending opportunities in our target assets may be limited in the future and we may not be able to take advantage of attractive opportunities from time to time, as we can provide no assurance that we will be able to identify and make loans that are consistent with our investment objectives.

We may experience a decline in the fair market value of the assets securing our loans.

A decline in the fair market value of the assets securing our loans may require us to recognize an “other-than-temporary” impairment against such assets under GAAP if we were to determine that, with respect to any loans in unrealized loss positions, we do not have the ability and intent to hold such assets to maturity or for a period of time sufficient to allow for recovery of the value of the underlying assets. If such a determination were to be made, we would recognize unrealized losses through earnings and write down the asset value of such loans to a new cost basis, based on the fair value of such assets on the date they are considered to be other-than-temporarily impaired. Such impairment charges reflect non-cash losses at the time of recognition; subsequent disposition or sale of such loans through foreclosure or otherwise could further affect our future losses or gains, as they are based on the difference between the sales price received and adjusted amortized cost of such loans at the time of sale.

 Liability relating to environmental matters may impact the value of properties that we may acquire upon foreclosure of the properties underlying our investments.

Under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances.

To the extent that an owner of a property underlying one of our debt investments becomes liable for removal costs, the ability of the owner to make payments to us may be reduced, which in turn may adversely affect the value of the relevant mortgage asset held by us (and the property secured thereby) and our ability to make distributions to our Stockholders.

Risks related to Real Estate Generally

Economic and regulatory changes may have an adverse impact on the real estate market in general and on our operating results.

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate lending market in general, and we cannot assure you that we will be profitable or that we will achieve stable income from the our real estate mortgage loans.

Our operating results are subject to risks generally incident to real estate lending, including:

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changes in general economic or local conditions;

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changes in supply of or demand for similar or competing properties in an area;

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changes in interest rates;

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borrower’s inability or unwillingness to pay principal and interest as agreed; and

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defaults and foreclosure of properties.

These and other risks may prevent us from being profitable or from realizing growth or maintaining the value of our real estate properties.

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

We will use proceeds from this offering to fund mortgages for the acquisition, construction and development of hotel properties. These acquisition, development and construction project loans will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups, and our borrower’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. If a builder selected by our borrower fails to perform, we may resort to legal action to rescind the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. We may incur additional risks when we make periodic progress payments or other advances to borrowers before they complete construction. These and other such factors can result in increased costs of a project or loss of our investment.

In addition, we will be subject to normal occupancy risks relating to newly constructed hotel projects. We also must rely on room rate and operating expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a loan amount and loan terms at the time we originate a mortgage loan on each property. If the projections are inaccurate, we may suffer losses of interest income and/or principal.

We may originate mortgages secured by unimproved real property. Repayment of loans from development of unimproved properties is also subject to risks associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. Although we intend to limit the amount of loans in unimproved property to property our borrowers intend to develop in a short time frame, your investment nevertheless may be subject to the risks associated with loans secured by unimproved real property.

If a borrower declares bankruptcy, we may be unable to collect interest and principal on our mortgage loans.

Any of our borrowers, or any guarantor of a borrower’s loan obligations to us, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar all efforts by us to collect pre-bankruptcy debts from these entities or their properties, unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently.

A borrower or loan guarantor bankruptcy could delay efforts to collect past due balances under the relevant mortgage loans, and could ultimately preclude full collection of these sums. Such an event could cause a decrease or cessation of principal and interest payments that would mean a reduction in our cash flow and the amount available for distributions to you.

Hotels securing our mortgage loans that have lower than anticipated occupancies or diminished room rates for a significant period of time could result in our borrower’s inability to make scheduled principal and interest payments, which could diminish the return on your investment.

A hotel property may experience reduced occupancy or diminished room rates. If either or both of these conditions continue for a long period of time, our borrowers may suffer reduced ability to pay us the principal and interest payments they are obligated to make under the terms of the loan agreements with us, which may result in less cash to be distributed to Stockholders.

Our borrowers may be unable to secure funds for future hotel improvements or capital needs, which could adversely impact their ability to pay principal and interest payments to us and therefore our ability to make cash distributions to you.

After hotels have been open and operating a number of years, they require substantial funds for improvements and refurbishments. We will use substantially all of this offering’s gross proceeds to originate loans on properties and pay various fees and expenses. Accordingly, if our borrowers need additional capital in the future to improve or maintain hotel properties we have made mortgage loans on or for any other reason, and they must rely on us to provide such financing we will have to obtain financing from other sources, such as cash flow from operations, borrowings, principal repayments or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot provide additional funding for capital improvements, the properties securing our loans may generate lower cash flows or decline in value, or both.

In the event of foreclosures on properties, we may not be able to sell such properties at a price equal to, or greater than, the loan amount and accrued unpaid interest, which may lead to a decrease in the value of our assets.

There can be no assurances that if we must foreclose one or more hotel properties we have made loans on in the event we are able to sell such property such sale may occur at a price less than the amount required to recover our loan balances and accrued unpaid interest on the loans.

Adverse economic conditions will negatively affect our returns and profitability.

Recent events, including geopolitical events, have exacerbated the general economic slowdown that has affected the nation as a whole and the local economies where our properties may be located. Economic weakness and higher unemployment, combined with higher costs, especially for energy, food and commodities, has put considerable pressure on consumer spending, which, along with the lack of available debt financing, has resulted in many U.S. companies experiencing poorer financial and operating performance over the past twelve months than in prior periods. As a result, this slowdown has reduced demand for hotel rooms, support for hotel room rates and hotel property values. Our operating results may be affected by the following market and economic challenges, which may result from a continued or exacerbated general economic slowdown experienced by the nation as a whole or by the local economics where our properties may be located:

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poor economic conditions may result in reduced occupancy and/or room rates for our borrowers;

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achieving target occupancies may require concessions or reduced room rates by our borrowers;

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increased insurance premiums may reduce funds available for debt service for our borrowers. They may not be able to increase room rates sufficiently to reflect any increased insurance premiums, which may adversely affect their ability to make timely mortgage payments to us.

A continuing environment of poor economic conditions could further weaken real estate markets. We do not know how long the slowdown will last, or when, or even if, real estate markets will return to more normal conditions. Since we cannot predict when real estate markets may recover, the value of the hotel properties securing our mortgage loans may decline if market conditions persist or worsen. Further, the results of operations for a property in any one period may not be indicative of results in future periods, and the long-term performance of such hotel property generally may not be comparable to, and cash flows may not be as predictable as, other properties owned by third parties of the same or similar character. The already weak conditions in the real estate markets could be further exacerbated by a deterioration of national or regional economic conditions. The property values and operations of the hotel properties securing our mortgage loans could be negatively affected to the extent that the current economic downturn is prolonged or becomes more severe.

If our borrowers suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits.

Material losses may occur in excess of insurance proceeds with respect to any property, as insurance may not be sufficient to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims. In these instances, our borrowers may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. They may not have adequate, or any, coverage for such losses. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government, and has been renewed until December 31, 2014. We cannot be certain how this act will impact our borrowers or what additional cost to us, if any, could result. If such an event damaged or destroyed one or more of our properties, we could lose both our invested capital and anticipated profits from such property.

Adverse geopolitical conditions may negatively affect our returns and profitability.

The United States’ armed conflict in various parts of the world could have a further impact on the financial stability of our borrowers and the financial results of the operation of hotel properties securing our mortgage loans. The consequences of any armed conflict are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business or your investment. More generally, any of these events could result in increased volatility in or damage to the United States and worldwide financial markets and economy. They also could result in higher energy costs and increased economic uncertainty in the United States or abroad. Adverse economic conditions could affect the ability of our borrowers to pay principal and/or interest, which could have a material adverse effect on our operating results and financial condition, as well as our ability to pay distributions to you.

U.S. Federal Income Tax Risks

Our failure to qualify or remain qualified as a REIT would subject us to U.S. federal income tax and potentially state and local tax, and would adversely affect our operations and the market price of our Common Stock.

We intend to elect and qualify to be taxed as a REIT commencing with our taxable year ending December 31, 2012. However, we may terminate our REIT qualification, if our Board of Directors determines that not qualifying as a REIT is in the best interests of our Stockholders, or inadvertently. Our qualification as a REIT depends upon our satisfaction of certain asset, income, organizational, distribution, Stockholder ownership and other requirements on a continuing basis. We currently intend to structure our activities in a manner designed to satisfy all the requirements for qualification as a REIT. However, the REIT qualification requirements are extremely complex and interpretation of the U.S. federal income tax laws governing qualification as a REIT is limited. Accordingly, we cannot be certain that we will be successful in operating so we can qualify or remain qualified as a REIT. Our ability to satisfy the asset tests depends on our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income or quarterly asset requirements also depends on our ability to successfully manage the composition of our income and assets on an ongoing basis. Accordingly, if certain of our operations were to be recharacterized by the IRS, such recharacterization could jeopardize our ability to satisfy all the requirements for qualification as a REIT. Furthermore, future legislative, judicial or administrative changes to the U.S. federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

For any year in which we do not qualify as a REIT, including any taxable year prior to the effective date of our REIT election or if we otherwise fail to qualify as a REIT for any taxable year, and we do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT qualification. Losing our REIT qualification would reduce our net earnings available for investment or distribution to Stockholders because of the additional tax liability. In addition, distributions to Stockholders would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Even if we qualify as a REIT, in certain circumstances, we may incur tax liabilities that would reduce our cash available for distribution to you.

Even if we qualify as a REIT, we may be subject to U.S. federal, state and local income taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Code) will be subject to a 100% tax. We may not make sufficient distributions to avoid excise taxes applicable to REITs. We also may decide to retain net capital gain we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our Stockholders would be treated as if they earned that income and paid the tax on it directly. However, Stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. We also may be subject to state and local taxes on our income or property, including franchise, payroll and transfer taxes, either directly or at the level of the other companies through which we indirectly own our assets, such as our taxable REIT subsidiaries, which are subject to full U.S. federal, state, local and foreign corporate-level income taxes. Any taxes we pay directly or indirectly will reduce our cash available for distribution to you.

To qualify as a REIT we must meet annual distribution requirements, which may force us to forgo otherwise attractive lending opportunities or borrow funds during unfavorable market conditions. This could delay or hinder our ability to meet our investment objectives and reduce your overall return.

In order to qualify as a REIT, we must distribute to our Stockholders at least 90% of our annual REIT taxable income (excluding net capital gain), determined without regard to the deduction for distributions paid.

We will be subject to U.S. federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (a) 85% of our ordinary income, (b) 95% of our capital gain net income and (c) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be used to originate loans and it is possible that we might be required to borrow funds, possibly at unfavorable rates, or sell assets to fund these distributions. Although we intend to make distributions sufficient to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes on our earnings while we qualify as a REIT, it is possible that we might not always be able to do so.

Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

For so long as we qualify as a REIT, our ability to dispose of property may be restricted to a substantial extent as a result of our REIT qualification. Under applicable provisions of the Code regarding prohibited transactions by REITs, while we qualify as a REIT, we will be subject to a 100% penalty tax on any gain recognized on the sale or other disposition of any property (other than foreclosure property) that we own, directly or through any subsidiary entity, but generally excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. While we qualify as a REIT, we intend to avoid the 100% prohibited transaction tax by (a) to the extent we choose to do any such activities, conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary (but such taxable REIT subsidiary will incur income taxes), (b) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary, will be treated as a prohibited transaction, or (c) structuring certain dispositions of our properties to comply with a prohibited transaction safe harbor available under the Code for properties held for at least two years. However, despite our present intention, no assurance can be given that any particular property we own, directly or through any subsidiary entity, but generally excluding a taxable REIT subsidiary, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

Taxable REIT subsidiaries are subject to corporate-level taxes and our dealings with taxable REIT subsidiaries may be subject to 100% excise tax.

A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a taxable REIT subsidiary. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries.

A taxable REIT subsidiary may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT, including gross income from operations pursuant to management contracts. We may use taxable REIT subsidiaries generally to hold properties for sale in the ordinary course of business or to hold assets or conduct activities that we cannot conduct directly as a REIT. A taxable REIT subsidiary will be subject to applicable U.S. federal, state, local and foreign income tax on its taxable income. In addition, the rules also impose a 100% excise tax on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s-length basis.

Our investments in certain debt instruments may cause us to recognize “phantom income” for U.S. federal income tax purposes even though no cash payments have been received on the debt instruments and certain modifications of such debt by us could cause the modified debt to not qualify as a good REIT asset, thereby jeopardizing our REIT qualification.

Our taxable income may substantially exceed our net income as determined based on GAAP, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may acquire assets, including debt securities requiring us to accrue original issue discount, or OID, or recognize market discount income, that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets referred to as “phantom income.” In addition, if a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income with the effect that we will recognize income but will not have a corresponding amount of cash available for distribution to our Stockholders.

As a result of the foregoing, we may generate less cash flow than taxable income in a particular year and find it difficult or impossible to meet the REIT distribution requirements in certain circumstances. In such circumstances, we may be required to (a) sell assets in adverse market conditions, (b) borrow on unfavorable terms, (c) distribute amounts that would otherwise be used for future acquisitions or used to repay debt, or (d) make a taxable distribution of our shares of  Common Stock as part of a distribution in which Stockholders may elect to receive shares of Common Stock or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with the REIT distribution requirements.

Moreover, we may acquire distressed debt investments that require subsequent modification by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt taxable exchange with the borrower. This deemed reissuance may prevent the modified debt from qualifying as a good REIT asset if the underlying security has declined in value and would cause us to recognize income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt.

We may choose to make distributions of our Common Stock, in which case you may be required to pay income taxes in excess of the cash dividends you receive.

In connection with our qualification as a REIT, we are required to annually distribute at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP) to our Stockholders, determined without regard to the deduction for dividends paid and excluding any net capital gain. In order to satisfy this requirement, we may distribute taxable dividends that are payable in cash and Common Stock at the election of each Stockholder. Under IRS Revenue Procedure 2010-12, up to 90% of a REIT’s taxable dividend with respect to the taxable years 2010and 2011could be payable in such REIT’s stock. To the extent such Revenue Procedure is extended to apply or a similar Revenue Procedure is issued which applies to taxable years after 2011 and we are able to take advantage of the provisions of any such Revenue Procedure and actually distribute taxable dividends payable in our Common Stock, taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current or accumulated earnings and profits for U.S. federal income tax purposes. As a result, U.S. Stockholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. Accordingly, U.S. Stockholders receiving a distribution of our  Common Stock may be required to sell shares received in such distribution or may be required to sell other stock or assets owned by them, at a time that may be disadvantageous, in order to satisfy any tax imposed on such distribution. If a U.S. Stockholder sells the Common Stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our Common Stock at the time of the sale. Furthermore, with respect to certain non-U.S. Stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in Common Stock, by withholding or disposing of part of the shares in such distribution and using the proceeds of such disposition to satisfy the withholding tax imposed. In addition, if a significant number of our Stockholders determine to sell Common Stock in order to pay taxes owed on dividends, such sale may put downward pressure on the trading price of our Common Stock.

Further, since Revenue Procedure 2010-12 applies only to taxable dividends payable by a REIT in a combination of cash and stock with respect to the taxable years 2010 and 2011, it is unclear whether and to what extent we will be able to pay taxable dividends in cash and stock in later years. Moreover, various tax aspects of such a taxable cash/stock dividend are uncertain and have not yet been addressed by the IRS. No assurance can be given that the IRS will not impose additional requirements in the future with respect to taxable cash/stock dividends, including on a retroactive basis, or assert that the requirements for such taxable cash/stock dividends have not been met.

The taxation of distributions to our Stockholders can be complex; however, distributions that we make to our Stockholders generally will be taxable as ordinary income.

Distributions that we make to our taxable Stockholders out of current and accumulated earnings and profits (and not designated as capital gain dividends, or, for tax years beginning before January 1, 2013 unless otherwise extended by new legislation, qualified dividend income) generally will be taxable as ordinary income. However, a portion of our distributions may (1) be designated by us as capital gain dividends generally taxable as long-term capital gain to the extent that they are attributable to net capital gain recognized by us, (2) be designated by us, for taxable years beginning before January 1, 2013 unless otherwise extended by new legislation, as qualified dividend income generally to the extent they are attributable to dividends we receive from taxable REIT subsidiaries and certain other sources, or (3) constitute a return of capital generally to the extent that they exceed our accumulated earnings and profits as determined for U.S. federal income tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a Stockholder’s investment in Common Stock.

Dividends payable by REITs generally do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to qualified dividend income payable to U.S. Stockholders that are individuals, trusts and estates has been reduced to 15% for tax years beginning before January 1, 2013 unless otherwise extended by new legislation. Dividends payable by REITs, however, generally are not eligible for the reduced rates and continue to be subject to tax at rates applicable to ordinary income, which are as high as 35% through 2012 and, in the absence of legislative action, as high as 39.6% starting in 2013. Although these rules do not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including Common Stock.

If we were considered to actually or constructively pay a “preferential dividend” to certain of our Stockholders, our status as a REIT could be adversely affected.

In order to qualify as a REIT, we must annually distribute to our Stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in our organizational documents. Currently, there is uncertainty as to the IRS’s position regarding whether certain arrangements that REITs have with their Stockholders could give rise to the inadvertent payment of a preferential dividend (e.g., the pricing methodology for stock purchased under a distribution reinvestment plan inadvertently causing a greater than 5% discount on the price of such stock purchased). There is no de minimis exception with respect to preferential dividends; therefore, if the IRS were to take the position that we paid a preferential dividend, inadvertent or otherwise, we may be deemed to have failed the 90% distribution test, and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure. While we believe that our operations have been structured in such a manner that we will not be treated as inadvertently paying preferential dividends, we can provide no assurance to this effect.

Complying with REIT requirements may limit our ability to hedge our liabilities effectively and may cause us to incur tax liabilities.

The REIT provisions of the Code may limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets, if properly identified under applicable Treasury Regulations, does not constitute “gross income” for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions will likely be treated as non-qualifying income for purposes of both of the gross income tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a taxable REIT subsidiary. This could increase the cost of our hedging activities because our taxable REIT subsidiaries would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in a taxable REIT subsidiary generally will not provide any tax benefit, except for being carried forward against future taxable income of such taxable REIT subsidiary.

Complying with REIT requirements may force us to forgo and/or liquidate otherwise attractive investment opportunities.

To qualify as a REIT, we must ensure that we meet the REIT gross income tests annually and that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and certain kinds of mortgage-related securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total securities can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate assets from our portfolio or not make otherwise attractive investments in order to maintain our qualification as a REIT. These actions could have the effect of reducing our income and amounts available for distribution to our Stockholders.

The ability of our Board of Directors to revoke our REIT qualification without Stockholder approval may subject us to U.S. federal income tax and reduce distributions to our Stockholders.

Our charter provides that our Board of Directors may revoke or otherwise terminate our REIT election, without the approval of our Stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. While we intend to elect and qualify to be taxed as a REIT, we may not elect to be treated as a REIT or may terminate our REIT election if we determine that qualifying as a REIT is no longer in the best interests of our Stockholders. If we cease to be a REIT, we would become subject to U.S. federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our Stockholders, which may have adverse consequences on our total return to our Stockholders and on the market price of Common Stock.

We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability, reduce our operating flexibility and reduce the market price of Common Stock.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in Common Stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a Stockholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your tax advisor with respect to the impact of recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. You also should note that our counsel’s tax opinion is based upon existing law, applicable as of the date of its opinion, all of which will be subject to change, either prospectively or retroactively.

Although REITs generally receive better tax treatment than entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, our charter provides our Board of Directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a regular corporation, without the vote of our Stockholders. Our Board of Directors has fiduciary duties to us and our Stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our Stockholders.

The share ownership restrictions of the Code for REITs and the 9.8% share ownership limit in our charter may inhibit market activity in Common Stock and restrict our business combination opportunities.

In order to qualify as a REIT for each taxable year ending after 2012, five or fewer individuals, as defined in the Code, may not own, actually or constructively, more than 50% in value of our issued and outstanding shares of stock at any time during the last half of a taxable year. Attribution rules in the Code determine if any individual or entity actually or constructively owns our shares of stock under this requirement. Additionally, at least 100 persons must beneficially own our shares of stock during at least 335 days of a taxable year for each taxable year after 2012. To help insure that we meet these tests, our charter restricts the acquisition and ownership of our shares of stock.

Our charter, with certain exceptions, authorizes our Directors to take such actions as are necessary and desirable to preserve our qualification as a REIT while we so qualify. Unless exempted by our Board of Directors, for so long as we qualify as a REIT, our charter prohibits, among other limitations on ownership and transfer of shares of our stock, any person from beneficially or constructively owning (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of our Common Stock. Our Board of Directors may not grant an exemption from these restrictions to any proposed transferee whose ownership in excess of 9.8% of the value of our outstanding shares would result in the termination of our qualification as a REIT. These restrictions on transferability and ownership will not apply, however, if our Board of Directors determines that it is no longer in our best interest to continue to qualify as a REIT.

These ownership limits could delay or prevent a transaction or a change in control that might involve a premium price for Common Stock or otherwise be in the best interest of the Stockholders.

Non-U.S. Stockholders will be subject to U.S. federal withholding tax and may be subject to U.S. federal income tax on distributions received from us and upon the disposition of our shares.

Subject to certain exceptions, distributions received from us will be treated as dividends of ordinary income to the extent of our current or accumulated earnings and profits. Such dividends ordinarily will be subject to U.S. withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as “effectively connected” with the conduct by the non-U.S. Stockholder of a U.S. trade or business. Capital gain distributions attributable to sales or exchanges of U.S. real property generally will be taxed to a non-U.S. Stockholder as if such gain were effectively connected with a U.S. trade or business. However, a capital gain dividend will not be treated as effectively connected income if (a) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (b) the non-U.S. Stockholder does not own more than 5% of the class of our stock at any time during the one-year period ending on the date the distribution is received. There are no assurances that our shares will be “regularly traded” on an established securities market located in the United States. If our shares are not "regularly traded" on an established securities market located in the United States, this exception will not apply. See “Material U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders.”

Gain recognized by a non-U.S. Stockholder upon the sale or exchange of Common Stock generally will not be subject to U.S. federal income taxation unless such stock constitutes a “U.S. real property interest” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA.  Common Stock will not constitute a “U.S. real property interest” so long as we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT if at all times during a specified testing period, less than 50% in value of such REIT’s stock is held directly or indirectly by non-U.S. Stockholders. We believe, but cannot assure you, that we will be a domestically-controlled qualified investment entity.

Even if we do not qualify as a domestically-controlled qualified investment entity at the time a non-U.S. Stockholder sells or exchanges  Common Stock, gain arising from such a sale or exchange would not be subject to U.S. taxation under FIRPTA as a sale of a U.S. real property interest if (a)  Common Stock are “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, and (b) such non-U.S. Stockholder owned, actually and constructively, 5% or less of the  Common Stock at any time during the five-year period ending on the date of the sale. There are no assurances that the Common Stock will be “regularly traded” on an established securities market. See “Material U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders — Sale of Shares.” We encourage you to consult your tax advisor to determine the tax consequences applicable to you if you are a non-U.S. Stockholder. See “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Stockholders — Taxation of Non-U.S. Stockholders.”

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (a) we are a “pension-held REIT,” (b) a tax-exempt Stockholder has incurred debt to purchase or hold our Common Stock, or (c) a holder of Common Stock is a certain type of tax-exempt Stockholder, dividends on, and gains recognized on the sale of, Common Stock by such tax-exempt Stockholder may be subject to U.S. federal income tax as unrelated business taxable income under the Code.

Qualifying as a REIT involves highly technical and complex provisions of the Code.

Qualification as a REIT involves the application of highly technical and complex Code provisions for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our REIT qualification. Our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, Stockholder ownership and other requirements on a continuing basis. In addition, our ability to satisfy the requirements to qualify as a REIT depends in part on the actions of third parties over which we have no control or only limited influence, including in cases where we own an equity interest in an entity that is classified as a partnership for U.S. federal income tax purposes.

Capitalization

The following table sets forth (1) our actual capitalization at June 30, 2011 and (2) our capitalization as adjusted to reflect the effect of the sale of 6,000,000 shares of our Common Stock in this offering at an assumed offering price of $10.00 per share after deducting the sales commissions and estimated organizational and offering expenses payable by us. You should read this table together with the “Use of Proceeds” section below.

	As of September 30, 2011
Shareholder's Equity:	Actual	As Adjusted
Common Stock (1)	$350	$60,350
Preferred Stock	$-	$-
Additional paid in capital	$201,150	$54,141,150
Accumulated Deficit	$(33,659)	$(33,659)
Total Stockholder's Equity	$167,841	$54,167,841

(1) Common Stock, $0.01 par value; 50,000,000 shares authorized, and 35,000 unrestricted shares issued and outstanding, actual; 6,085,000 shares issued and outstanding, as adjusted.  Additionally, there are 50,000 shares of Common Stock outstanding that are subject to a Lock-up Agreement. (see “Principal Stockholders”)

Use of Proceeds

We are offering 6,000,000 shares of our Common Stock at the anticipated public offering price of $10.00 per share. We estimate that the net proceeds we will receive from selling Common Stock in this offering will be approximately $54 million, after deducting the offering and organization costs of $6.0 million payable by us at closing.

	Percent	Minimum Offering	Maximum Offering
Amount Available for Investment	90.00%	$ 1,800,000	$ 54,000,000
Selling Commissions	7.00%	$ 140,000	$ 4,200,000
Non-Accountable Due Diligence Fees	0.50%	$ 10,000	$ 300,000
Dealer Manager Fees	1.50%	$ 30,000	$ 900,000
Organizational & Offering Expenses	1.00%	$ 20,000	$ 600,000
Total	100.00%	$ 2,000,000	$ 60,000,000

We plan to use all the net proceeds from this offering to originate first mortgage loans in accordance with our objectives and strategies described in this prospectus. This will include loans for to-be-built properties and therefore will involve periodic advances as the properties are completed. The Company has the ability to originate loans that conform with its investment strategy even if the Company is only able to complete the minimum offering. See “Investment Objectives and Strategy.”

Until appropriate assets can be identified, our Advisor may invest the net proceeds from this offering in interest-bearing short-term investments, including Agency RMBS, AAA-rated CMBS and money market accounts, which are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we will seek to achieve from our target assets. Prior to the time we have fully used the net proceeds of this offering to acquire our target assets we may fund our quarterly distributions out of such net proceeds.

Management

We operate under the direction of our Board of Directors, the members of which are accountable to us and our Stockholders as fiduciaries. The Board of Directors is responsible for the overall management and control of our affairs. The Board of Directors has retained Advisor to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the supervision of the Board of Directors. As described in greater detail under section entitled “Our Advisor, Advisory Agreement and Advisor Compensation” below, our Advisor will be responsible for making investment decisions subject to the approval of our Board of Directors.

Our Officers, Directors, Director Nominees and Executive Officers

The following table sets forth the names, ages, and positions with the Company for each of the Directors and officers as of October 12, 2011:

Name	Age	Position
Billy L. Brown	64	Chairman & Chief Executive Officer
Tim Moore	42	President, Chief Financial Officer, Principal Accounting Officer, Director
Rick Besse	67	Director
Cameron J. Larkin	42	Director
Kyle Bebee	31	Director

Billy Brown, 64, is the Chairman of the Board of Directors of the Company and its Chief Executive Officer. He also serves as the Chairman and Chief Executive Officer of the Advisor. In addition to his positions with the Company and our Advisor Mr. Brown has served as President of Benchmark Development since March 1993. For more than ten years Benchmark has primarily been involved in the development and construction of limited service hotels in the United States.  Mr.  Brown has also served as President of Mitchell Resources since October 1989.  For more than ten years Mitchell Resources has primarily been involved in the development and construction management of limited service hotels in the United States.  Mr. Brown, through Mitchell Resources and Benchmark Development and other affiliated entities, has developed and/or constructed twenty-six limited service hotels in six states representing a value of approximately $244,000,000.  He graduated from Angelo State University in 1968 with a Bachelor of Arts degree.

Tim Moore, 42, President, Chief Financial Officer and Director of the Company. He also serves as President of the Advisor. Tim Moore has served as President of the Advisor since January 2011. He is responsible for managing the due diligence and underwriting  process on all loan transactions from origination through closing. In addition to his duties with the Advisor, Mr. Moore is associated with NT Capital, LLC, a company he founded in November of 2007 to originate limited service and extended stay hotel financing for third party hotel owner/developers.  From May 2004 until he founded NT Capital in November 2007, Mr. Moore was President of Moody National Companies – Hospitality Group. At Moody National, he was responsible for managing the group that originated and placed mortgage debt and equity for development, acquisition and refinance opportunities for third parties as well as for affiliates of Moody National Companies.  While with Moody National Mr. Moore sourced 38 limited service and extended stay hotel assets that were directly acquired by Moody National Companies.  Prior to Moody National Companies, Tim served as Vice President of Development for GE Commercial Real Estate from July 2002 until May 2004 and for GMAC Commercial Mortgage from February 1999 until July 2002.  Over a 16 year career, Mr. Moore has facilitated the acquisition and financing of over 100 hotel transactions involving more than $1 Billion in total value.  Mr. Moore holds a B.A. with emphasis on real estate and finance from The University of North Texas.

Rick Besse, 67, Director. Since October of 2010 Mr. has served as a Senior Vice President for Grubb & Ellis. Grubb & Ellis Company (NYSE: GBE) is one of the largest and most respected commercial real estate services and investment companies in the world with approximately 5,200 professionals in more than 100 company-owned and affiliate offices. Grubb & Ellis draws from a unique platform of real estate services, practice groups and investment products to deliver comprehensive, integrated solutions to real estate owners, tenants and investors. The firm’s transaction, management, consulting and investment services are supported by highly regarded proprietary market research and extensive local expertise.    Prior to joining Grub and Ellis, Mr. Besse served from November 2008 to August 2010 as a contractor for the FDIC managing loans from failed banks.  Mr. Besse was first assigned to manage over 200 loans owned by Omni Bank in Atlanta, GA. Mr. Besse was also assigned by the FDIC to manage the assets of the Silverton Bank - Specialty Finance Group (SFG) that specialized in Hotel construction loans. Silverton Bank was also located in Atlanta, GA. SFG had a portfolio of 112 hotel loans, with a value in excess of $1.5 Billion.  42 of these hotels were still under construction when Mr. Besse was appointed manager of the portfolio. Mr. Besse led the team that managed the SFG portfolio until the portfolio was sold.  In June 1985 Mr. Besse founded The Winslow Group, which was a consulting/brokerage firm specializing in the hospitality industry. His firm represented many companies, both in the restaurant and hotel industry. Notable assignments include representing Marriott Corporation in their site selection process throughout the southwest for their company-owned limited service hotels. Mr. Besse and Winslow also represented a Dallas based investment firm on the acquisition of 11 hotels. He was retained by Rock Resorts to review domestic resort locations for potential acquisitions or management contracts. In October 1998, Mr. Besse formed an investment partnership and as Managing Partner, purchased and repositioned two historic hotels in the South Beach area of Miami Beach. The hotels were sold in mid-year 2001. He started his career with Pannel, Kerr, Forster and Company, an international CPA firm, writing hotel feasibility studies in the southeast United States. He then moved to the restaurant industry and spent 8 years with Taco Bell, starting as a Real Estate Representative and working his way to Vice President of Development. He managed a staff of 18 real estate representatives and was responsible for the development of over 300 restaurants. He holds a BA and an MBA from the Hotel School at Michigan State University.

Cameron J. Larkin, 42, Director. Mr. Larkin is Vice President Finance for Nationstar Mortgage from May 2011 to present where he manages Special Asset strategic initiatives for the firm. Mr. Larkin was Capital Markets Vice President for Prime Income Asset Management from May 2010 to January 2011 where he managed debt financing activities with a particular focus on the firm's hospitality properties.  Mr. Larkin was Managing Director at Larkin Hospitality Finance from September 2005 to April 2010 where he oversaw the origination and underwriting of debt financing on hospitality projects.  From July 1995 to August 2005 Cameron was an executive with GE Capital in a number of financial and operating roles across several of the firms lending and insurance businesses in the U.S. and Europe. Cameron was a consultant with Anderson Consulting (now Accenture) from August 1992 to July 1995.  Cameron holds a B.S. degree from the University of Vermont and an MBA from Columbia University.

Kyle Bebee, 31, Director. Mr. Bebee is the founding partner of Spicewood Hotel Group which he joined in June 2010. Spicewood is an investor in premium branded select service hotel assets.  Spicewood invests in all segments of the capital structure and asset life-cycle, from pre-development to stabilization. Through its principals and strategic relationships Spicewood sources off-market opportunities and then partners with proven companies in the lodging sector. From December 2004 until June 2010 Mr. Bebee led acquisitions for Moody National Companies, a full service real estate firm based in Houston, TX.  Total capital invested under Mr. Bebee’s tenure was in excess of $1.4B, the majority in the hotel sector.  Mr. Bebee began his career as a real estate private equity analyst for the Blackstone Group in New York, NY in June of 2003. Mr. Bebee has a Bachelor of Business Administration degree from Texas A&M University where he graduated Magna Cum Laude.

It is anticipated that the Company will employ a Chief Financial Officer, Chief Compliance Officer and various administrative employees that will be direct employees of the Company and therefore compensated by the Company if and when it has the financial resources to do so in the future.

Corporate Governance – Board of Directors and Committees

Prior to the commencement of this offering our charter will be reviewed and ratified by at least a majority of our Board of Directors, including the Independent Directors. This ratification by our Board of Directors is required by the NASAA REIT Guidelines.

Our charter and bylaws provide that the number of our Directors may be established by a majority of the entire Board of Directors but may not be fewer than three.  Our charter provides that a majority of the Directors must be Independent Directors. An “Independent Director” is defined in accordance with Article IV of our charter consistent with Section I.B.14 of the NASAA REIT Guidelines. There are no family relationships among any of our Directors or officers, or officers of our Advisor. Each Director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. At least one of the Independent Directors must have at least three years of relevant real estate experience.  Currently, each of our Directors has substantially in excess of three years of relevant real estate experience.

The Company’s board of directors has determined that Messrs. Besse, Larkin and Bebee are independent as specified by Section 303A.02 of the New York Stock Exchange Listed Company Manual.

Overview

The Board is responsible for setting the general policies of the Company and for the general supervision of its business conducted by officers, agents, employees, Advisors or independent contractors of the Company.  However, the Board is not required personally to conduct the business of the Company, and it may (but need not) appoint, employ or contract with any person (including a person Affiliated with any Director) as an Advisor and may grant or delegate such authority to the Advisor as the Board may, in its sole discretion, deem necessary or desirable.  The term of retention of any Advisor shall not exceed one year, although there is no limit to the number of times that a particular Advisor may be retained.  The Advisor or its Affiliates have made an initial investment of $200,000 in the Company.  The Advisor or any such Affiliate may not sell the Initial Investment while Medical Hospitality Capital Markets Group, LLC remains a Sponsor but may transfer the Initial Investment to the Affiliates of Medical Hospitality Capital Markets Group, LLC.

Any Director may resign at any time and may be removed by the Stockholders upon the affirmative vote of at least a majority of the Stockholders. Neither our Advisor, any member of our Board of Directors nor any of their Affiliates may vote or consent on matters submitted to the Stockholders regarding the removal of our Advisor or any Director or any of their Affiliates or any transaction between us and any of them. In determining the requisite percentage in interest required to approve such a matter, any shares owned by such persons will not be included.

Any vacancy created by an increase in the number of Directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a Director may be filled by a vote of a majority of the Directors, even though such majority may not constitute a quorum. Independent Directors shall nominate replacements for vacancies in the Independent Director positions. Each Director will be bound by the charter and the bylaws.

During the discussion of a proposed transaction, Independent Directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our management will take these suggestions into consideration when structuring transactions. Each Director will serve until the next annual meeting of Stockholders or until his or her successor is duly elected and qualifies. Although the number of Directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent Director.

The Directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. The Directors meet quarterly or more frequently if necessary. Our Directors are not required to devote a substantial portion of their time to discharge their duties as our Directors. Consequently, in the exercise of their responsibilities, the Directors heavily rely on our Advisor. Our Directors must maintain their fiduciary duty to us and our Stockholders including a fiduciary duty to supervise the relationship between us and our Advisor. The Board of Directors is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to Directors for services rendered to us in any other capacity.

Our Board of Directors has established policies on investments and borrowing, the general terms of which are set forth in this prospectus. These policies will be ratified by the Independent Directors prior to the commencement of this Offering. The Directors may establish further policies on investments and borrowings and monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our Stockholders.

The Board shall evaluate the performance of the Advisor before entering into or renewing an Advisory Agreement, and the criteria used in such evaluation shall be reflected in the minutes of the meetings of the Board.  The Board may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Company, to act as agent for the Company, to execute documents on behalf of the Company and to make executive decisions that conform to general policies and principles established by the Board.  The Board shall monitor the Advisor to assure that the administrative procedures, operations and programs of the Company are in the best interests of the Stockholders and are fulfilled.  The Independent Directors are responsible for reviewing the total fees and expenses of the Company at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the Company, its Net Assets, its Net Income and the fees and expenses of other comparable unaffiliated REITs.  Each such determination shall be reflected in the minutes of the meetings of the Board.  The Independent Directors also will be responsible for reviewing, from time to time and at least annually, the performance of the Advisor and determining that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and the investment performance of the Company and that the provisions of the Advisory Agreement are being carried out.

The Independent Directors will be responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are reasonable in light of our investment performance, our Net Assets, our Net Income and the fees and expenses of other comparable unaffiliated REITs. In addition, a majority of the Directors, including a majority of the Independent Directors, who are not otherwise interested in the transaction, must determine that any transaction with Advisor or its Affiliates is fair and reasonable to us. The Independent Directors will also be responsible for reviewing the performance of Advisor and determining that the compensation to be paid to Advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors consider factors such as:

•

the amount of the fees paid to Advisor or its Affiliates in relation to the size, composition and performance of our investments;

•

the success of Advisor in generating appropriate investment opportunities;

•

rates charged to other REITs, especially REITs of similar structure, and other investors by Advisors performing similar services;

•

additional revenues realized by Advisor and its Affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•

the quality and extent of service and advice furnished by Advisor and the performance of our investment portfolio;

•

the performance of our portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•

the quality of our portfolio relative to the investments generated by Advisor or its Affiliates for its other clients and/or their own accounts.

Neither our Advisor nor any of its Affiliates nor any Director may vote or consent to the voting of shares of our Common Stock they now own or hereafter acquire on matters submitted to the Stockholders regarding either (1) the removal of such Director or Advisor as our Advisor, or (2) any transaction between us and Advisor, such Director or any of their respective Affiliates. In determining the requisite percentage in interest of shares necessary to approve a matter on which a Director, our Advisor or any of their respective Affiliates may not vote or consent, any shares owned by such Director, our Advisor or any of their respective Affiliates will not be included.

Other Obligations of the Independent Directors

A majority of the Independent Directors must approve matters relating to:  (i) the requirement that a majority of Directors and of Independent Directors review and ratify the charter; (ii) the duty of the Board to establish written policies on investments and borrowing and to monitor the administrative procedures, investment operations and performance of the Company and the Advisor to assure that such policies are carried out; (iii) the Company's minimum capitalization; (iv) the Advisory Agreement; (v) liability and indemnification; (vi) reasonableness of the Company's fees and expenses; (vii) limitations on Organization and Offering Expenses; (viii) limitations on Acquisition Fees and Acquisition Expenses; (ix) limitations on Total Operating Expenses; (x) limitations on Real Estate commissions on resale of property; (xi) limitations on incentive fees; (xii) Advisor compensation; (xiii) the Independent Directors' periodic duty to review the Company's investment policies; (xiv) the authority of a majority of the Independent Directors to select an Independent Expert to determine the fair market value that the Company pays for Real Estate that it acquires both (a) when a majority of the Independent Directors determine to appoint an Independent Expert to determine fair market value in connection with any acquisition by the Company and (b) whenever the Company acquires property from the Advisor, the Directors, the Sponsor or their Affiliates; (xv) borrowing in an amount exceeding 300% of Net Assets; (xvi) the restrictions and procedures contained herein relating to meetings of Stockholders; (xvii) the authority of a majority of Stockholders present in person or by proxy at an annual meeting at which a quorum is present, without the necessity for concurrence by the Board, to vote to elect the Directors; (xviii) those requirements of any Reinvestment Plan that the Board establishes, relating to periodic distribution of certain material information to Stockholders and opportunity for participating Stockholders to withdraw; and (xix) the requirement that a majority of Independent Directors must approve matters relating to the duties and restrictions enumerated in this paragraph.

Committees of the Board of Directors

Our entire Board of Directors considers all major decisions concerning our business, including loan commitments, final loan approvals and loan advances. However, our bylaws provide that our Board of Directors may appoint such committees as the Board of Directors believes appropriate. The Board of Directors will appoint the members of the committee formed in the Board of Directors’ discretion. Our bylaws require that a majority of the members of each committee of our Board of Directors be comprised of Independent Directors.

Audit Committee

Our charter provides that there shall be an audit committee for as long as we are advised by our Advisor. The audit committee, by approval of at least a majority of the members, selects the independent registered public accounting firm to audit our annual financial statements, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. Our Board of Directors will adopt a charter for the audit committee that sets forth its specific functions and responsibilities.

Management Compensation

Directors

Initially, the Company will pay each independent Director $1,000.00 for each Board of Directors meeting attended plus any reasonable and necessary out of pocket expenses.  The members of the Board of Directors are required to devote only such time as is necessary to the affairs of the Company.  As appropriate, based on the amount of capital raised and invested, the Company intends to re-evaluate the compensation for its independent Directors to ensure they are being compensated at current market rates. If a Director also is an employee of Medical Hospitality Group, Inc. or our Advisor or their Affiliates, they will not receive compensation for services rendered as a Director.

Officers

Our two senior officers, Billy Brown and Tim Moore will also serve as officers of our Advisor and will be compensated by the Advisor. The Company intends to employee a Chief Financial Officer and a compliance manager no later than 30 days after the initial closing of this Offering. These two employees will be paid directly by the Company and will not be involved in the activities or services provided by the Advisor.

Principal Stockholders

The following table provides, certain information, prior to and after this offering, regarding the number and percentage of shares of our Common Stock beneficially owned by all persons known to us to be the beneficial owner of our outstanding shares as of the date of this prospectus. As of the date of this prospectus, with respect to our Common Stock we had four Stockholders of record with 85,000 shares issued. However, 50,000 shares of the Common Stock outstanding are subject to a Lock Up Agreement between the Company and the holders of those shares. Generally Accepted Accounting Principles require that stock subject to those sorts of limitations and redemption are not reflected in the financial statements until such restrictions have been removed notwithstanding the fact they have been issued and are outstanding. Therefore, the table below and the financial statements included herein do not reflect the 50,000 shares covered by the Lock Up agreement except in the footnotes.

Except as otherwise provided, the person named in the table has sole voting and investing power with respect to all shares beneficially owned by him.

	Common Stock Outstanding
	Prior to Offering		After Offering
Beneficial Owner	No. of Shares Owned	% of Class	No. of Shares Owned	% of Class
Common Stock
Edward J. Devereaux (1) 3102 Maple Avenue #400 Dallas, TX 75201	5,000	14.29%	30,000	0.50%
James D. Boston (1) 3102 Maple Avenue #400 Dallas, TX 75201	5,000	14.29%	30,000	0.50%
Robert A. Forrester 1755 North Collins Blvd., Suite 360Richardson, Texas 75080	5,000	14.29%	5,000	0.08%
Medical Hospitality Capital Markets Group, LLC (2) 3241 Preston Road Suite 7 Frisco, TX 75034	20,000	57.14%	20,000	0.33%

(1)

Edward J. Devereaux and James D. Boston have each been issued 25,000 shares of Common Stock in consideration of services rendered to the Company in connection with its formation. However, as those shares are subject to a Lock Up Agreement restricting their rights to sell and giving the Company a possible right to redeem some portion of those shares such shares are not deemed issued for purposes of GAAP and therefore are not reflected in the above table. The Lock Up Agreement provides that the holders of those shares cannot sell them unless and until the Company sells amounts of its Common Stock such that the holders maintain approximately a 1% ownership interest in the Company. If, at the end of the sales period of this offering any shares subject to the Lock Up Agreement remain restricted the Company may redeem those remaining restricted shares for $1.00 per share. (See Exhibits 10.3 and 10.4 hereto).

(2)

Mr. Brown controls the voting and dispositive powers of the shares held by Medical Hospitality Capital Markets Group, LLC.

Our Advisor, Advisory Agreement and Advisor Compensation

General

Our Advisor is Medical Hospitality Capital Markets Group, LLC. Mr. Brown and Mr. Moore, who serve as our officers and Directors also are officers, key personnel and/or members of Advisor. Medical Hospitality Capital Markets Group, LLC was formed June 18, 2009. Currently Mr. Brown and Mr. Moore are the only officers or employees. Our Advisor will have contractual responsibility to us and our Stockholders pursuant to the Advisory Agreement, executed on March 21, 2011. Medical Hospitality Capital Markets Group, LLC is owned and controlled by Mr. Brown.

Our Advisor’s CEO, Billy L. Brown, as CEO of Benchmark Development, Inc. and Mitchell Resources, Inc. has been directly responsible for the development and construction of the first LEED certified hotel in Texas and the first LEED certified hotel in Colorado. LEED, or Leadership in Energy and Environmental Design, is an internationally-recognized green building certification system. Developed by the U.S. Green Building Council (USGBC) in March 2000, LEED provides building owners and operators with a framework for identifying and implementing practical and measurable green building design, construction, operations and maintenance solutions.

Since 2009 Mr. Brown has served on the Owner Advisory Board for Starwood Hotels and Resorts Worldwide for their select service hotel brands. Benchmark Development was named “Starwood Developer of the Year for Select Service Hotels” for 2009.

Benchmark has been the General Contractor for twenty-six hotels in five states since 1999 including:

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StayBridge by Holiday Inn, Webster, TX

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Hilton Hampton Inn & Suites, Alpine, TX

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Westin Element, Houston , TX

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Westin Element, Denver, CO

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Hampton Inn, Lubbock, TX

•

Hilton Garden Inn, Amarillo, TX

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Hampton Inn & Suites, Clinton, OK

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Best Western, Monohans, TX

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Hampton Inn, Port Arthur, TX

•

La Quinta Inn & Suites,  Phoenix, AZ

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Hampton Inn, Corpus Christi, TX

•

Best Western, Canyon, TX

•

Comfort Inn & Suites, Fort Myers, FL

•

La Quinta Inn & Suites, Fort Myers, FL

•

Hampton Inn, Fort Stockton, TX

•

La Quinta Inn & Suites, Houston , TX

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Hilton Homewood Suites, Amarillo, TX

•

La Quinta Inn & Suites, Kingwood, TX

•

La Quinta Inn & Suites, Conroe, TX

•

Econolodge, Beaumont, TX

•

Super 8 Motel, Kountze, TX

•

Quality Suites Houston International Airport, Houston, TX

•

Super 8, Weimar, TX

•

Ramada Limited, Marana, AZ

•

Super 8 Motel, Houston, TX

•

Super 8 Motel, Pasadena, TX

Our Advisor has a fiduciary responsibility and duty to the Company and to the Stockholders.

Affiliates of our Advisor have sponsored one or more other real estate investment programs and may sponsor additional programs in the future. For a description of some of the risks related to these conflicts of interest, see the sections of this prospectus captioned “Risk Factors” and “Related Party Transactions and Conflicts of Interest.”

Advisory Agreement

Many of the services to be performed by Advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that we expect Advisor will perform for us as our Advisor, and it is not intended to include all of the services that may be provided to us by third parties. Under the terms of the Advisory Agreement, Advisor has undertaken to use its reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our Board of Directors. In its performance of this undertaking, Advisor, either directly or indirectly by engaging an Affiliate, shall, among other duties and subject to the authority of our Board of Directors:

•

find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;

•

serve as our investment and financial Advisor and provide research and economic and statistical data in connection with our assets and our investment policies;

•

investigate, select, and, on our behalf, engage and conduct business with such third parties as the Advisor deems necessary to the proper performance of its obligations under the Advisory Agreement;

•

consult with our officers and Board of Directors and assist the Board of Directors in the formulating and implementing of our financial policies;

•

structure and negotiate the terms and conditions of our investments;

The Advisory Agreement has a one-year term ending March 21, 2012, and may be renewed for an unlimited number of successive one-year periods. Upon declaration of effectiveness of the registration statement, of which this prospectus is a part, the term of the Advisory Agreement will be renewed and will continue for a period of one year. Additionally, either party may terminate the Advisory Agreement without cause or penalty upon 60 days’ written notice.

A majority of our Independent Directors may elect to terminate the Advisory Agreement. In the event of the termination of our Advisory Agreement, our Advisor is required to cooperate with us and take all reasonable steps requested by us to assist our Board of Directors in making an orderly transition of the Advisory function.

Advisor and its officers, employees and Affiliates engage in other business ventures and, as a result, their resources are not dedicated exclusively to our business. However, pursuant to the Advisory Agreement, Advisor is required to devote sufficient resources to our administration to discharge its obligations and additional full-and part-time employees shall be added by the Advisor, as needed, to attend to the Company’s affairs. The Company will not reimburse the Advisor for salaries or compensation paid to employees of the Advisor or its Affiliates. Advisor may assign the Advisory Agreement to an Affiliate upon approval of a majority of our Independent Directors. We may assign or transfer the Advisory Agreement to a successor entity if at least a majority of our Independent Directors determines that any such successor Advisor possesses sufficient qualifications to perform the Advisory function and to justify the compensation payable to the Advisor. Our Independent Directors will base their determination on the general facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor Advisor and its management. Other factors that will be considered are the compensation to be paid to the successor Advisor and any potential conflicts of interest that may occur.

Advisor Compensation

Our Advisor will receive the following compensation:

Asset Management Fee

An Asset Management Fee equal to 1.0% of our Average Invested Assets. The Advisory Fee shall be payable in advance (each an "Advance") on a monthly basis during the applicable year, in an amount equal to 0.08333% of the projected Average Invested Assets for such year. Following such time as the Average Invested Assets for any calendar year (or pro-rated for a partial year) shall be actually determined, a true-up payment shall be made by the Company to the Advisor, to the extent the total of all Advances made during the year ("Total Advances") are less than the actual Advisory Fee due to Advisor for such year, or a true-up payment shall be made by the Advisor to the Company to the extent the Total Advances for such year exceeded the actual Advisory Fee due to Advisor for such year.

If the minimum offering amount is raised and invested the Advisor will be paid $18,000 per year in Asset Management Fees. If the maximum offering amount is raised and invested the Advisor will be paid $540,000 per year in Asset Management Fees.

Loan Origination Fee

The Advisor may receive from a borrower a Loan Origination Fee equal to 1.0% of the total loan amount committed to the borrower. Such Origination Fees will not be paid by the Company.  In the event that we purchase a property, we will not pay any Acquisition Fee to the Advisor in connection therewith.

If the minimum offering amount is raised and invested the Advisor will be paid $18,000 in Loan Origination Fees by borrowers. If the maximum offering amount is raised and invested the Advisor will be paid $540,000 in Loan Origination Fees by borrowers. If and when loans are repaid and the funds received are used to originate new loans the Advisor will receive additional Loan Origination Fees of 1% of the loan amounts from the new borrowers.

Expense Reimbursements

In addition to the fee compensation paid to the Advisor, the Company shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor in connection with the services it provides to the Company pursuant to this Agreement, including, but not limited to: (i) an amount not greater than 1.0% of the Gross Proceeds for the Company's Organizational and Offering Expenses (the Advisor shall be responsible for the payment of all the Company's Organizational and Offering Expenses in excess of 1.0% of the Gross Proceeds, if any) which will be paid to the Advisor from the proceeds of this offering at each release of offering proceeds from the escrow account, and (ii) expenses incurred in connection with the services rendered by the Advisor in connection with the origination and servicing of mortgage loans.

Incentive Fee	We will not pay the Advisor or its Affiliates an interest in the gain from the sale of assets.
Disposition Fee	We will not pay the Advisor or its Affiliates any Disposition Fees in connection with the sale of the Company’s assets.

Business

Our Company

Medical Hospitality Group, Inc. is a newly organized Maryland corporation, incorporated on January 18, 2011 that intends to qualify as a REIT beginning in the taxable year ending December 31, 2012. The Company will be a ‘mortgage’ REIT and not an equity REIT, meaning it will make loans secured by real property but will not purchase and own real property. The Company will only invest in mortgage loans secured by properties located within the United States.

The Company expects to use substantially all the net proceeds of this offering to originate first mortgage loans secured by limited service, extended stay hotels developed, and in some cases purchased, by Affiliates of our Advisor located near medical centers, government facilities, universities and large concentrations of office space that drive demand for hotel rooms. Primarily we will be originating loans secured by hotels with franchises from Starwood, Marriott, Hilton, Hyatt, IHG and other nationally recognized brands.

As described below, the Company has a unique business plan that is based on the premise the class of hotel properties it intends to invest in provide an attractive long term cash flow stream through which the Company’s Stockholders may participate while achieving a desirable risk adjusted return.

Mr. Brown, our CEO, will form specific purpose limited partnerships to acquire or develop hotel properties. One or more limited liability companies controlled by and affiliated with Mr. Brown will serve as General Partner(s). These limited partnerships will typically have varying numbers of unaffiliated limited partners who will be contributing capital to the limited partnerships. The Company will not invest in nor own any interest in the limited partnerships or the general partners. The limited partnerships will contract with high quality unaffiliated hotel management companies that are approved by all major hotel franchising brands to provide onsite management of the hotels.

In the case of new to-be-built hotels, these limited partnerships will undertake to complete all of the extensive development work required in building a new hotel property and will arrange for a franchise agreement with one of the nationally recognized hotel brands for the new hotel. Mr. Brown’s affiliate Benchmark Development, Inc. will serve as the General Contractor for the projects and will enter into a construction agreement with the limited partnership which owns the new hotel. Our Company will then originate and service a loan to the property-specific limited partnership in a manner consistent with the constraints and policies described herein.

The chart below illustrates the relationships between the Company, other entities affiliated with Mr. Brown and the hotel properties in those instances in which Affiliates of Mr. Brown own hotel properties securing loans from the Company.

The Company will receive a first mortgage lien position on each property and as such will have a priority claim on cash flows from the property up to the amount payable as interest on the loans and first priority claim on the assets securing the mortgage loan in the event of a sale or other disposition of the properties. This structure is intended to give our Company and its Stockholders an attractive risk-adjusted return with the strongest investment position in the capital stack of highly desirable hotel properties. The economic substance of the transactions should be considered when evaluating the legal form of the transactions. The Company has considered other forms of legally structuring the transactions such as sale leasebacks but has concluded that the form chosen, first mortgage loans, offer the Company and its Stockholders the most tax efficient and least cost accounting/reporting approach with the best structure to preserve capital invested by the Company.

The anticipated terms for loans made by the Company, generally between 15 and 25 years (see “Lending Guidelines” below), results in financing that aligns more closely with the economic lifecycle of the typical hotel property than the 3 to 5 year loan terms Management believes are currently offered by mortgage lenders. The Company understands that lenders choose the shorter terms due to their own balance sheet and regulatory considerations as opposed to the underlying economic lifecycle of the hotel properties. The Company expects that with its strategy of capitalizing its lending through issuance of permanent equity capital instead of highly leveraging its balance sheet with short term debt like most banks and other lenders it will be well positioned to provide the longer loan terms. It is important to note however, that notwithstanding the longer loan terms the Company intends to require floating interest rates and will adjust the interest rates on its loans not less frequently than annually and typically will require interest rate adjustment quarterly based on a spread above 10 year Treasury Note yields. The Company anticipates that longer loan terms with frequently re-pricing interest rates will result in attractive returns from its mortgage portfolio for extended periods without the necessity to incur origination and underwriting costs every three to five years.

The Company believes this alignment of loan term with hotel lifecycle enhances the risk/return profile of its loans as the borrower will not be facing a balloon maturity before the property has reached the time in which it will likely require substantial updating and renovation. Moreover, Management believes that the term structure chosen by the Company enables the borrowers to time a future sale or refinancing on a basis that is more likely to result in repayment of the Company’s outstanding loan balance and interest thereon as agreed.

Interest rates charged on our loans will typically be interest only for the first three years based upon 10 Year U.S. Treasury Notes plus 3% with a floor of 7.75% and a ceiling of 11% and re-priced not less frequently than annually with quarterly re-pricing preferred. After the first three years the maturity will typically be extended as discussed above but the interest rates will continue to vary based as described above.

If required by the Company’s lending policies borrowers and/or their affiliates may provide conditional, limited and/or unlimited guarantees for the loans provided until such time as the hotel properties achieve certain financial and operating milestones (see “Lending Guidelines”).

As each hotel property will involve a loan of approximately $20 million we may participate with other lenders in first mortgage loans to such affiliates of Mr. Brown, or unaffiliated borrowers, if we are unable to raise sufficient funds through this offering to originate loans on the hotel properties without such participation. Assuming the maximum amount of this offering is sold it is possible the Company will originate as few as three mortgage loans.

The Company will underwrite, originate and service all loans unless, as described above, the Company acquires a participation interest with an unaffiliated third party institutional lender in a loan that meets the Company’s investment criteria and underwriting standards.

Our executive offices are located at 3241 Preston Road Suite 7, Frisco, TX 75034.  Our telephone number is (214) 618-8288, our fax number is 214-618-2791 and the e-mail address of our investor relations department is ir@mhg.com.

Market Opportunities

Due to the recent disruptions within the credit markets many opportunities exist for development of high quality limited service, extended stay hotels in prime locations. Management believes the top tier hotel franchises are anxious to continue the expansion of their businesses but are frustrated by the relative lack of capital available to support new hotel development. Further, the franchisor brands are extremely selective with respect to granting franchises to hotel developers. The Company believes that the existing relationships between Mr. Brown, Mr. Moore and leading hotel franchise brands is a significant competitive advantage for the Company in that these relationships enable the Company to finance hotel properties that would not be available to hotel lenders who do not have affiliated borrowers with such relationships.

Management believes hotel properties located near significant demand generators (i.e. health care facilities, government facilities, universities and large concentrations of office space) that are branded by the top national hotel franchisors and operated by highly experienced hotel management companies offer the potential for long term investment returns with relatively much less risk than many other types of commercial real estate properties.

Management of the Company believes there are a number of barriers to entry with respect to these types of hotel properties typically not present in office buildings, shopping centers or multi-family properties. This belief is based upon Management’s experience that the availability of a first tier national franchise for a property is of critical importance and these franchises are generally extremely difficult to obtain for the high quality locations as the franchisors do not want inexperienced or underfunded developers/operators damaging their brand in locations with high visibility and demand.

Because of the experience, expertise and track record of Mr. Brown, Mr. Moore and the Independent Directors of the Company it is anticipated that the Company will be able to participate financially in highly desirable hotel properties in prime locations with franchises from first tier brands.

Lending Guidelines

We will use the following lending guidelines with respect to our mortgage lending:

•

Each loan will have a maximum 85% Loan-To-Value ratio (not to exceed 100% of cost)

o

Additional leverage will only be considered if compensating factors and other guarantees are obtained

o

Majority of the Directors and a majority of the Independent Directors must approve any leverage over 85% LTV

•

Interest rates on our loans will typically be variable based upon 10 Year U.S. Treasury Notes plus 3% with a floor of 7.75% and a ceiling of 11% and re-priced not less frequently than annually with quarterly re-pricing preferred

•

Our loans will typically be interest only for the first three years and then will become amortizing beginning in the fourth year

•

Once our loans become amortizing they will typically have 15 to 25 year maturities

•

Guarantees from borrowers, or their affiliates, may be required on loans as determined by the Advisor and our Board of Directors

•

Prepayment Penalty, if any, will typically be no greater than 1%, unless our Independent Directors determine there are aspects of a given lending opportunity that warrant a higher prepayment penalty

•

Project must be projected to achieve cash flow equal to 1.0 times debt coverage ratio within eighteen months of certificate of occupancy and 1.2 times debt coverage within thirty six months of issuance of certificate of occupancy.  If projections for a project do not meet that standard, an interest reserve must be implemented to mitigate default risk until project achieves stabilized Net Income in excess of 1.0 debt coverage

•

A borrower must provide additional cash collateral (“Completion Risk Collateral”) in the amount of 5% of total project cost in a form acceptable to the Company’s Board of Directors until the Project has received a certificate of occupancy at which time the Completion Risk Collateral will be released

•

A borrower must provide additional cash collateral (“Debt Coverage Risk Collateral”) in the amount of 5% of total project cost within Five (5) business days of receipt of a certificate of occupancy in a form acceptable to the Company’s Board of Directors until the project has operated for a calendar quarter (i.e. three months combined) with a Debt Coverage Ratio of 1.1 at which time the Debt Coverage Risk Collateral will be released

The Company’s Board of Directors may change the above lending guidelines at any time in response to market conditions or other factors that may impact the ability of the Company to successfully originate first lien mortgages in accordance with its stated business objectives.

Independent Unaffiliated Trustee

An unaffiliated third party selected by and answerable to the Audit Committee of the Company will serve as trustee for each of our first mortgage lien deeds of trust to enforce the terms of the mortgage security instruments, including loan guarantees if any. The Company believes this will enhance the Company’s ability to enforce its rights pursuant to security instruments and loan guarantees, if any, thereby somewhat mitigating the related party aspects inherent in the Company’s lending model.

Lending Process

Lending Process - Overview

Through our Advisory Agreement with Medical Hospitality Capital Markets Group, LLC, we will have access to team of experienced hotel development, construction and lending professionals. This team is responsible for underwriting the market, developing a financial model to test sensitivities, structuring transactions and leading the due diligence process. The Advisor’s team will also develop market assumptions on room rates, occupancies, lease-up, expenses, etc. They will receive technical support from external feasibility, market research, construction, legal, tax and finance teams. These in-house functions align our interests with our investors’ in all aspects of the process, preserving accountability to drive performance. Our Advisor’s acquisition may meet with our Board of Directors from time to time to share their observations on the market activities and policy changes, review our lending strategy and discuss transactions of potential interest and updates on our pipeline.

Our lending process will include sourcing and screening of hotel lending opportunities, assessing the suitability of proposals submitted, conducting interest rate and debt coverage analysis, evaluating cash flow and collateral performance, reviewing legal structure and structuring loan terms, as appropriate, to seek an attractive return commensurate with the risk we are bearing. We will seek to make hotel loans where our Advisor and its development and construction affiliates have strong core competencies and where we believe market risk and expected performance can be reasonably quantified.

Our Advisor evaluates each one of our hotel lending opportunities based on its expected risk-adjusted return relative to the returns available from other, comparable hotel. In addition, we evaluate new lending opportunities based on their relative expected returns compared to comparable loans held in our portfolio. Our Advisor also analyzes fundamental trends in the relevant target market areas to adjust/maintain its outlook for that particular target market area. Our Advisor conducts extensive diligence with respect to each potential hotel loan.

Our Advisor has developed its lending process working within a sequential analysis framework evaluating (1) target regions, (2) target neighborhoods and (3) target locations. This enables our hotel lending activities to stay focused upon only those properties that are deemed desirable within suitable neighborhoods in proximity to medical centers and government facilities we view as attractive long term locations for investment.

There is considerable uncertainty regarding the amounts we will receive from this offering and the timing of those receipts. This will impact the lending activities of the Company. However we believe that the extensive hotel lending experience and industry contacts of the Management and Directors of the Company will enable us to manage that uncertainty effectively. (See  “Management Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources”)

Mortgage Loan Underwriting

Upon receipt of a loan request package we will:

1.

Analyze the feasibility studies and appraisals (completed by an MAI appraiser) that will be required on all Mortgage transactions prior to submitting to the Directors for approval. Careful assessment of all factors contributing to the feasibility and projected value of the property securing the proposed loan will be conducted.

2.

Evaluate the projected financial results of operations of the properties contained within the feasibility studies and appraisals to validate valuation and confirm possible loan amount based on appropriate loan to value ratio, and to verify reserve and debt coverage ratio requirements

3.

Underwrite and quantify required Interest Reserves on new development or turnaround projects that do not appear to generate sufficient cash flow during the first 18 months subsequent to funding of the loan. Reserves will be calculated based upon the beginning of construction through the stabilization year for new development projects.

4.

Complete submittal package for Director review that will include details regarding the following: (i) Franchise Brand selected for the project, (ii) location of the project with particular emphasis on medical, governmental, educational or commercial demand drivers that will affect the project, (iii) market analysis including economic and demographic factors that will affect the project, (iv) review and discussion of any appraisals and feasibility studies, (v) discussion of management of the borrower and of the hotel project, (vi) analysis of projected operating cash flow and projected Loan-To-Value ratio for proposed loan, (vii) historical financial statements and operating metrics of the property (if applicable), (viii) guarantor review, (i.e. Net Worth, Liquidity, Income, Credit, and Character) and (ix) analysis of compensating factors.

Mortgage Origination

For any loan to an unaffiliated party, if any, a majority of the Company’s Directors must approve the transaction. For any loan to an Affiliated party a majority of the Independent Directors must approve the transaction.

Upon approval by the Company’s Board of Directors a loan commitment will be completed and reviewed by counsel for Company. The loan commitment will be reviewed with the prospective borrower and if agreement is reached executed by the Company and the Borrower. Upon execution of a loan commitment counsel for the Company will be directed to prepare a complete set of loan documents, security instruments and closing instructions as provided in the Board approval.

The Company will also begin its loan closing process. This includes review and approval of items including but not limited to:

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Title Report and Title Policy Commitment, Legal Description , Easements

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Insurance Policies

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Real Estate and Personal Property Taxes, Energy and Utilities costs

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Plan/Budget Review

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Construction Documents

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Contractor Review

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Engineering Plan Review

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Plans & Specifications

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Permits

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Utilities

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Survey

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Zoning Certificate

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Soils Report

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Geotechnical Evaluation

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Franchise Agreement

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Management Agreement

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Utilities Availability and service details

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Employment Contracts

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Personal Property/Equipment List

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Certificate of Occupancy (if available)

Mortgage Closing

The Company and its real estate lending legal counsel will direct and manage the loan closings, typically through a title company, pursuant to the terms of the Board approval, loan commitment and closing instructions. Typically, loan funding will not occur until counsel for the Company has reviewed and approved the closing package to ensure all of the closing instructions were complied with and all documents properly executed and, if appropriate, recorded.

Mortgage Servicing

For loans that involve new construction the Company will receive and carefully review each construction draw request and shall follow the following guidelines:

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All construction draw requests and supporting documents will be on AIA forms

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Architect of record must approve each draw and certify that the work has been completed as designed

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For loans to unaffiliated parties, each construction draw must be approved by a majority of the Directors prior to funding

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For loans to Affiliated parties each construction draw must be approved by a majority of the independent Directors

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Lien releases/affidavit must be provided from all subcontractors

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As per industry standards, Company will withhold 10% retainage on sub-contractor labor and no retainage on materials

•

FAS Construction Management, Inc. software, systems and payment application procedures required for all disbursements

For loans on existing properties or on new properties subsequent to their completion, the Company will receive and carefully review:

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Monthly, Quarterly and Annual Financial and Operating Reports (discussion with management company each period if a meeting is warranted)

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Smith Travel Research review on a weekly, monthly quarterly and annual basis

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Annual insurance and real estate tax review

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Frequent Site Inspections

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Annual Management Company Budget Review, Year End Review and Next Year Expectations

Leverage Policy

Under our charter, the maximum amount of our total indebtedness shall not exceed 300% of our total “Net Assets” (as defined by the Statement of Policy Regarding Real Estate Investment Trusts revised and adopted by the North American Securities Administrators Association on May 7, 2007, or the NASAA REIT Guidelines) as of the date of any borrowing.

However, we do not intend to utilize debt financing to fund our hotel lending activities.

Competition

Competition for Development Projects

The Company has negotiated a first right to review all to-be-built projects of Mr. Brown and his affiliates and to provide financing for such projects subject to the lending guidelines of the Company, approval of the transaction by the Independent Directors and availability of funds in the Company to make such loans. Therefore, the Company will not face competition for the investment opportunities with Mr. Brown.

The lending environment for projects developed by unaffiliated parties is somewhat difficult to characterize. There are numerous capital markets participants seeking to fund various portions of the capital stack for to-be-built hotel projects but it remains very difficult to obtain sufficient capital to fund development of new hotel projects. To the extent the Company obtains sufficient capital to consider such lending it should be in a desirable competitive position given current debt market conditions. However, those conditions could and likely will change with unforeseen consequences for the Company’s competitive position with respect to lending opportunities with unaffiliated borrowers.

Competition for Hotel Sites and Franchises

While constrained by the current state of the capital markets, there is nonetheless substantial competition for hotel properties in prime locations with top tier franchises. However, the Company expects that it will be able, as a consequence of the experience, expertise and industry relationships of its management and Directors to compete effectively and obtain investment opportunities that meet its strict criteria.

Investment Objectives and Strategy

Investment Objectives

Our primary investment objectives are:

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Preserve and protect capital

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Lend to borrowers at a minimum of 7.75%. See "Business - Lending Guidelines."

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Limit Asset Management Fees to 1% per year and have the borrower pay any loan origination fee. See "Our Advisor, Advisory Agreements and Advisor Compensation - Advisor Compensation."

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Distribute not less than 90% of the balance, less the Company’s operating expenses, to stockholders. See "Operating and Regulatory Structure - REIT Qualification."

With respect to risks regarding distributions, See "Risk Factors - We may be unable to pay or maintain cash distributions or increase distributions over time."

Investment Strategy

Our Investment Strategy

We plan to implement our investment strategy as follows:

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Originate First Mortgage Loans Secured by Hotel Properties — Originate and service first mortgage loans that are secured by proposed or existing hotel properties that are near medical centers, government facilities, universities and large concentrations of office space located within the United States;

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No Leverage — We will not finance our portfolio with debt;

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Quality Portfolio — Assemble a loan portfolio comprised of mortgages secured by quality hotel properties, some of which may require development and construction, in order to ultimately achieve an income stream that will enable reasonably consistent quarterly distributions to Stockholders;

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Produce Consistent Returns — Use lending to achieve relatively consistent returns to our Stockholders through receipt of interest paid by borrowers to the Company.

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Quarterly Distributions — Pay distributions quarterly.

Our Target Assets

We expect to use substantially all the net proceeds of this offering to originate and service first mortgage loans secured by limited service, extended stay hotel properties located near medical centers, government facilities, universities and large concentrations of office space that are developed, constructed and owned by Affiliates of our Advisor. The typical loan amount on a target hotel property will be $20 million.

We believe a number of factors differentiate us from other REITs, including:

Unique Affiliate-Developed Portfolio — Our loan portfolio will primarily consist of loans secured by properties that are developed, constructed and owned by Affiliates of our Advisor. No other REIT will have the opportunity to provide loans on these properties unless our Board of Directors does not approve a proposed transaction.

Long Term Asset Strategy — We will focus on lending for a specific type of hotel property that is expected to produce a relatively long term, predictable operating income which will, in turn, allow it to support the principal and interest payments on our loans.

No Legacy Issues — Because we will begin with no inventory, and will be financing properties at current values, we will not be burdened with legacy assets; we are better positioned to deliver Stockholder value. We will build an entirely new portfolio that meets our investment criteria.

Related Party Transactions and Conflicts of Interest

Overview

We have entered into an Advisory Agreement with Medical Hospitality Capital Markets Group, LLC, our Advisor, pursuant to which our Advisor will provide certain services. The Advisory Agreement has an initial one-year term and will be renewed for one-year terms thereafter unless terminated by either us or our Advisor. Our Advisor is entitled to receive from us various fees including fees determined based on Average Invested Assets.

Our chief executive officer and our president are also officers of Medical Hospitality Capital Markets Group, LLC. As a result, the Advisory Agreement between us and our Advisor was negotiated between related parties, and the terms, including fees and other amounts payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. See “Related Party Transaction Policies” below. There are various conflicts of interest in our relationship with our Advisor, which could result in decisions that are not in the best interests of our Stockholders.

Our Advisory Agreement is intended to provide us with access to our Advisor’s pipeline of investment opportunities, its personnel and its experience in capital markets, credit analysis, debt structuring and the origination and servicing of mortgage loans secured by hotels.

We anticipate that Affiliates of our Advisor will serve as the developer and general contractor on most, if not all, of the hotel projects securing our loans.

Related Party Transaction Policies

In order to avoid any actual or perceived conflicts of interest between our Advisor, any of their Affiliates or any investment vehicle sponsored or managed by Medical Hospitality Capital Markets Group, LLC or any of its Affiliates, which we refer to as the MHCMG parties, and us, the approval of a majority of our Independent Directors will be required to approve any transaction between us and the MHCMG parties, including but not limited to making of mortgage loans secured by properties owned by MHCMG parties and advances to Affiliated borrowers in connection with such mortgage loans.

The Company believes the origination of and investment in first mortgage loans bearing interest rates at or above market for such loans by the Company which are secured by hotel properties developed and owned by affiliates of Mr. Brown within the limitations of the NASAA REIT Guidelines within the stated business purpose of the Company does not constitute making ‘personal loans’ to Mr. Brown as set forth in Section 13(k) of the Securities Exchange Act of 1934 as amended by Section 402 of the Sarbanes-Oxley Act of 2002.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its Directors and officers to the corporation and its Stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that limits such liability to the maximum extent permitted by Maryland law.

Maryland law permits a corporation to indemnify its present and former Directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

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the act or omission of the Director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

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the Director or officer actually received an improper personal benefit in money, property or services; or

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in the case of any criminal proceeding, the Director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a Director or officer in a suit by or in the right of the corporation in which the Director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the Director or officer is fairly and reasonably entitled to indemnification, even though the Director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a Director or officer upon the corporation’s receipt of:

•

a written affirmation by the Director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

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a written undertaking by the Director or officer or on the Director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the Director or officer did not meet the standard of conduct.

Our charter obligates us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

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any present or former Director or officer of our company;

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any individual who, while a Director or officer of our company and at our request, serves or has served another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, member, manager or trustee; or

•

the Advisor or any of its Affiliates acting as our agent;

from or against any claim or liability to which such person may become subject or which such person may incur by reason of such person’s service in such capacity.

Notwithstanding anything to the contrary above, we shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by an Indemnitee unless one (1) or more of the following conditions are met:  (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which Securities were offered or sold as to indemnification for violations of securities laws.

Insofar as the foregoing provisions permit indemnification of Directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Notwithstanding anything to the contrary above, we shall not provide for indemnification of a Director, the Advisor or any Affiliate of the Advisor (an "Indemnitee") for any liability or loss suffered by any of them and we shall not provide that an Indemnitee be held harmless for any loss or liability suffered by us, unless all of the following conditions are met: (i) the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests; (ii) the Indemnitee was acting on behalf of or performing services for us; (iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a Director (other than an Independent Director), the Advisor or an Affiliate of the Advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Director, and (iv) such indemnification or agreement to hold harmless is recoverable only out of Net Assets and not from the Stockholders.

Notwithstanding anything to the contrary above, we shall pay or reimburse reasonable legal expenses and other costs incurred by Directors or the Advisor or its Affiliates in advance of the final disposition of a proceeding only if (in addition to the procedures required in the MGCL) all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of our Company; (b) the legal proceeding was initiated by a third party who is not a Stockholder or, if by a Stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) the Directors or the Advisor or its Affiliates undertake to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that the particular Indemnitee is not entitled to indemnification.

Following completion of this offering, we may enter into indemnification agreements with each of our Directors and executive officers that would provide for indemnification to the maximum extent permitted by Maryland law and our charter.

Operating and Regulatory Structure

REIT Qualification

In general, a real estate investment trust, or REIT, is a company that:

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combines the capital of many investors to acquire a large-scale diversified real estate portfolio under professional management;

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allows individual investors to invest in a diversified real estate portfolio managed by a professional management team;

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makes an election to be treated as a REIT for U.S. federal income tax purposes;

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pays distributions to investors each year of at least 90% of its taxable income (excluding net capital gain) determined without regard to the deduction for dividends paid; and

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generally avoids the “double taxation” treatment of income that results from investments in a corporation because a REIT generally is not subject to U.S. federal corporate income taxes and excise taxes on its Net Income distributed to Stockholders, provided certain income tax requirements are satisfied.

If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our net taxable income that we currently distribute to our Stockholders. Under the Code, a REIT is subject to numerous organizational and operational requirements, including a requirement that it annually distribute at least 90% of its REIT taxable income (which does not equal Net Income, as calculated in accordance with GAAP) to our Stockholders, determined without regard to the deduction for dividends paid and excluding any net capital gain. If we fail to qualify for taxation as a REIT in any year and do not qualify for certain statutory relief provisions, our income for that year will be taxed at regular corporate rates, and we will be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify as a REIT. Even if we qualify as a REIT for U.S. federal income tax purposes, we may still be subject to some federal, state and local taxes on our income and property and to U.S. federal income taxes and excise taxes on our undistributed income.

1940 Act Exemption

We do not intend to register as an investment company under the Investment Company Act. Under Section 3(a)(1) of the Investment Company Act, an issuer is not deemed to be an “investment company” if:

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it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities, or the holding-out test; and

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it neither is engaged nor proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis, or the 40% test. “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

We plan to originate whole mortgages. Mortgages are deemed securities for Investment Company Act purposes and more than 40% of our assets will, consequently, be securities. But entities that meet the standards set forth in Section 3(c)(5)(C) of the Investment Company Act are excepted from the definition of an investment company. Section 3(c)(5)(C) is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exception generally requires that, for purposes of Section 3(c)(5)(C), at least 55% of a portfolio be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets). What we buy and sell is therefore limited to these criteria.

We expect that substantially all of our assets will consist of whole mortgages we originate and thereby meet the standard set forth in Section 3(c)(5)(C). We may invest in bridge loans, construction loans, or mortgage loan participations that also meet the parameters of Section 3(c)(5)(C) based on no-action letters issued by the SEC staff and other SEC interpretive guidance. Although we intend to monitor our portfolio periodically and prior to each investment acquisition and disposition, there can be no assurance that we will be able to maintain this exemption from registration.

Should we determine to invest in assets other than mortgages we originate or assets that do not meet the parameters of Section 3(c)(5)(C), which we have no present intention to do, qualification for exemption from registration under the Investment Company Act will limit our ability to make these other investments. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

Commercial Real Estate Loans

First Mortgage Loans. A first mortgage loan will be treated as a qualifying real estate asset, as long as the loan is “fully secured” by real estate at the time we originate or acquire the loan. Mortgage loans that are junior to a mortgage owned by another lender, or second mortgages, will be treated as qualifying real estate assets if the real property fully secures the second mortgage.

Participations. A participation interest in a whole mortgage loan will be treated as a qualifying real estate asset only if the interest is a participation in a mortgage loan, such as a B-Note, that meets certain criteria. An A-Note will be treated as a qualifying real estate asset, if the A-Note is fully secured and, as the owner of the A-Note, we are the controlling investor with the ability to foreclose on the mortgage. Consistent with SEC staff guidance, a B-Note will be treated as a qualifying real estate asset only if: (1)we have a participation interest in a mortgage loan that is fully secured by real property; (2) we have the right to receive its proportionate share of the interest and the principal payments made on the loan by the borrower, and our returns on the loan are based on such payments; (3) we invest only after performing the same type of due diligence and credit underwriting procedures that we would perform if we were underwriting the underlying mortgage loan; (4) we have approval rights in connection with any material decisions pertaining to the administration and servicing of the loan and with respect to any material modification to the loan agreements; and (5) in the event that the loan becomes non-performing, we have effective control over the remedies relating to the enforcement of the mortgage loan, including ultimate control of the foreclosure process, by having the right to: (a) appoint the special servicer to manage the resolution of the loan; (b) advise, direct or approve the actions of the special servicer; (c) terminate the special servicer at any time with or without cause; (d) cure the default so that the mortgage loan is no longer non-performing; and (e) purchase the senior loan at par plus accrued interest, thereby acquiring the entire mortgage loan.

Other Real Estate-Related Loans. We will treat the other real estate-related loans described in this prospectus such as bridge loans as qualifying real estate assets if such loans are fully secured by real estate. With respect to construction loans which are funded over time, we will consider the outstanding balance (i.e., the amount of the loan actually drawn) as a qualifying real estate asset. The SEC has not issued no-action letters specifically addressing construction loans which are funded over time. If the SEC takes a position in the future that is contrary to our classification, we will modify our classification accordingly.

 Management’s Discussion and Analysis of Financial Condition

General

As of the date of this prospectus, we have not yet commenced active operations. Subscription proceeds will be released to us after the minimum offering is achieved and will be applied to the origination and funding of loans and the payment or reimbursement of selling commissions and other fees, expenses and uses as described throughout this prospectus. We will experience a relative increase in liquidity as we receive additional subscriptions for shares and a relative decrease in liquidity as we spend net offering proceeds in connection with the origination and funding of loans or the payment of distributions.

Further, we have not entered into any arrangements creating a reasonable probability that we will make any specific loans. The number of loans that we will originate and fund will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment. Until required for the funding of loans or used for distributions, we will keep the net proceeds of this offering in short-term, low risk, highly liquid, interest-bearing investments.

We intend to make an election to be taxed as a REIT under Code Section 856(c). In order to qualify as a REIT, we must annually distribute to our Stockholders each calendar year at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding any net capital gain. If we qualify as a REIT for U.S. federal income tax purposes, we generally will not be subject to U.S. federal income tax on income that we distribute to our Stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to U.S. federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify as a REIT for four years following the year in which our qualification is denied. Such an event could materially adversely affect our net income and results of operations.

Results of Operations

Currently, we have not commenced business operations. Because we have not made or committed to make any mortgage loans, our management is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting our targeted portfolio, the hotel industry and real estate generally, which may be reasonably anticipated to have a material impact on the capital resources and the revenue or income to be derived from the operation of our assets.

Liquidity and Capital Resources

We are offering and selling to the public in our primary offering up to 6,000,000 shares of our Common Stock, $0.01 par value per share, at $10 per share.

Our principal demands for cash will be our lending activities, including the amounts advanced pursuant to first mortgage loan commitments we make to borrowers. Additionally the payment of our operating and administrative expenses and distributions to our Stockholders will require cash.

Generally, we will fund our loan originations from the net proceeds of this offering. Given that there is considerable uncertainty as to the timing and amounts that the Company will receive from this offering of its Common Stock we will be required to have considerable flexibility with respect to the use of our liquidity to fund loan advances. Loans involving hotel development projects will necessarily require staged loan advances monthly based on submission of required loan request documentation as well as approval by a majority of the Independent Directors for loans to Affiliated parties and a majority of the entire Board of Directors for loans to unaffiliated parties. Management believes that due to the extensive industry relationships and experience of its Management and Directors that it will be able to identify lending opportunities irrespective of the amounts provided by this offering or the timing of receipt of those amounts.

We anticipate that adequate cash will be generated from operations to fund our operating and administrative expenses and the payment of distributions. However, our ability to finance our operations is subject to some uncertainties. In general, our policy will be to pay distributions from cash flow from operations. We do not intend to fund such distributions from offering proceeds. However, if we have not generated sufficient cash flow from our operations and other sources, such as from borrowings, advances from our Advisor, our Advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements, to fund distributions, we may use the offering proceeds. Moreover, our Board of Directors may change this policy, in its sole discretion, at any time.

We may, from time to time, pay distributions in excess of cash flow from operations, earnings and/or taxable income if differences with respect to recognition of revenues or expenses cause cash available for distribution to be greater than our GAAP or tax income.

Potential future sources of capital include additional securities offerings, proceeds from the repayment of mortgage loans and undistributed cash flow from principal and interest payments on mortgage loans we have made. Note that, currently, we have not identified any additional sources of financing and there is no assurance that such sources of financings will be available on favorable terms or at all.

Critical Accounting Policies

FASB ASC 310-10-35-47 states that loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff should be reported in the balance sheet at outstanding principal adjusted for any charge offs, the allowance for loan losses (or the allowance for doubtful accounts), any deferred fees or costs on originated loans, and any unamortized premiums or discounts on purchased loans. Accordingly, as the Company intends to hold all of the mortgage loans it originates and services to maturity and will have the ability to do so, the Company will report loan balances on its balance sheet as described above.

Interest income on loans held by the Company will be accrued and credited to interest income as it is earned, using the interest method.

FASB ASC 310-20 provides guidance on the recognition, measurement, derecognition, and disclosure of nonrefundable fees, origination costs, and acquisition costs associated with lending activities and loan purchases. FASB ASC 310-20-35-2 states that loan origination fees deferred in accordance with FASB ASC 310-20-25-2 should be recognized over the life of the loan as an adjustment of yield (interest income). FASB ASC 310-20-30-2 explains that loan origination fees and related direct loan origination costs for a given loan should be offset and only the net amount should be deferred. If the entity holds a large number of similar loans for which prepayments are probable and the timing and amount of prepayments can be reasonably estimated, the institution may consider estimates of future principal prepayments in the calculation of the constant effective yield necessary to apply the interest method, as stated in FASB ASC 310-20-35-26. Direct loan origination costs include only incremental direct costs of loan origination incurred in transactions with independent third parties and certain costs directly related to specified activities performed by the lender for that loan, as stated in the FASB ASC glossary. Unsuccessful loan origination efforts and other indirect costs, which include administrative costs, rent, depreciation, and all other occupancy and equipment cost, should be charged to expense as incurred, according to FASB ASC 310-20-25-3.

To the extent the Company receives fees or incurs origination costs in connection with its loan origination activities it will account for such fees and costs as described in the paragraph above.

Distribution Policy and Distributions

When we have sufficient cash flow available to pay distributions, we intend to pay regular distributions to our Stockholders in an amount equal to our taxable income.  We generally intend over time to pay quarterly distributions. We plan to pay our first distribution in respect of the period from the earlier of (i) the conclusion of this offering through the end of the next quarter, which may be prior to the time that we have fully invested the net proceeds from this offering in investments in our target assets or (ii) the first calendar quarter after the calendar month in which we originate our first mortgage. Prior to the time we have fully used the net proceeds of this offering to originate mortgage loans, we may fund our quarterly distributions out of such net proceeds. Distributions will be paid to our Stockholders when and if authorized by our Board of Directors and declared by us out of legally available funds as of the daily record dates selected by our Board of Directors.

U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. This requirement is described in greater detail in the “Material U.S. Federal Income Tax Considerations” section of this prospectus.

Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, could require us to issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of capital.

We intend to make distributions sufficient to meet the annual distribution requirement and to avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

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the amount of time required for us to invest the funds received in the offering;

•

our operating expenses and, if any, our interest expenses;

•

the ability of our borrowers to meet their obligations under the mortgage loan terms associated with our properties;

•

the amount of interest received by us from our mortgage loan investments;

•

our ability to charge and collect interest on our mortgage loans;

•

our borrower’s ability to maintain or increase room rates and therefore maintain their ability to pay principal and interest when due;

•

capital expenditures and reserves for such expenditures if we are required to make them subsequent to a foreclosure;

•

the issuance of additional shares; and

•

financings and refinancings.

As of the date of this prospectus, we have no real estate mortgage investments.  We currently own no mortgage loans and have not identified any properties upon which we will make a loan.  We will not make any real estate mortgage investments until we identify investment opportunities and raise sufficient capital pursuant to this offering to do so.  We cannot predict when we will begin to generate sufficient cash flow from these investments to pay distributions as a result of such investments; however, we expect that these will begin no later than the first calendar quarter after the calendar month in which we make our first real estate investment.

To the extent that in respect of any calendar year, cash available for distribution is less than our taxable income, we could be required to sell assets or borrow funds to make cash distributions or make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities. In addition, prior to the time we have fully invested the net proceeds of this offering, we may fund our quarterly distributions out of such net proceeds, which would reduce the amount of cash we have available for investing and other purposes. The use of these net proceeds for distributions could be dilutive to our financial results. In addition, funding our distributions from our net proceeds may constitute a return of capital to our investors, which would have the effect of reducing each Stockholder’s basis in its shares of our Common Stock. For more information, see “Material U.S. Federal Income Tax Considerations.”

To satisfy the requirements to qualify as a REIT and generally not be subject to U.S. federal income and excise tax, we intend to make regular quarterly distributions of all or substantially all of our taxable income to holders of our Common Stock out of assets legally available therefor. Any distributions we make to our Stockholders will be at the discretion of our Board of Directors and will depend upon our earnings, financial condition, liquidity, debt covenants, funding or margin requirements under securitizations, maintenance of our REIT qualification, applicable provisions of Maryland laws, and such other factors as our Board of Directors deems relevant. Our earnings, financial condition and liquidity will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. See “Risk Factors.”

We anticipate that our distributions generally will be taxable as ordinary income to our Stockholders, although a portion of the distributions may be designated by us as qualified dividend income or capital gain, or may constitute a return of capital. We will furnish annually to each of our Stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital, qualified dividend income or capital gain. For more information, see “Material U.S. Federal Income Tax Considerations.”

Distributions in kind will not be permitted, except for:

•

distributions of readily marketable securities or our own securities;

•

distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of the charter; or

•

distributions of in-kind property, so long as, with respect to such in-kind property, the Board of Directors advises each Stockholder of the risks associated with direct ownership of the property, offers each Stockholder the election of receiving in-kind property distributions, and distributes in-kind property only to those Stockholders who accept the Directors’ offer.

Prior Performance Summary

Medical Hospitality Capital Markets Group, LLC is a recently formed entity with no prior performance history.  Affiliates of Billy L. Brown, the CEO of Medical Hospitality Capital Markets Group, LLC, have sponsored two prior private offerings with investment objectives that are not similar to those of the Company. These two programs involved investment of an equity tranche by limited partnerships affiliated with Mr. Brown with unaffiliated third party institutional lenders providing debt financing for the projects.  Neither of these private offerings was sold through FINRA Broker Dealers and both were sold to a small group of accredited investors. Both of these prior offerings were formed for the purpose of developing 123 room hotel projects costing approximately $19.5 million each.

The two offerings, Denver Hospitality, LP and Vintage Harris Hospitality, LP, were formed to develop and construct hotel properties, then own and manage the completed projects.  Neither of the properties has been sold.

See Appendix A beginning on Page A-1 hereof for additional information including Prior Performance tables containing specific information about each of the two properties.

Description of Securities

We are a Maryland corporation.  Your rights as a Stockholder are governed by the Maryland General Corporation Law, our charter and our bylaws.  The following summary of terms, rights and preferences of our shares is not complete.  You should read our charter and bylaws for more complete information.

Authorized Shares

Our charter provides that we may issue up to 60,000,000 shares, consisting of 50,000,000 Common Stock, par value $0.01 per share and 10,000,000 preferred shares, par value $0.01 per share.  As of the date of this prospectus, 85,000 Common Stock were issued and outstanding, held by three individuals and our Advisor, Medical Hospitality Capital Markets Group, LLC, and no preferred shares were issued and outstanding. First American Stock Transfer, Inc. is the transfer agent and registrar of our Common Stock.

Our charter also contains a provision permitting our Board of Directors to issue classified or reclassified shares of any class or series, provided that the Board of Directors by resolution (a) designates the class or series to distinguish it from all other classes and series of shares; (b) specifies the number of shares to be included in the class or series; (c) sets or changes, subject to certain limitations and the express terms of any class or series of shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series of shares; and (d) causes us to file articles supplementary with the State Department of Assessments and Taxation of Maryland. Our charter requires us to ensure that the voting rights per share (other than any publicly held share) sold in any private offering will not exceed the voting rights which bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each privately offered share bears to the book value of each outstanding publicly held share. We believe that the power to issue classified or reclassified shares of stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Common Stock

Subject to the terms of our charter regarding the restrictions on ownership and transfer of shares, each Common Stock has the same voting, dividend, distribution, liquidation and other rights as each other Common Stock.

Voting Rights

Each outstanding share of Common Stock owned by a Stockholder entitles that holder to one vote on all matters submitted to a vote of Stockholders, including the election of Directors.  The right to vote is subject to the provisions of our charter regarding the restriction on the transfer of shares, which we describe under "Restrictions on Ownership and Transfer" below.  There is no cumulative voting in the election of Directors.

According to the terms of our charter and bylaws and Maryland law, all matters submitted to the Stockholders for approval generally are approved by the affirmative vote of the holders of the majority of the shares entitled to vote on such matter at a meeting of Stockholders duly called and at which a quorum is present.

Dividends

Subject to any express preference of a series of preferred shares, in any calendar year, the holders of outstanding  Common Stock shall be entitled to receive on a pro-rata basis, one hundred percent (100%) of any dividends, when and as declared by the Board of Directors, out of any assets at the time legally available therefor.  In the event that we issue preferred shares, payment and declaration of dividends on our Common Stock and purchases of shares thereof by us may be subject to certain restrictions if we fail to pay dividends on our preferred shares.

Distributions and Liquidation Rights

Subject to any express preference of a series of preferred shares, in the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Company, the aggregate assets available for distribution to Stockholders shall be determined in accordance with applicable law.

No Preemptive Rights

No holders of our Common Stock have preemptive or other rights to purchase or subscribe for any other shares.

REIT Restrictions on Ownership and Transfer

Our Common Stock are subject to certain restrictions upon ownership and transfer which were adopted for the purpose of enabling us to preserve our status as a REIT.  For a description of such restrictions, see "Restrictions on Ownership and Transfer" below.

Preferred Shares

Our charter authorizes our Board of Directors to issue up to 10,000,000 preferred shares from time to time, in one or more series, to establish the number of shares in each series and to fix the designations, voting powers, preferences, relative rights, qualifications, limitations and restrictions thereof.  No Stockholder approval is required for the issuance of preferred shares.

The terms of any preferred shares we issue will be set forth in resolutions adopted by our Board of Directors.  We will file such resolutions as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus.  The description of preferred shares in any prospectus supplement will not describe all of the terms of the preferred shares in detail.  You should read the applicable resolutions for a complete description of all of the terms.

Meetings and Special Voting Requirements

Subject to our charter restrictions on ownership and transfer of our shares and the terms of each class or series of shares, each holder of Common Stock is entitled at each meeting of Stockholders to one vote per share owned by such Stockholder on all matters submitted to a vote of Stockholders, including the election of Directors.  There is no cumulative voting in the election of our Board of Directors, which means that the holders of a majority of shares of our outstanding stock entitled to vote generally in the election of Directors can elect all of the Directors then standing for election and the holders of the remaining shares will not be able to elect any Directors.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its articles of incorporation, merge, sell all or substantially all of its assets, or engage in similar transactions outside the ordinary course of business, unless declared advisable by the Board of Directors and approved by the affirmative vote of Stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, and our charter provides for approval of these matters by the affirmative vote of a majority of the votes entitled to be cast.

An annual meeting of our Stockholders will be held each year, upon reasonable notice on a date that is within a reasonable period of time following the distribution of our annual report to Stockholders, at least 30 days after delivery of our annual report to our Stockholders. The Directors, including the Independent Directors, shall take reasonable steps to ensure that such notice is provided. Special meetings of Stockholders may be called only upon the request of our president, a majority of our Directors, a majority of the Independent Directors, or upon the written request of Stockholders entitled to cast at least 10% of the votes entitled to be cast at the meeting. Upon receipt of a written request from such Stockholders stating the purpose of the special meeting, our secretary will provide all of our Stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 or more than 60 days after delivery of the notice of meeting. The presence of Stockholders entitled to cast at least 50% of all the votes entitled to be cast at such meeting on any matter, either in person or by proxy, will constitute a quorum.

Our Stockholders are entitled to receive a copy of our Stockholder list upon request. The list provided by us will include each Stockholder’s name, address and telephone number, and the number of shares owned by each Stockholder and will be sent within ten days of the receipt by us of the request. A Stockholder requesting a list will be required to pay reasonable costs of postage and duplication. Stockholders and their representatives shall also be given access to our corporate records at reasonable times. We have the right to request that a requesting Stockholder represent to us that the list and records will not be used to pursue commercial interests.

If we are ultimately unable to obtain authorization for our Common Stock to trade on either a national securities exchange or in the over the counter market, we may seek Stockholder approval of the liquidation of the corporation.  If we sought and failed to obtain Stockholder approval of our liquidation, our charter would not require us to list or liquidate and we could continue to operate as before. In such event, there will be no public market for Common Stock and you may be required to hold the shares indefinitely. If we sought and obtained Stockholder approval of our liquidation, we would begin an orderly sale of our properties and distribute our net proceeds to you.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, we must meet the following criteria regarding our Stockholders’ ownership of our shares:

•

five or fewer individuals (as defined in the Code to include specified private foundations, employee benefit plans and trusts and charitable trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year, other than our first REIT taxable year; and

•

100 or more persons must beneficially own our shares during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year.

See the section entitled “Material U.S. Federal Income Tax Considerations” in this prospectus for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our initial and continued qualification as a REIT under the Code. However, there can be no assurance that this prohibition will be effective. Because we believe it is essential for us to qualify as a REIT, and, once qualified, to continue to qualify, among other purposes, our charter provides (subject to certain exceptions) that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of our Common Stock.

Our Board of Directors, in its sole discretion, may waive this ownership limit if evidence satisfactory to our Directors is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our Directors determine that it is no longer in our best interests to continue to qualify as a REIT.

Additionally, our charter prohibits the transfer or ownership of our stock if such transfer or ownership would:

•

result in any person owning, directly or indirectly, shares of our stock in excess of the foregoing ownership limitations;

•

result in our being “closely held” within the meaning of Code Section 856(h) (regardless of whether the ownership interest is held during the last half of a taxable year); or

•

otherwise result in us failing to qualify as a REIT (including, but not limited to, ownership of an interest in a tenant if the income derived by us from such tenant would cause us to fail to satisfy any of the gross income requirements of the Code.

Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. In the event of any attempted transfer of our stock which, if effective, would result in a violation of the ownership limit or other restrictions on ownership and transfer discussed above, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. To avoid confusion, these shares so transferred to a beneficial trust will be referred to in this prospectus as “Excess Securities.”  Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the Excess Securities, will be entitled to receive all distributions authorized by the Board of Directors on such securities for the benefit of the charitable beneficiary.  Our charter further entitles the trustee of the beneficial trust to vote all Excess Securities.

The trustee of the beneficial trust will select a transferee to whom the Excess Securities may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on ownership and transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would have violated the 9.8% ownership limit or the other restrictions on ownership and transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee), or the price per share received by the trustee from the sale or other disposition of the Excess Securities. The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

In addition, we have the right to purchase any Excess Securities at the lesser of (i) the price per share paid in the transfer that created the Excess Securities (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date we, or our designee, exercise such right. We will have the right to purchase the Excess Securities until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the intended transferee.

Any person who (i) acquires or attempts or intends to acquire shares in violation of the foregoing ownership limitations, or (ii) would have owned shares that resulted in a transfer to a charitable trust, is required to give us immediate written notice or, in the case of a proposed or intended transaction, 15 days’ written notice. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our Board of Directors determines it is no longer in our best interest to continue to qualify as a REIT.

The ownership restriction does not apply to the underwriter in a public offering of shares or to a person or persons so exempted (prospectively or retroactively) from the ownership limit by our Board of Directors based upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns more than 5% of the outstanding shares during any taxable year must deliver a statement or affidavit setting forth the name and address of such owner, the number of shares beneficially owned, directly or indirectly, and a description of the manner in which such shares are held.

Stockholder Liability

Under Maryland law, you will not be personally liable for any obligation of ours solely because you are a Stockholder.  Under our charter, our Stockholders are not personally liable for our debts or obligations and will not be subject to any personal liability in tort, contract or otherwise, to any person in connection with our property or affairs by reason of being a Stockholder.

Notwithstanding these limitations, common law theories of "piercing the corporate veil" may be used to impose liability on Stockholders in certain instances.  Also, to the extent that we conduct operations in another jurisdiction where the law of that jurisdiction (1) does not recognize the limitations of liability afforded by contract, Maryland law or our charter, and (2) does not provide similar limitations of liability applicable to corporations, a third party could attempt, under limited circumstances, to assert a claim against our Stockholders based upon our obligations.

All shares issued to Stockholders shall be nonassessable.

Restrictions on Roll-up Transactions

Restrictions on roll-up transactions are discussed below. (See “Summary of Our Organizational Documents—Restrictions on Certain Conversion Transactions and Roll-Ups”).

Summary of Our Organizational Documents

Each Stockholder is bound by and deemed to have agreed to the terms of our organizational documents by virtue of the election to become a Stockholder. Our organizational documents consist of our charter and bylaws. The following is a summary of material provisions of our organizational documents and does not purport to be complete. Our organizational documents are filed as exhibits to our registration statement of which this prospectus is part. See the section entitled “Where You Can Find Additional Information” in this prospectus.

Our charter was filed with and accepted by the Maryland Department of Assessments and Taxation on January 18, 2011. The bylaws, in their present form, became operative when our Board of Directors approved them as of January 19, 2010. Neither our charter nor bylaws has an expiration date, and therefore, both documents remain effective in their current form throughout our existence, unless they are amended.

Charter and Bylaw Provisions

The rights of Stockholders and related matters are governed by our organizational documents and Maryland law. Certain provisions of these documents or of relevant law, summarized below, may make it more difficult to change the composition of our Board of Directors and could have the effect of delaying, deferring, or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our Common Stock. See generally “Risk Factors.”

Stockholders’ Meetings and Voting Rights

Our charter requires us to hold an annual meeting of Stockholders not less than thirty days after delivering our annual report to Stockholders. The purpose of each annual meeting will be to elect Directors and to transact any other business. The president, a majority of the Directors or a majority of the Independent Directors also may call a special meeting of the Stockholders. The secretary must call a special meeting when Stockholders entitled to cast not less than 10% of all votes entitled to be cast at the meeting make a written request. The meeting will be held on a date not less than fifteen nor more than sixty days after the notice is sent, at the time and place specified in the notice.

Except as provided above, we will give notice of any annual or special meeting of Stockholders not less than ten nor more than ninety days before the meeting. The notice must state the purpose of the meeting. At any meeting of the Stockholders, each Stockholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of Stockholders entitled to cast at least 50% of all the votes entitled to be cast at the meeting on any matter will constitute a quorum. The affirmative vote of a majority of the shares of our stock, present in person or by proxy at a meeting of Stockholders at which a quorum is present, will be sufficient to elect Directors and a majority of votes cast will be sufficient to approve any other matter that may properly come before the meeting, unless more than a majority of the votes cast is required by law or our charter.

 Board of Directors

We will have five Directors, which number may be increased or decreased, but which shall never be less than three. Each Director will hold office for one year, and may be elected to an unlimited number of successive terms.  A majority of these Directors must be “independent”. An “Independent Director” is defined in accordance with Article IV of our charter and is intended to comply with Section I.B.14 of the NASAA REIT Guidelines. The Independent Directors will nominate all individuals for Independent Director positions.  A Director may resign at any time and may be removed with or without cause by the affirmative vote of Stockholders entitled to cast not less than a majority of the votes entitled to be cast generally in the election of Directors. A vacancy on the Board of Directors caused by the death, resignation or incapacity of a Director or by an increase in the number of Directors, within the limits described above, may be filled only by the vote of a majority of the remaining Directors whether or not the voting Directors constitute a quorum. Our charter and bylaws require our committees to be comprised of a majority of Independent Directors.

Persons who serve as Directors must have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets that we intend to acquire to serve as a Director. Our charter provides that at least one of our Independent Directors must have three years of relevant real estate experience.

Maryland law provides that any action required or permitted to be taken at a meeting of the Board of Directors also may be taken without a meeting by written consent of all Directors.

The approval by our Board of Directors and by holders of at least a majority of our outstanding voting shares of stock is generally necessary for us to do any of the following:

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amend our charter to adversely affect the rights, preferences and privileges of the Common Stockholders;

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amend our charter provisions relating to Director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

•

the sale of all or substantially all of our assets other than in the ordinary course of our business; and

•

a merger or other reorganization.

Under our charter, our Directors, our Advisor and any Affiliates thereof are generally prohibited from voting any shares they own on any proposal brought to Stockholders seeking to remove our Advisor, the Directors or any Affiliates thereof or to vote on any transaction between us and any of them. For these purposes, shares owned by our Advisor, the Directors or any Affiliates thereof will not be included in the denominator to determine the number of votes needed to approve the matter.

Rights of Objecting Stockholders

Under Maryland law, dissenting holders may have, subject to satisfying certain procedures, the right to receive a cash payment representing the fair value of their shares of stock under certain circumstances. As permitted by Maryland law, however, our charter includes a provision opting out of the appraisal rights statute, thereby precluding Stockholders from exercising the rights of an “objecting Stockholder” unless our Board of Directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders would otherwise be entitled to exercise appraisal rights. As a result of this provision, our Stockholders will not have the right to dissent from extraordinary transactions, such as the merger of our company into another company or the sale of all or substantially all of our assets for securities.

Inspection of Books and Records; Stockholder Lists

Any Stockholder or his or her designated representative will be permitted, at all reasonable times, to inspect and obtain copies of our records to which he or she is entitled under applicable law, subject to the limits contained in our charter. Specifically, the request cannot be made to secure a copy of our Stockholder list or other information for the purpose of selling the list or using the list or other information for a commercial purpose other than in the interest of the applicant as a Stockholder relative to the affairs of our company. We may require the Stockholder requesting the Stockholder list to represent that the Stockholder list is not requested for a commercial purpose unrelated to the Stockholder’s interest in us.

For example, a Stockholder may, subject to the limits described above, in person or by agent during normal business hours, inspect and obtain copies of our books of account and our stock ledger. Any Stockholder also may present to any officer or its resident agent a written request for a statement of our affairs or our Stockholder list, an alphabetical list of names and addresses and telephone numbers of our Stockholders along with the number of shares of stock held by each of them. Our Stockholder list will be maintained and updated at least quarterly as part of our corporate documents and records and will be printed on white paper in a readily readable type size. A copy of the Stockholder list will be mailed to the Stockholder within ten days of the request.

We may impose, and require the Stockholder to pay, a reasonable charge for expenses incurred in reproducing any of our corporate documents and records. If our Advisor or our Directors neglect or refuse to produce or mail a copy of the Stockholder list requested by a Stockholder, then in accordance with applicable law and our charter, our Advisor and our Directors will be liable to the Stockholder for the costs, including reasonable attorneys’ fees, incurred by the Stockholder in compelling production of the list and actual damages suffered by the Stockholder because of the refusal or neglect. The remedies provided to Stockholders requesting copies of the Stockholder list are in addition to, and will not in any way limit, other remedies available to

Stockholders under federal law, or the laws of any state. As noted above, if the Stockholder’s actual purpose is to sell the list or use it for a commercial purpose, we may refuse to supply the list.

Our books and records are open for inspection by state securities administrators upon reasonable notice and during normal business hours.

Amendment of the Organizational Documents

Except for those amendments permitted to be made without Stockholder approval, our charter may be amended, after approval by our Board of Directors, by the affirmative vote of two-thirds of the votes entitled to be cast on the matter. Our bylaws may be amended in any manner not inconsistent with the charter by a majority vote of our Directors present at the meeting of the Board of Directors.

Dissolution or Termination of the Company

As a Maryland corporation, we may be dissolved at any time after a determination by a majority of the entire Board of Directors that dissolution is advisable and the approval of Stockholders entitled to cast a majority of the votes entitled to be cast on the matter. Our Board of Directors will determine when, and if, to:

•

have Common Stock listed for trading on a national securities exchange, subject to satisfying existing listing requirements; and

•

commence subsequent offerings of securities after completing this offering.

Our Board of Directors anticipates undertaking causing our Common Stock to either become listed on a National Exchange or authorized to trade in the over the counter market upon completion of this offering. If listing our Common Stock is not feasible, our Board of Directors may decide to:

•

sell our assets individually including seeking Stockholder approval if the action would constitute the sale of all or substantially all of our assets;

•

continue our business and evaluate a listing of Common Stock at a future date; or

•

adopt a plan of liquidation.

Advance Notice of Director Nominations and New Business

Proposals to elect Directors or conduct other business at an annual or special meeting must be brought in accordance with our bylaws. The bylaws provide that any business may be transacted at the annual meeting without being specifically designated in the notice of meeting. However, with respect to special meetings of Stockholders, only the business specified in the notice of the special meeting may be brought at that meeting.

Restrictions on Certain Conversion Transactions and Roll-Ups

Our charter requires that some transactions involving an acquisition, merger, conversion or consolidation in which our Stockholders receive securities in a surviving entity (known in the charter as a “roll-up entity”), must be approved by the holders of a majority of our then-outstanding Common Stock.

A “roll-up entity” is a partnership, REIT, corporation, trust or other similar entity created or surviving a roll-up transaction. A roll-up transaction does not include: (1) a transaction involving our securities that have been listed on a national securities exchange for at least twelve months; or (2) a transaction involving our conversion to corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

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Stockholders’ voting rights;

•

our term and existence;

•

Sponsor or Advisor compensation; or

•

our investment objectives.

In the event of a proposed roll-up, an appraisal of all our assets must be obtained from a person with no material current or prior business or personal relationship with our Advisor or our Directors. Further, that person must be substantially engaged in the business of rendering valuation opinions of assets of the kind we hold or own. The appraisal must be included in a prospectus used to offer the securities of the roll-up entity and must be filed with the SEC and the state regulatory commissions as an exhibit to the registration statement for the offering of the roll-up entity’s shares. As a result, an issuer using the appraisal will be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. The assets must be appraised in a consistent manner and the appraisal must:

•

be based on an evaluation of all relevant information;

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indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction; and

•

assume an orderly liquidation of the assets over a twelve-month period.

The engagement agreement with the Independent Expert must clearly state that the engagement is for our benefit and the benefit of our Stockholders. A summary of the independent appraisal, indicating all material assumptions underlying it, must be included in a report to the Stockholders in the event of a proposed roll-up.

We may not participate in any proposed roll-up that would:

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result in the Stockholders having less comprehensive voting rights than are provided in our charter;

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result in the Stockholders having access to records that are more limited than those provided for in our charter;

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include provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity;

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limit the ability of an investor to exercise its voting rights in the roll-up entity on the basis of the number of the shares held by that investor; or

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place any of the costs of the transaction on us if the roll-up is rejected by our Stockholders.

However, with the prior approval of Stockholders entitled to cast a majority of all votes entitled to be cast on the matter, we may participate in a proposed roll-up if the Stockholders would have rights and be subject to restrictions comparable to those contained in our charter.

Stockholders who vote “no” on the proposed roll-up must have the choice of:

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accepting the securities of the roll-up entity offered; or

•

one of either:

o

remaining as our Stockholder and preserving their interests on the same terms and conditions as previously existed; or

o

receiving cash in an amount equal to their pro rata share of the appraised value of our Net Assets.

These provisions, as well as others contained in our charter, bylaws and relevant law could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our Common Stock. See generally “Risk Factors.”

Limitation on Total Operating Expenses

In any fiscal year, our annual Total Operating Expenses may not exceed the greater of 2% of our Average Invested Assets or 25% of our Net Income for that year. For these purposes, items such as Organization and Offering Expenses, property expenses, interest payments, taxes, non-cash expenditures, any incentive fees payable to our Advisor and Acquisition Fees and Acquisition Expenses are excluded from the definition of Total Operating Expenses. Our Independent Directors will have a fiduciary responsibility to ensure that we do not exceed these limits. Our Independent Directors may, however, permit us to exceed these limits if they determine that doing so is justified because of unusual and non-recurring expenses, including, but not limited to, the occurrence of natural disasters, hurricanes, floods, tornadoes, special tax assessments or acts of terrorism. Any finding by our Independent Directors and the reasons supporting it must be recorded in the minutes of meetings of our Directors. If at the end of any fiscal quarter, our Total Operating Expenses for the twelve months then ended exceed these limits, we will disclose this in writing to the Stockholders within sixty days of the end of the fiscal quarter and explain the justification for exceeding the limit. If our Independent Directors do not believe that exceeding the limit was justified, our Advisor must reimburse us the amount by which the aggregate expenses exceed the limit.

Transactions With Affiliates

Our charter also restricts certain transactions between us and our Sponsor, Advisor, Director and their Affiliates as follows:

•

Sales and Leases.  We may not purchase real estate assets from any of these parties unless a majority of our disinterested Directors, including a majority of our disinterested Independent Directors, approves the transaction as being fair and reasonable to us and the price for the real estate assets is no greater to us than the cost paid by these parties for the real estate assets, unless substantial justification for the excess exists and the excess is reasonable. In no event may the cost of any real estate asset exceed its appraised value at the time we acquire the real estate asset. We also may not sell assets to, or lease assets from any of these parties unless the sale or lease is approved by a majority of our disinterested Directors, including a majority of our disinterested Independent Directors, as being fair and reasonable to us.

•

Loans.  We may not make loans to any of these parties except as provided under “Restrictions on Investments” below in this section, or to our wholly owned subsidiaries. Also, we may not borrow money from any of these parties, unless a majority of our disinterested Directors, including a majority of our disinterested Independent Directors, approves the transaction as fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances.

•

Investments.  We may not invest in joint ventures with any of these parties as a partner, unless a majority of our Board of Directors, including a majority of our Independent Directors, not otherwise interested in the transaction approves the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers. We also may not invest in equity securities not traded on a national securities exchange or included for quotation on an inter-dealer quotation system unless a majority of our Board of Directors, including a majority of our Independent Directors, not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable.

•

Other Transactions.  All other transactions between us and any of these parties require approval by a majority of our disinterested Directors, including a majority of our disinterested Independent Directors, as being fair and reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

For purposes of this prospectus, an “Affiliate” of any natural person, partnership, corporation, association, trust, limited liability company or other legal entity (a “person”) includes any of the following:

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any person directly or indirectly owning, controlling or holding, with power to vote 10% or more of the outstanding voting securities of such other person;

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any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person;

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any person directly or indirectly controlling, controlled by, or under common control with, such other person;

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any executive officer, Director, trustee or general partner of such other person; and

•

any legal entity for which such person acts as an executive officer, Director, trustee or general partner.

Restrictions on Borrowing

Our Board has determined that our investment strategy with respect to preservation of capital is best achieved by avoiding borrowing to achieve financial leverage in connection with loan originations. Therefore, except as noted below the Company will not borrow money to increase its financial leverage. However the Company may, from time to time, find it necessary to borrow money on a short term basis to meet our liquidity needs. See the section entitled “Risk Factors — Risks Related to an Investment in Medical Hospitality Group, Inc.” in this prospectus for additional discussion regarding our borrowings.

Restrictions on Investments

The investment policies set forth below have been approved by a majority of our Independent Directors. Until such time as (a) our shares of Common Stock are listed, and (b) our charter is amended, which requires approval of our Stockholders, or we revise our investment policies, as applicable, we will not:

•

borrow money to meet liquidity needs or to increase funds available for investment;

•

acquire undeveloped land, develop new real estate, or substantially re-develop existing real estate with an aggregate value in excess of 10% of our the value of our total assets;

•

make mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency, and, where the mortgage is with our Sponsor, Advisor, Directors or their respective Affiliates, or where the majority of the Independent Directors so determine, such appraisal must be obtained from an Independent Expert, the appraisal being maintained for at least a period of five years and available for inspection by a Stockholder. Also, a mortgagee's or owner's title insurance policy must be obtained;

•

make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property, as determined by our Board of Directors, including a majority of our Independent Directors, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•

make an investment in a mortgage loan if the origination fee paid by the borrower to the Advisor in connection therewith exceeds 1% of the funds advanced unless a majority of the Board of Directors (including a majority of the members of the Independent Directors) not otherwise interested in the transaction approves the origination fee and determines the transaction to be commercially competitive, fair and reasonable to us.  We will not pay an origination fee with respect to any mortgage loan.  In the event that we purchase a property, we will not pay an Acquisition Fee to the Advisor in connection therewith;

•

invest in equity securities (including any preferred securities) not traded on a national securities exchange or included for quotation on an inter-dealer quotation system unless a majority of our Independent Directors approves such investment as being fair, competitive and commercially reasonable;

•

invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•

invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•

issue equity securities on a deferred payment basis or other similar arrangement;

•

issue debt securities in the absence of adequate cash flow to cover debt service;

•

issue equity securities that are assessable after we have received the consideration for which our Board of Directors authorized their issuance;

•

issue redeemable equity securities;

•

invest in indebtedness secured by a mortgage on real property which is subordinate to liens or other indebtedness of our Advisor, any Director or any of our Affiliates;

•

issue options or warrants to purchase shares to our Advisor, our Directors or any of their Affiliates except on the same terms as such options or warrants, if any, are sold to the general public. Further, the amount of the options or warrants cannot exceed an amount equal to 10% of outstanding shares on the date of grant of the warrants and options;

•

make any investment that we believe will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our Board of Directors determines, in its sole discretion, that REIT qualification is not in our best interests; or

•

invest more than 10% of our total assets in Unimproved Real Property or mortgage loans on Unimproved Real Property.

Our Independent Directors will review our investment policies at least annually to determine whether these policies are in the best interests of our Stockholders. The Board of Directors may make material changes to our investment policies only by amending our charter. Any amendment to our charter requires the affirmative vote of Stockholders entitled to cast a majority of the votes entitled to be cast on the matter.

Material U.S. Federal Income Tax Considerations

The following discusses the material U.S. federal income tax considerations associated with our qualification and taxation as a REIT and the acquisition, ownership and disposition of our Common Stock. This discussion is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the U.S. federal income and other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (for example, insurance companies, entities treated as partnerships for U.S. federal income tax purposes and investors therein, trusts, financial institutions and broker-dealers and, except to the extent discussed below, tax-exempt organizations and Non-U.S. Stockholders, as defined below). No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our shares, has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is also based upon the assumption that the operation of the company, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non U.S. jurisdictions could have on the matters discussed in this summary. In addition, this summary assumes that security holders hold our Common Stock as a capital asset, which generally means as property held for investment.

Prospective investors are urged to consult their tax advisors in order to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our shares, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.

We intend to elect and qualify to be taxed as a REIT under the applicable provisions of the Code and the Treasury Regulations promulgated thereunder commencing with our taxable year ending December 31, 2012. Furthermore, we intend to continue operating as a REIT; however, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.

In brief, a corporation that complies with the provisions in Code Sections 856 through 860, and qualifies as a REIT generally is not taxed on its net taxable income to the extent such income is currently distributed to Stockholders, thereby completely or substantially eliminating the “double taxation” that a corporation and its Stockholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to U.S. federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its Stockholders, if it failed to qualify as a REIT.

Locke Lord LLP has acted as our tax counsel in connection with the federal income tax portions of this registration statement.  Locke Lord LLP is of the opinion that assuming that we timely file an election to be treated as a REIT and such election is not either revoked or intentionally terminated, commencing with our taxable year ending December 31, 2012, we have been organized in conformity with the requirements for qualification as a REIT under the Code and our actual method of operation through the date hereof will enable and, assuming that our election to be treated as a REIT is not either revoked or intentionally terminated, our proposed method of operation will continue to enable us to meet the requirements for qualification and taxation as a REIT under the Code. This opinion will be filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions and representations as to factual matters and covenants made to Locke Lord LLP by us and based upon certain terms and conditions set forth in the opinion. Our qualification as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under U.S. federal income tax laws. Locke Lord LLP has not reviewed these operating results for compliance with the applicable requirements under U.S. federal income tax laws.

Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements to qualify as a REIT under U.S. federal income tax laws in any taxable year.

General

The term “REIT taxable income” means the taxable income as computed for a corporation which is not a REIT:

1.

without the deductions allowed by Code Sections 241 through 247, and 249 (relating generally to the deduction for dividends received);

2.

excluding amounts equal to: the net income from foreclosure property and the net income derived from prohibited transactions;

3.

deducting amounts equal to: the net loss from foreclosure property, the net loss derived from prohibited transactions, the tax imposed by Code Section 857(b)(5) upon a failure to meet the 95% and/or the 75% gross income tests, the tax imposed by Code Section 856(c)(7)(C) upon a failure to meet the quarterly asset tests, the tax imposed by Code Section 856(g)(5) for otherwise avoiding REIT disqualification, and the tax imposed by Code Section 857(b)(7) on redetermined rents, redetermined deductions and excess interest;

4.

deducting the amount of dividends paid under Code Section 561, computed without regard to the amount of the net income from foreclosure property (which is excluded from REIT taxable income); and

5.

without regard to any change of annual accounting period pursuant to Code Section 443(b).

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the Stockholders, and therefore will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our Stockholders.

Although we can eliminate or substantially reduce our U.S. federal income tax liability by maintaining our REIT qualification and paying sufficient dividends, we will be subject to U.S. federal tax in the following circumstances:

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We will be taxed at normal corporate rates on any undistributed REIT taxable income or net capital gain.

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If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), but our failure is due to reasonable cause and not willful neglect, and we therefore maintain our REIT qualification, we will be subject to a tax equal to the product of (a) the amount by which we failed the 75% or 95% Test (whichever amount is greater) multiplied by (b) a fraction intended to reflect our profitability.

•

We will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed and would not be deductible by us.

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We may be subject to the corporate “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

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If we have net income from prohibited transactions such income would be subject to a 100% tax. See the section entitled “— REIT Qualification Tests — Prohibited Transactions” below.

•

We will be subject to U.S. federal income tax at the highest corporate rate on any non-qualifying income from foreclosure property, although we will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan, or foreclose on property pursuant to a default on a lease.

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If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT assets tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

•

If we fail to satisfy any other provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our Stockholders.

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If we acquire any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the transferor corporation’s basis in the asset, and we recognize gain on the disposition of such an asset during the 10-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to U.S. federal income tax at the highest regular corporate U.S. federal income tax rate. The results described in this paragraph assume that the non REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

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A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary that do not reflect arm’s-length terms.

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The earnings of our subsidiaries that are C corporations, including any subsidiary we may elect to treat as a taxable REIT subsidiary will generally be subject to U.S. federal corporate income tax.

•

We may elect to retain and pay income tax on our net capital gain. In that case, a Stockholder would include his, her or its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the Stockholder) in his, her or its income as long-term capital gain, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for his, her or its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the Stockholder’s basis in our  Common Stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.

In addition, notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including state and local and foreign income, property, payroll and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

REIT Qualification Tests

The Code defines a REIT as a corporation, trust or association:

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that is managed by one or more trustees or directors;

•

the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

•

that would be taxable as a domestic corporation but for its qualification as a REIT;

•

that is neither a financial institution nor an insurance company;

•

that meets the gross income, asset and annual distribution requirements;

•

the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a short taxable year;

•

generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified entities);

•

that makes an election to be taxable as a REIT for the current taxable year, or has made this election for a previous taxable year, which election has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to maintain qualification as a REIT; and

•

that uses a calendar year for U.S. federal income tax purposes.

The first five conditions must be met during each taxable year for which REIT qualification is sought, while the sixth and seventh conditions do not have to be met until after the first taxable year for which a REIT election is made. We intend to adopt December 31 as our year end, thereby satisfying the last condition.

Although the 25% Asset Test (as defined below) generally prevents a REIT from owning more than 10% of the stock, by vote or value, of an entity other than another REIT, the Code provides an exception for ownership of stock in a qualified REIT subsidiary and in a taxable REIT subsidiary. A qualified REIT subsidiary is a corporation that is wholly owned by a REIT, and that it is not a taxable REIT subsidiary. For purposes of the Asset Tests and Gross Income Tests (each as defined below), all assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to U.S. federal income tax, but may be subject to state or local tax. We may hold some investments through qualified REIT subsidiaries. A taxable REIT subsidiary is described in the section entitled “— 25% Asset Test” below. An entity taxed as a partnership is not subject to U.S. federal income tax, and instead allocates its tax attributes to its partners. The partners are subject to U.S. federal income tax on their allocable share of the income and gain, without regard to whether they receive distributions from the partnership. Each partner’s share of a partnership’s tax attributes generally is determined in accordance with the partnership agreement.

In satisfying the tests described above, we must meet, among others, the following requirements:

Share Ownership Tests.

The Common Stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, we cannot be “closely held”, which means that at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined by applying certain attribution rules under the Code to the owners of any entity owning our stock) as specifically defined for this purpose. However, these two requirements do not apply until after the first taxable year an entity elects REIT qualification.

Our charter contains certain provisions intended to enable us to meet the sixth and seventh requirement above. First, subject to certain exceptions, our charter provides that no person may beneficially or constructively own (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of our Common Stock, as well as in certain other circumstances. See the section entitled “Description of Securities — Restrictions on Ownership and Transfer” in this prospectus. Each holder of our shares is required to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with the requirements of the Code. Furthermore, Stockholders failing or refusing to comply with our disclosure request will be required, under Treasury Regulations promulgated under the Code, to submit a statement of such information to the IRS at the time of filing their annual income tax returns for the year in which the request was made.

Asset Tests

At the close of each calendar quarter of the taxable year, we must satisfy four tests based on the composition of our assets, or the Asset Tests. After initially meeting the Asset Tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure generally can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.

75% Asset Test

At least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities, which we refer to as the 75% Asset Test. Real estate assets include (1) real property (including interests in real property and interests in mortgages on real property), (2) shares in other qualifying REITs and (3) any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock or in a public offering of debt obligations that have a maturity of at least five years. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below under “25% Asset Test.”

We do not currently own interests in real properties but we intend to own such interests in the future. We anticipate that substantially all of our gross income will be from sources that will allow us to satisfy the income tests described below.  In addition, we intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments which allow us to continue to qualify under the 75% Asset Test. Therefore, our investment in real properties should constitute “real estate assets” and should allow us to meet the 75% Asset Test.

25% Asset Test

Except as described below, the remaining 25% of our assets may generally be invested without restriction, which we refer to as the 25% Asset Test. However, if we invest in any securities that do not qualify under the 75% Asset Test, such securities may not exceed either (1) 5% of the value of our assets as to any one issuer; or (2) 10% of the outstanding securities by vote or value of any one issuer. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including but not limited to any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, a partnership interest held by a REIT is not considered a “security” for purposes of the 10% value test; instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets, which is based on the REIT’s proportionate interest in any securities issued by the partnership (disregarding for this purpose the general rule that a partnership interest is not a security), but excluding certain securities described in the Code.

Two modifications apply to the 25% Asset Test for “qualified REIT subsidiaries” or “taxable REIT subsidiaries.” As discussed above, the stock of a qualified REIT subsidiary is not counted for purposes of the 25% Asset Test. A qualified REIT subsidiary is a corporation that is wholly owned by a REIT and that is not a taxable REIT subsidiary. All assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to U.S. federal income tax, but may be subject to other taxes. We may hold investments through qualified REIT subsidiaries. As described above, a qualified REIT subsidiary must be wholly owned by a REIT. Thus, any such subsidiary utilized by us would have to be wholly owned by us, or another qualified REIT subsidiary.

Additionally, a REIT may own the stock of a taxable REIT subsidiary which is a corporation (other than another REIT) that is owned in whole or in part by a REIT, and joins in an election with the REIT to be classified as a taxable REIT subsidiary. A corporation that is 35% owned by a taxable REIT subsidiary also will be treated as a taxable REIT subsidiary. A taxable REIT subsidiary may not be a qualified REIT subsidiary, and vice versa. A taxable REIT subsidiary is subject to full corporate-level tax on its income. As described below regarding the 75% Gross Income Test, a taxable REIT subsidiary is utilized in much the same way an independent contractor is used to provide types of services without causing the REIT to receive or accrue some types of non-qualifying income. For purposes of the 25% Asset Test, securities of a taxable REIT subsidiary are excepted from the 10% vote and value limitations on a REIT’s ownership of securities of a single issuer. However, no more than 25% of the value of a REIT may be represented by securities of one or more taxable REIT subsidiaries. In addition to using independent contractors to provide services in connection with the operation of our properties, we also may use taxable REIT subsidiaries to carry out these functions.

We believe that our holdings of real estate assets and other securities will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. We may make real estate related debt investments, provided the underlying real estate meets our criteria for direct investment. A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% REIT asset test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. A REIT is able to cure certain asset test violations. As noted above, a REIT cannot own securities of any one issuer representing more than 5% of the total value of the REIT’s assets or more than 10% of the outstanding securities, by vote or value, of any one issuer. However, a REIT would not lose its REIT qualification for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of the total value of the REIT’s assets at the end of the quarter for which the measurement is done, or (2) $10 million; provided in either case that the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Treasury), or otherwise meets the requirements of those rules by the end of that period.

If a REIT fails to meet any of the asset test requirements for a quarter and the failure exceeds the de minimis threshold described above, then the REIT still would be deemed to have satisfied the requirements if (1) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with regulations prescribed by the Treasury; (2) the failure was due to reasonable cause and not to willful neglect; (3) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period); and (4) the REIT pays a tax on the failure equal to the greater of (1) $50,000, or (2) an amount determined (under regulations) by multiplying (x) the highest rate of tax for corporations under Code Section 11, by (y) the net income generated by the assets that caused the failure for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).

Gross Income Tests

For each calendar year, we must satisfy two separate tests based on the composition of our gross income, as defined under our method of accounting, or the Gross Income Tests.

The 75% Gross Income Test

At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions) must result from (1) rents from real property, (2) interest on obligations secured by mortgages on real property or on interests in real property, (3) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (4) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (5) other specified investments relating to real property or mortgages thereon, and (6) for a limited time, temporary investment income (as described under the 75% Asset Test above). We refer to this requirement as the 75% Gross Income Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments which will allow us to qualify under the 75% Gross Income Test.

Income attributable to a lease of real property will generally qualify as “rents from real property” under the 75% Gross Income Test (and the 95% Gross Income Test described below) if such lease is respected as a true lease for U.S. federal income tax purposes (see — “Characterization of Property Leases”) and subject to the rules discussed below. Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more of the assets or net profits of, the tenant (subject to certain exceptions). The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

If a REIT operates or manages a property or furnishes or renders certain “impermissible services” to the tenants at the property, and the income derived from the services exceeds 1% of the total amount received by that REIT with respect to the property, then no amount received by the REIT with respect to the property will qualify as “rents from real property.” Impermissible services are services other than services “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” For these purposes, the income that a REIT is considered to receive from the provision of “impermissible services” will not be less than 150% of the cost of providing the service. If the amount so received is 1% or less of the total amount received by us with respect to the property, then only the income from the impermissible services will not qualify as “rents from real property.” However, this rule generally will not apply if such services are provided to tenants through an independent contractor from whom we derive no revenue, or through a taxable REIT subsidiary. With respect to this rule, tenants will receive some services in connection with their leases of the real properties. Our intention is that the services to be provided are those usually or customarily rendered in connection with the rental of space, and therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test (and the 95% Gross Income Test described below). The Board of Directors intends to hire qualifying independent contractors or to utilize taxable REIT subsidiaries to render services which it believes, after consultation with our tax advisors, are not usually or customarily rendered in connection with the rental of space.

Amounts received as rent from a taxable REIT subsidiary are not excluded from rents from real property by reason of the related party rules described above, if the activities of the taxable REIT subsidiary and the nature of the properties it leases meet certain requirements. The taxable REIT subsidiaries will pay regular corporate tax rates on any income they earn. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants whose terms are not on an arm’s-length basis.

It is possible that we will be paid interest on loans secured by real property. All interest income qualifies under the 95% Gross Income Test, and interest on loans secured by real property qualifies under the 75% Gross Income Test, provided in both cases, that the interest does not depend, in whole or in part, on the income or profits of any person (excluding amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property and other property, the interest on it may nevertheless qualify under the 75% Gross Income Test. Interest income constitutes qualifying mortgage interest for purposes of the 75% Gross Income Test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the loan will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Although the issue is not free from doubt, we may be required to treat a portion of the gross income derived from a mortgage loan that is acquired at a time when the fair market value of the real property securing the loan is less than the loan’s face amount and there are other assets securing the loan, as non-qualifying for the 75% gross income test even if our acquisition price for the loan (that is, the fair market value of the loan) is less than the value of the real property securing the loan.

The 95% Gross Income Test

In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from (1)

sources which satisfy the 75% Gross Income Test, (2) dividends, (3) interest, or (4) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. We refer to this requirement as the 95% Gross Income Test. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments which will allow us to qualify under the 95% Gross Income Test.

Our share of income from the properties will primarily give rise to rental income and gains on sales of the properties, substantially all of which will generally qualify under the 75% Gross Income and 95% Gross Income Tests. Our anticipated operations indicate that it is likely that we will have little or no non-qualifying income to cause adverse U.S. federal income tax consequences. However, we may establish a taxable REIT subsidiary in order to engage on a limited basis in acquiring and promptly reselling short and medium term net lease assets for immediate gain. The gross income generated by our taxable REIT subsidiary would not be included in our gross income. However, any dividends from our taxable REIT subsidiary to us would be included in our gross income and qualify for the 95% Gross Income Test, but not the 75% Gross Income Test.

If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our qualification as a REIT for such year if we satisfy the IRS that (1) the failure was due to reasonable cause and not due to willful neglect, (2) we attach to our return a schedule describing the nature and amount of each item of our gross income, and (3) any incorrect information on such schedule was not due to fraud with intent to evade U.S. federal income tax. If this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test, as applicable, multiplied by a fraction meant to reflect our profitability.

Annual Distribution Requirements

In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to our Stockholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and (b) 90% of the net income (after tax) from foreclosure property; less (2) the sum of some types of items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declared a dividend before the due date of our tax return (including extensions); (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to Stockholders of record in any such month will be treated as having been paid on December 31st of that year so long as the dividends are actually paid during January of the following year. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. If we fail to meet the annual distribution requirements as a result of an adjustment to our U.S. federal income tax return by the IRS, or under certain other circumstances, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the IRS) within a specified period.

If we do not distribute 100% of our REIT taxable income, we will be subject to U.S. federal income tax on the undistributed portion. We also will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year and avoid the excise tax, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed and the amount actually distributed and would not be deductible by us.

We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. Other potential sources of non-cash taxable income include:

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“residual interests” in REMICs or taxable mortgage pools;

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loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

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loans on which the borrower is permitted to defer cash payments of interest, distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash, and debt securities purchased at a discount.

We will closely monitor the relationship between our REIT taxable income and cash flow, and if necessary to comply with the annual distribution requirements, will attempt to borrow funds to fully provide the necessary cash flow or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends.

Failure to Qualify

If we fail to qualify, for U.S. federal income tax purposes, as a REIT in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to Stockholders (to the extent of our current and accumulated earnings and profits) will be taxable as ordinary dividend income. This “double taxation” results from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT qualification for the four taxable years following the year during which qualification was lost.

Recordkeeping Requirements

We are required to maintain records and request on an annual basis information from specified Stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.

Prohibited Transactions

As discussed above, we will be subject to a 100% U.S. federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for the sale of property that:

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is a real estate asset under the 75% Asset Test;

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generally has been held for at least two years;

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has aggregate expenditures which are includable in the basis of the property not in excess of 30% of the net selling price;

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in some cases, was held for production of rental income for at least two years;

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in some cases, substantially all of the marketing and development expenditures were made through an independent contractor; and

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when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year (excluding sales of foreclosure property or in connection with an involuntary conversion) or occurs in a year when the REIT disposes of less than 10% of its assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property).

Our investment strategy is to originate and retain first mortgage loans secured by hotels and to earn interest on such loans. Therefore, we do not expect to hold any property for sale to customers in the ordinary course of our business. The 100% tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

Taxation of U.S. Stockholders

Taxation of Taxable U.S. Stockholders

As long as we qualify as a REIT, distributions paid to our U.S. Stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends, or for taxable years beginning before January 1, 2013 unless otherwise extended by new legislation, qualified dividend income) will be ordinary income. Generally, for purposes of this discussion, a “U.S. Stockholder” is a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

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an individual citizen or resident of the United States for U.S. federal income tax purposes;

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a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under current Treasury Regulations to be treated as a U.S. person.

If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds our Common Stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our Common Stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the U.S. Stockholder, reducing the U.S. Stockholder’s tax basis in his or her  Common Stock by the amount of such distribution, and then as capital gain. Because our earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the U.S. Stockholder’s basis in our stock, this will increase the Stockholder’s gain on any subsequent sale of the stock.

Distributions that are designated as capital gain dividends will be taxed as long-term capital gain to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Stockholder that receives such distribution has held its stock. However, corporate Stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. We also may decide to retain, rather than distribute, our net capital gain and pay any tax thereon. In such instances, U.S. Stockholders would include their proportionate shares of such gain in income as long-term capital gain, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares of stock by the after-tax amount of such gain.

With respect to U.S. Stockholders who are taxed at the rates applicable to individuals, for taxable years beginning before January 1, 2013, unless otherwise extended by new legislation, we may elect to designate a portion of our distributions paid to such U.S. Stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. Stockholders as capital gain, provided that the U.S. Stockholder has held the Common Stock with respect to which the distribution is made for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which such Common Stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

1.

the qualified dividend income received by us during such taxable year from C corporations (including any taxable REIT subsidiaries);

2.

the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

3.

the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT corporation or had appreciated at the time our REIT election became effective over the U.S. federal income tax paid by us with respect to such built in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (1) above if the dividends are received from a regular, domestic C corporation, such as any taxable REIT subsidiaries, and specified holding period and other requirements are met.

Dividend income is characterized as “portfolio” income under the passive loss rules and cannot be offset by a Stockholder’s current or suspended passive losses. Corporate Stockholders cannot claim the dividends-received deduction for such dividends unless we lose our REIT qualification. Although U.S. Stockholders generally will recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a U.S. Stockholder of record on a specific date in any such month will be treated as both paid by us and received by the U.S. Stockholder on December 31st of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for U.S. federal income tax purposes, U.S. Stockholders may not use any of our operating or capital losses to reduce their tax liabilities.

We may have the ability to declare a large portion of a dividend in shares of our stock. Under current law, as long as a portion of the dividends of certain REITs are paid in cash (which portion can be as low as 10% for a publicly traded REIT’s taxable years ending on or before December 31, 2011) and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, U.S. Stockholders will be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our stock.

In general, the sale of our Common Stock held for more than 12 months will produce long-term capital gain or loss. All other sales will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the U.S. Stockholder’s basis in the Common Stock sold. However, any loss from a sale or exchange of Common Stock by a U.S. Stockholder who has held such stock for six months or less generally will be treated as a long-term capital loss, to the extent that the U.S. Stockholder treated our distributions as long-term capital gain. The use of capital losses is subject to limitations.

For taxable years beginning before January 1, 2013, unless otherwise extended by new legislation, the maximum tax rate applicable to individuals and certain other noncorporate taxpayers on net capital gain recognized on the sale or other disposition of shares was reduced to 15%. Absent new legislation, the maximum tax rate applicable to individuals and certain noncorporate taxpayers on net capital gains will be 20% thereafter. The maximum marginal tax rate payable by them on dividends received from corporations that are subject to a corporate level of tax has been reduced. Except in limited circumstances, as discussed above, this reduced tax rate will not apply to dividends paid by us.

Newly enacted legislation requires certain U.S. Stockholders who are individuals, estates or trusts to pay a 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of shares of stock for taxable years beginning after December 31, 2012. U.S. Stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of shares of our Common Stock.

Taxation of Tax-Exempt Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, our distributions to a U.S. Stockholder that is a domestic tax-exempt entity should not constitute UBTI unless such U.S. Stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire its Common Stock, or the Common Stock is otherwise used in an unrelated trade or business of the tax-exempt entity. Furthermore, part or all of the income or gain recognized with respect to our stock held by certain domestic tax-exempt entities including social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal service plans (all of which are exempt from U.S. federal income taxation under Code Sections 501(c)(7), (9), (17) or (20)), may be treated as UBTI.

Special rules apply to the ownership of REIT shares by some tax-exempt pension trusts. If we would be “closely-held” (discussed above with respect to the share ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (1) at least one tax-exempt pension trust owns more than 25% by value of our shares, or (2) one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI.  While we do not anticipate that a tax-exempt pension trust holding our Common Stock will become subject to these rules, we can give no assurance of this.

Prospective tax-exempt purchasers should consult their own tax advisors and financial planners as to the applicability of these rules and consequences to their particular circumstances.

Backup Withholding and Information Reporting

We will report to our U.S. Stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. Stockholder may be subject to backup withholding at the current rate of 28% with respect to dividends paid, unless the U.S. Stockholder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such U.S. Stockholder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of a capital gain distribution to any U.S. Stockholder who fails to certify its non-foreign status.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such U.S. Stockholder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.

For taxable years beginning after December 31, 2012, a U.S. withholding tax at a 30% rate will be imposed on dividends and proceeds of sale in respect of our Common Stock received by U.S. Stockholders who own their stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. We will not pay any additional amounts in respect to any amounts withheld.

Taxation of Non-U.S. Stockholders

General

The rules governing the U.S. federal income taxation of Non-U.S. Stockholders are complex, and as such, only a summary of such rules is provided in this prospectus. Non-U.S. investors should consult with their own tax advisors and financial planners to determine the impact that U.S. federal, state and local income tax or similar laws will have on such investors as a result of an investment in our REIT. A “Non-U.S. Stockholder” means a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Stockholder.

Distributions — In General

Distributions paid by us that are not attributable to gain from our sales or exchanges of U.S. real property interests and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends to Non-U.S. Stockholders ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. If income from the investment in the Common Stock is treated as effectively connected with the Non-U.S. Stockholder’s conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. Stockholders are taxed with respect to such dividends (and also may be subject to the 30% branch profits tax in the case of a Stockholder that is a foreign corporation that is not entitled to any treaty exemption). In general, Non-U.S. Stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. Dividends in excess of our current and accumulated earnings and profits will not be taxable to a Stockholder to the extent they do not exceed the adjusted basis of the Stockholder’s shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such dividends exceed the adjusted basis of a Non-U.S. Stockholder’s shares, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described in the “Sale of Shares” portion of this Section below.

Distributions Attributable to Sale or Exchange of Real Property

Distributions that are attributable to gain from our sales or exchanges of U.S. real property interests will be taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. trade or business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders, and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, such dividends may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to any treaty exemption. However, generally a capital gain dividend from a REIT is not treated as effectively connected income for a Non-U.S. Stockholder if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the U.S.; and (2) the Non-U.S. Stockholder does not own more than 5% of the class of stock at any time during the one year period ending on the date of such distribution.  There are no assurances that our shares will be “regularly traded” on an established securities market located in the United States. If our shares are not "regularly traded" on an established securities market located in the United States, this exception will not apply.

U.S. Federal Income Tax Withholding on Distributions

For U.S. federal income tax withholding purposes, we will generally withhold tax at the rate of 30% on the amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Stockholder, unless the Non-U.S. Stockholder provides us with appropriate documentation (1) evidencing that such Non-U.S. Stockholder is eligible for an exemption or reduced rate under an applicable income tax treaty, generally an IRS Form W-8BEN (in which case we will withhold at the lower treaty rate) or (2) claiming that the dividend is effectively connected with the Non-U.S. Stockholder’s conduct of a trade or business within the U.S., generally an IRS Form W-8ECI (in which case we will not withhold tax). We are also generally required to withhold tax at the rate of 35% on the portion of any dividend to a Non-U.S. Stockholder that is or could be designated by us as a capital gain dividend, to the extent attributable to gain on a sale or exchange of an interest in U.S. real property. Such withheld amounts of tax do not represent actual tax liabilities, but rather, represent payments in respect of those tax liabilities described in the preceding two paragraphs. Therefore, such withheld amounts are creditable by the Non-U.S. Stockholder against its actual U.S. federal income tax liabilities, including those described in the preceding two paragraphs. The Non-U.S. Stockholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Stockholder’s actual U.S. federal income tax liabilities, provided that the Non-U.S. Stockholder files applicable returns or refund claims with the IRS.

Sales of Shares

Gain recognized by a Non-U.S. Stockholder upon a sale of shares of our common stock generally will not be subject to U.S. federal income taxation, provided that: (1) such gain is not effectively connected with the conduct by such Non-U.S. Stockholder of a trade or business within the U.S.; (2) the Non-U.S. Stockholder is an individual and is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply; and (3) (A) our REIT is “domestically controlled,” which generally means that less than 50% in value of our shares continues to be held directly or indirectly by foreign persons during a continuous five year period ending on the date of disposition or, if shorter, during the entire period of our existence, or (B) our Common Stock is “regularly traded” on an established securities market and the selling Non-U.S. Stockholder has not held more than 5% of our outstanding Common Stock at any time during the five-year period ending on the date of the sale.

We cannot assure you that we will qualify as “domestically controlled”. If we were not domestically controlled, a Non-U.S. Stockholder’s sale of Common Stock would be subject to tax, unless the Common Stock were regularly traded on an established securities market and the selling Non-U.S. Stockholder has not directly, or indirectly, owned during the five-year period ending on the date of sale more than 5% in value of our Common Stock. We cannot assure you that the Common Stock will be "regularly traded" on an established securities market. If the gain on the sale of shares were to be subject to taxation, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain, and the purchaser of such Common Stock may be required to withhold 10% of the gross purchase price.

If the proceeds of a disposition of Common Stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding unless the disposing Non-U.S. Stockholder certifies as to its name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Under Treasury Regulations, if the proceeds from a disposition of  Common Stock paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (1) a “controlled foreign corporation” for U.S. federal income tax purposes, (2) a person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (3) a foreign partnership with one or more partners who are U.S. persons and who, in the aggregate, hold more than 50% of the income or capital interest in the partnership, or (4) a foreign partnership engaged in the conduct of a trade or business in the U.S., then (A) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is not a Non-U.S. Stockholder, and (B) information reporting will not apply if the Non-U.S. Stockholder certifies its non-U.S. status and further certifies that it has not been, and at the time the certificate is furnished reasonably expects not to be, present in the U.S. for a period aggregating 183 days or more during each calendar year to which the certification pertains. Prospective foreign purchasers should consult their tax advisors and financial planners concerning these rules.

Legislation that was signed into law by President Obama on March 18, 2010, generally imposes, effective for payments made after December 31, 2012, a withholding tax of 30% on dividends from, and the gross proceeds of a disposition of, Common Stock paid to certain foreign entities unless various information reporting requirements are satisfied. Such withholding tax will generally apply to non-U.S. financial institutions, which is generally defined for this purpose as any non-U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) is engaged in the business of holding financial assets for the account of others, or (iii) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, or any interest in such assets. Non-U.S. Stockholders are encouraged to consult their tax advisors regarding the implications of this legislation on their investment in our Common Stock.

Other Tax Considerations

State, Local and Foreign Taxes

We and you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we transact business or reside. Our and your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences discussed above. Any state, local or foreign taxes incurred by us would not pass through to Stockholders as a credit against their U.S. federal income tax liability. You should consult your own tax advisors and financial planners regarding the effect of state, local and foreign tax laws on an investment in the Stock.

Legislative Proposals

You should recognize that our and your present U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your Advisors concerning the status of legislative proposals that may pertain to a purchase of our Common Stock.

Investment By Tax-Exempt Entities and ERISA Considerations

General

The following is a summary of certain additional considerations associated with an investment in our shares by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) and subject to Title I of ERISA, annuities described in Code Section 403(a) or (b), an individual retirement account or annuity described in Code Sections 408 or 408A, an Archer MSA described in Code Section 220(d), a health savings account described in Code Section 223(d), or a Coverdell education savings account described in Code Section 530, which are referred to in this section as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the IRS through the date of this prospectus and is designed only to provide a general conceptual understanding of certain basic issues relevant to a Plan or IRA investor. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Code and ERISA. While each of the ERISA and Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation. This discussion should not be considered legal advice and prospective investors are required to consult their own legal advisors on these matters.

In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

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whether the investment is in accordance with the documents and instruments governing such Plan or IRA;

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whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;

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whether the investment will result in UBTI to the Plan or IRA (see the section entitled “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Stockholders — Taxation of Tax-Exempt Stockholders” in this prospectus);

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whether there is sufficient liquidity for the Plan or IRA, considering the minimum and other distribution requirements under the Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

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the need to value the assets of the Plan or IRA annually or more frequently; and

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whether the investment would constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code, if applicable.

Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust.

Minimum and Other Distribution Requirements — Plan Liquidity

Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Plan or IRA from time to time. If the shares are held in an IRA or Plan and, before we sell our properties, mandatory or other distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Code, then this could require that a distribution of the shares be made in kind to such participant or beneficiary or that a rollover of such shares be made to an IRA or other plan, which may not be permissible under the terms and provisions of the IRA or Plan. Even if permissible, a distribution of shares in kind to a participant or beneficiary of an IRA or Plan must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See the section entitled “Risk Factors — Federal Income Tax Risks” in this prospectus. The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See the section entitled “Annual or More Frequent Valuation Requirement” below. Further, there can be no assurance that such estimated value could actually be realized by a Stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There also may be similar state and/or local tax withholding or other tax obligations that should be considered.

Annual or More Frequent Valuation Requirement

Fiduciaries of Plans may be required to determine the fair market value of the assets of such Plans on at least an annual basis and, sometimes, as frequently as quarterly. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of an IRA must provide an IRA participant and the IRS with a statement of the value of the IRA each year. However, currently, neither the IRS nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined.

Unless and until our shares are listed on a national securities exchange, it is not expected that a public market for our shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our quarterly and annual determinations of the current estimated share value to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until 18 months after the completion of any subsequent offerings of our shares, if any, (excluding offerings under any distribution reinvestment plan), we intend to use the offering price of shares in our most recent offering as the per share value (unless we have made a special distribution to Stockholders of net sales proceeds from the sale of one or more properties prior to the date of determination of the per share value, in which case we will use the offering price less the per share amount of the special distribution). Beginning 18 months after the completion of the last offering of our shares, our Board of Directors will determine the value of the properties and our other assets based on such information as our Board of Directors determines appropriate, which may or may not include independent valuations of our properties or of our enterprise as a whole.

We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.

There can be no assurance, however, with respect to any estimate of value that we prepare, that:

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the estimated value per share would actually be realized by our Stockholders upon liquidation, because these estimates do not necessarily indicate the price at which properties can be sold;

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our Stockholders would be able to realize estimated Net Asset values if they were to attempt to sell their shares, because no public market for our shares exists or is likely to develop; or

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that the value, or method used to establish value, would comply with ERISA or Code requirements described above.

Fiduciary Obligations — Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan has duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between a Plan or an IRA and a “party-in-interest” or a “disqualified person” with respect to such Plan or IRA are prohibited by ERISA and/or the Code. ERISA also requires generally that the assets of Plans be held in trust.

If our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as “plan assets,” our Directors would, and employees of our Affiliates might be deemed fiduciaries of any Plans or IRAs investing as Stockholders. If this were to occur, certain contemplated transactions between us and our Directors and employees of our Affiliates could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our Directors and possibly employees of our Affiliates as Plan fiduciaries with respect to investments made by us.

Plan Assets — Definition

After the passage of the Pension Protection Act of 2006, or the PPA, Section 3(42) of ERISA defines “plan assets” in accordance with Department of Labor regulations with certain express exceptions. A Department of Labor regulation, referred to in this discussion as the Plan Asset Regulation, as modified or deemed to be modified by the express provisions included in the PPA, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute “plan assets.” Under the Plan Asset Regulation, the underlying assets of an entity in which a Plan or IRA makes an equity investment generally will be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment by the Plan or IRA be one of the following:

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in securities issued by an investment company registered under the Investment Company Act;

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in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

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in an “operating company,” which includes “real estate operating companies;” or

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in an entity in which equity participation by “benefit plan investors” is not significant.

Plan Assets — Registered Investment Company Exception

The shares we are offering will not be issued by a registered investment company. Therefore we do not anticipate that we will qualify for the exception for investments issued by a registered investment company.

Publicly Offered Securities Exemption

As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Securities and Exchange Act of 1934, as amended, or the Exchange Act, or (ii) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation. Also under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met.

Although our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely-held”, the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for U.S. federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for U.S. federal or state tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent the shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception, although there are no assurances that we will qualify for this exception.

Plan Assets — Operating Company Exception

If we are deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exception with respect to securities issued by an “operating company,” which includes “real estate operating companies.” To constitute a real estate operating company, 50% or more of the assets of an entity must be invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities.

While the Plan Asset Regulation and relevant opinions issued by the Department of Labor regarding real estate operating companies are not entirely clear as to whether an investment in real estate must be “direct”, it is common practice to insure that an investment is made either (i) “directly” into real estate, (ii) through wholly-owned subsidiaries, or (iii) through entities in which all but a de minimis interest is separately held by an Affiliate solely to comply with the minimum safe harbor requirements established by the IRS for classification as a partnership for U.S. federal income tax purposes. We do not anticpate being able to meet the real estate operating company exception.

Plan Assets — Not Significant Investment Exception

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. As modified by the PPA, a “benefit plan investor” is now defined to mean an employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA, any plan to which Code Section 4975 applies and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. If we determine that we fail to meet the “publicly offered securities” exception, as a result of a failure to sell an adequate number of shares or otherwise, and we cannot ultimately establish that we are an operating company, we intend to either restrict ownership of each class of equity interests held by benefit plan investors to an aggregate value of less than 25% and thus qualify for the exception for investments in which equity participation by benefit plan investors is not significant or otherwise comply with the “plan asset” rules described in this section in the event that equity participation by benefit plan investors is “significant.”

Consequences of Holding Plan Assets

If our underlying assets were treated by the Department of Labor as “plan assets,” our management would be treated as fiduciaries with respect to each Plan or IRA Stockholder, and an investment in our shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by a Plan or IRA in our shares might be deemed to result in an impermissible commingling of “plan assets” with other property.

If our management or affiliates were treated as fiduciaries with respect to Plan or IRA Stockholders, the prohibited transaction restrictions of ERISA and/or the Code would apply to any transaction involving our assets. These restrictions could, for example, require that: (i) we avoid transactions with entities that are affiliated with us or our affiliates; (ii) satisfy an existing statutory or regulatory exemption from the prohibited transaction restrictions; or (iii) obtain an individual administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or IRA Stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Code prohibit Plans and IRAs from engaging in certain transactions involving “plan assets” with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, “plan assets.” The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Code. These definitions generally include “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and certain other individuals or entities affiliated with the foregoing.

A person generally is a fiduciary with respect to a Plan or IRA for these purposes if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold “plan assets,” our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold “plan assets,” if we or our Affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, potentially resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares.

Prohibited Transactions — Consequences

ERISA forbids Plans from engaging in non-exempt prohibited transactions. Fiduciaries of a Plan that allow a non-exempt prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the Department of Labor or the IRS that a non-exempt prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Code requires that a disqualified person involved with a non-exempt prohibited transaction must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the non-exempt prohibited transaction is not corrected promptly. For IRAs, if an IRA engages in a non-exempt prohibited transaction, the tax-exempt status of the IRA may be lost.

Reporting

Based on certain revisions to the Form 5500 Annual Return, or Form 5500, that generally became effective on January 1, 2009, benefit plan investors may be required to report certain compensation paid by us (or by third parties) to our service providers as “reportable indirect compensation” on Schedule C to Form 5500.

To the extent any compensation arrangements described herein constitute reportable indirect compensation, any such descriptions (other than compensation for which there is no formula used to calculate or determine compensation or an actual amount stated) are intended to satisfy the disclosure requirements for the alternative reporting option for “eligible indirect compensation,” as defined for purposes of Schedule C to the Form 5500.

Reports to Stockholders

Our Advisor will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with GAAP. All of these books of account, together with a copy of our charter, will at all times be maintained at our principal office, and will be open to inspection, examination and duplication at reasonable times by the Stockholders or their agents.

The Advisor will submit to each Stockholder our audited annual reports within 120 days following the close of each fiscal year. The annual reports will contain the following:

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audited financial statements prepared in accordance with SEC rules and regulations governing the preparation of financial statements;

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if applicable, the ratio of the costs of raising capital during the period to the capital raised;

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A summary of all transactions between the Company and our Sponsor and/or Advisor and their affiliates

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the aggregate amount of Advisory fees and the aggregate amount of fees paid to the Advisor and any Affiliate of the Advisor, including fees or charges paid to our Advisor and to any Affiliate of our Advisor by third parties doing business with us;

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our Total Operating Expenses, stated as a percentage of the Average Invested Assets and as a percentage of net income for the most recently completed fiscal year;

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a report from the Independent Directors that the policies, objectives and strategies we follow are in the best interests of our Stockholders and the basis for such determination; and

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separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, our Directors, our Advisor, our Sponsor and any of their Affiliates occurring in the year for which the annual report is made. Independent Directors are specifically charged with the duty to examine and comment in the report on the fairness of such transactions.

At the same time as any distribution, we will file a Form 8-K or other appropriate form or report with the SEC or otherwise provide Stockholders with a statement disclosing the source of the funds distributed. If the information is not available when the distribution is made, we will provide a statement setting forth the reasons for why the information is not available. In no event will the information be provided to Stockholders more than 60 days after we make the distribution. We will include in our Stockholders’ account statements an estimated value of our shares that will comply with the requirements of NASD Rule 2340.

Within 60 days following the end of any calendar quarter during the period of the offering in which we have closed a mortgage loan, we will submit a report to each Stockholder containing:

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the location and a description of the general character of the hotel property securing the mortgage loan originated during the quarter;

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a summary of the material terms of the mortgage loan;

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a statement that mortgagee’s title insurance has been or will be obtained on the property securing the loan.

In addition, while this offering is pending, if we believe that a reasonable probability exists that we will originate a mortgage loan secured by a hotel property or group of properties, this prospectus will be supplemented to disclose the probability of originating such loan. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending mortgage loan is consummated, also by means of a supplement to this prospectus, if appropriate. Note that the disclosure of any proposed mortgage loan cannot be relied upon as an assurance that we will ultimately consummate such loan or that the information provided concerning the proposed loan will not change between the date of the supplement and any actual loan origination.

If our Common Stock not trading on a national exchange or in the over-the-counter market we anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31. For any period during which we are making a public offering of shares, the statement will report an estimated value of each share at the then public offering price per share. If no public offering is ongoing, and until we list the shares of our Common Stock on a national securities exchange, no later than 18 months after the closing of the offering, we will provide a statement that will report an estimated value of each share, based on (i) appraisal updates performed by us based on a review of the existing appraisal and lease of each property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that property, (ii) and a review of the outstanding loans and other investments, focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each loan. We may elect to deliver such reports to all Stockholders. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to Stockholders, neither we nor our Affiliates thereby make any warranty, guarantee or representation that (i) we or our Stockholders, upon liquidation, will actually realize the estimated value per share or (ii) our Stockholders will realize the estimated Net Asset value if they attempt to sell their shares.

The accountants we regularly retain will prepare our U.S. federal tax return and any applicable state income tax returns. We will submit appropriate tax information to the Stockholders within 30 days following the end of each of our fiscal years. We will not provide a specific reconciliation between GAAP and our income tax information to the Stockholders. However, the reconciling information will be available in our office for inspection and review by any interested Stockholder. Annually, at the same time as the dissemination of appropriate tax information (including a Form 1099) to Stockholders, we will provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price(s), and number of shares owned, as well as the dates and amounts of distributions received during the prior fiscal year. The individualized statement to Stockholders will include any purchases of shares under the distribution reinvestment plan. Stockholders requiring individualized reports on a more frequent basis may request these reports. We will make every reasonable effort to supply more frequent reports, as requested, but we may, at our sole discretion, require payment of an administrative charge either directly by the Stockholder, or through pre-authorized deductions from distributions payable to the Stockholder making the request.

We may deliver to the Stockholders each of the reports discussed in this section, as well as any other communications that we may provide them with, by e-mail or by any other means.

Stock Option, Distribution Reinvestment and Stock Repurchase Plans

There are currently no plans for any stock option, distribution reinvestment or stock repurchase plans.

The Board of Directors may, however, establish, from time to time, a program or programs by which the Company voluntarily repurchases shares from its Stockholders; provided, however, that such repurchase does not impair the capital or operation of the Company. Also, the Board may establish, from time to time, a distribution reinvestment plan or plans.

Plan of Distribution

The Offering

We are offering a maximum of 6,000,000 shares of our Common Stock to the public through ARI Financial Services, Inc., our dealer manager, an unaffiliated registered broker-dealer.

Our Board of Directors has arbitrarily determined the selling price of the shares, consistent with comparable real estate investment programs in the market, and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares. Because the offering price is not based upon any independent valuation, the offering price is not indicative of the proceeds that you would receive upon liquidation.

The shares are being offered on a “best efforts” basis, which means generally that the dealer manager is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. The offering of shares of our Common Stock will terminate on or before _________, 2013, which is two years after the effective date of this offering. If we have not sold all the shares within two years, we may continue the primary offering for an additional year until _______, 2014. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. At the discretion of our Board of Directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan until we have sold all shares allocated to such plan through the reinvestment of distributions, in which case participants in the plan will be notified. We reserve the right to terminate this offering at any time prior to the stated termination date.

Dealer Manager and Compensation We Will Pay for the Sale of Our Shares

ARI Financial Services, Inc., our dealer manager, is not affiliated with our Advisor or the Company.

Except as provided below, our dealer manager will receive selling commissions of 7.0% of the gross offering proceeds. The dealer manager also will receive a dealer manager fee in the amount of 2.0% of the gross offering proceeds as compensation for acting as the dealer manager. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. All or a portion of the 2.0% dealer manager fee may be reallowed to participating broker-dealers for non-accountable marketing support. ARI Financial Services, Inc. anticipates, based on its past experience, that, on average, it will reallow 25% of the dealer manager fee to participating broker-dealers and it will reallow all selling commissions to participating broker-dealers.

The dealer manager does not intend to be a market maker and so will not execute trades for selling Stockholders. Set forth below is a table indicating the estimated dealer manager compensation and expenses that will be paid in connection with the offering.

Primary Offering:	Per Share	Total Maximum
Price to Public	$ 10.00	$ 60,000,000
Selling commissions	$ 0.70	$ 4,200,000
Dealer Manager fees	$ 0.20	$ 1,200,000
Organizational & Offering Costs	$ 0.10	$ 600,000
Proceeds to Medical Hospitality Group, Inc.	$ 9.00	$ 54,000,000

We will not pay any selling commissions in connection with the sale of shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature. Investors may agree with their participating brokers to reduce the amount of selling commissions payable with respect to the sale of their units shares down to zero (i) if the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or (ii) if the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transaction. Neither our dealer manager nor its Affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our shares.

We or our Affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, such as golf shirts, fruit baskets, cakes, chocolates, a bottle of wine, a gift certificate (provided it cannot be redeemed for cash) or tickets to a sporting event. In no event shall such items exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering.

We have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

In addition to the compensation described above, our Sponsor may pay certain costs associated with the sale and distribution of our shares. We will not reimburse our Sponsor for such payments. Nonetheless, such payments will be deemed to be “underwriting compensation” by FINRA. In accordance with the rules of FINRA, the table above sets forth the nature and estimated amount of all items that will be viewed as “underwriting compensation” by FINRA that are anticipated to be paid by us and our Sponsor in connection with the offering. The amounts shown assume we sell all of the shares offered hereby and that all shares are sold in our primary offering through participating broker-dealers, which is the distribution channel with the highest possible selling commissions and dealer manager fees.

We will not pay selling commissions in connection with the following special sales:

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the sale of Common Stock in connection with the performance of services to our employees, Directors and associates and our Affiliates, our Advisor, Affiliates of our Advisor, the dealer manager or their respective officers and employees and some of their Affiliates;

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the sale of our Common Stock to one or more soliciting dealers and to their respective officers and employees and some of their respective Affiliates who request and are entitled to purchase Common Stock net of selling commissions.

It is illegal for us to pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to such advisor to advise you to purchase our Common Stock; however, nothing herein will prohibit a registered broker-dealer or other properly licensed person from earning a sales commission in connection with a sale of the Common Stock.

To the extent necessary to comply with FINRA rules, we will provide, on an annual basis, a per-share estimated value of our Common Stock, the method by which we developed such value and the date of the data we used to estimate such value.

In no event will the amount we pay to FINRA members exceed FINRA’s 10% cap. All amounts deemed to be “underwriting compensation” by FINRA will be subject to FINRA’s 10% cap.

Also, our dealer manager will repay to the company any excess amounts received over FINRA’s 10% cap if the offering is abruptly terminated after reaching the minimum amount, but before reaching the maximum amount, of offering proceeds.

Shares Purchased by Affiliates

Our executive officers and Directors, as well as officers and employees of Medical Hospitality Capital Markets Group, LLC and their family members (including spouses, parents, grandparents, children and siblings) or other Affiliates, may purchase shares offered in this offering at a discount. The purchase price for such shares shall be $9.10 per share, reflecting the fact that selling commissions in the amount of $0.70 per share and a dealer manager fee in the amount of $0.20 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Our executive officers, Directors and other Affiliates will be expected to hold their shares purchased as Stockholders for investment and not with a view towards resale. In addition, shares purchased by Medical Hospitality Capital Markets Group, LLC or its Affiliates will not be entitled to vote on any matter presented to the Stockholders for a vote relating to the removal of our Directors or Medical Hospitality Capital Markets Group, LLC as our Advisor or any transaction between us and any of our Directors, Medical Hospitality Capital Markets Group, LLC or any of their respective Affiliates. With the exception of the 20,000 shares of Common Stock initially sold to Medical Hospitality Capital Markets Group, LLC in connection with our organization, no Director, officer or Advisor or any Affiliate may own more than 9.8% in value or number of our outstanding Common Stock.

Subscription Process

To purchase shares in this offering, you must complete and sign a subscription agreement, like the one contained in this prospectus as Appendix A. You should exercise care to ensure that the applicable subscription agreement is filled out correctly and completely.

By executing the subscription agreement, you will attest, among other things, that you:

•

have received the final prospectus;

•

agree to be bound by the terms of our charter;

•

meet the minimum income and net worth requirements described in this prospectus;

•

are purchasing the shares for your own account;

•

acknowledge that there is no public market for our shares; and

•

are in compliance with the USA PATRIOT Act and are not on any governmental authority watch list.

We include these representations in our subscription agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to purchase our shares.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive the final prospectus. Subject to compliance with Rule 15c2-4 of the Exchange Act, our dealer manager and/or the broker-dealers participating in the offering will promptly submit a subscriber’s check on the business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy than customary, a subscriber’s check will be promptly deposited in compliance with Exchange Act Rule 15c2-4. The proceeds from your subscription will be deposited in a segregated escrow account and will be held in trust for your benefit, pending our acceptance of your subscription.

A sale of the shares may not be completed until at least five business days after the subscriber receives our final prospectus as filed with the SEC pursuant to Rule 424(b) of the Securities Act. Within ten business days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest (unless we reject your subscription because we fail to achieve the minimum offering) or deduction, within ten business days after rejecting it.

Investments by IRAs and Certain Qualified Plans

The Company expects to select a qualified provider to act as an IRA custodian for investors of our Common Stock who desire to establish an IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts. We may pay the fees related to the establishment of investor accounts with the IRA custodian, and we also may pay the fees related to the maintenance of any such account for the first year following its establishment. Thereafter, we expect the IRA custodian will agree to provide this service to our Stockholders with annual maintenance fees charged at a discounted rate. In the future, we may make similar arrangements for our investors with other custodians. Further information as to custodial services is available through your broker or may be requested from us.

Minimum Offering

Subscription proceeds will be placed in escrow until such time as subscriptions aggregating at least the minimum offering of 200,000 shares of our Common Stock have been received and accepted by us. Any shares purchased by our Advisor or its Affiliates will not be counted in calculating the minimum offering. Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that can be readily sold, with appropriate safety of principal. Subscribers may not withdraw funds from the escrow account.

If subscriptions for at least the minimum offering have not been received and accepted by _________, 2012, which is one year after the effective date of this offering, our escrow agent will promptly so notify us, this offering will be terminated and your funds and subscription agreement will be returned to you within ten days after the date of such termination. Interest will accrue on funds in the escrow account as applicable to the short-term investments in which such funds are invested. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. Such interest will be paid to subscribers upon the termination of the escrow period, subject to withholding for taxes pursuant to applicable Treasury Regulations. We will bear all expenses of the escrow and, as such, any interest to be paid to any subscriber will not be reduced for such expense.

Litigation and Legal Matters

We are not subject to any material pending legal proceedings. Our Advisor and its affiliates are also not subject to any material pending legal proceedings.

Robert A. Forrester, Esq. Richardson, TX will pass upon the legality of the Common Stock and securities matters. Locke Lord LLP will pass upon the legal matters in connection with our status as a REIT for U.S. federal income tax purposes.  Neither Mr. Forrester nor Locke Lord LLP purports to represent our Stockholders or potential investors, who should consult their own counsel. Mr. Forrester, Esq. also provides legal services to Medical Hospitality Capital Markets Group, LLC, our Advisor and its Affiliates.

Sales Material

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales materials may include information relating to this offering, Medical Hospitality Capital Markets Group, LLC, our Advisor, and its Affiliates, property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our sales material may not be permitted and will not be used in those jurisdictions.

The offering of shares is made only by means of this prospectus. Although the information contained in our supplemental sales material will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part.

Definitions

The following terms are used throughout this prospectus as defined below.

"ACQUISITION EXPENSES" means expenses incurred in connection with the selection or acquisition of properties, or making or investing in mortgage loans, whether or not the acquisition or investment is made, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance premiums.

"ACQUISITION FEE" means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any person to any other person (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with making or investing in mortgage loans or the purchase, development or construction of a property, including real estate commissions, selection fees, Development Fees, Construction Fees, nonrecurring management fees, loan fees, points or any other fees of a similar nature.  Excluded shall be Development Fees and Construction Fees paid to any person not affiliated with the Sponsor in connection with the actual development and construction of a project.

"ADVISOR" or "ADVISORS" means the person or persons, if any, appointed, employed or contracted with by the Company responsible for directing or performing the day-to-day business affairs of the Company, including any person to whom the Advisor subcontracts all or substantially all of such functions.

"ADVISORY AGREEMENT" means the agreement between the Company and the Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Company.

"AFFILIATE" or "AFFILIATED" means, with respect to any person, (i) any person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10%) or more of the outstanding voting securities of such other person; (ii) any person, ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other person; (iii) any person directly or indirectly controlling, controlled by or under common control with such other person; (iv) any executive officer, Director, trustee or general partner of such other person; and (v) any legal entity for which such person acts as an executive officer, Director, trustee or general partner.

"AVERAGE INVESTED ASSETS" means, for a specified period, the average of the aggregate book value of the assets invested, directly or indirectly in equity interests in and loans secured by real estate, before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

"COMMON STOCK" means shares of beneficial interest or of common stock of the Company of any class or series that has the right to elect the Directors of the Company.

"COMPETITIVE REAL ESTATE COMMISSION" means a real estate or brokerage commission paid for the purchase or sale of a property that is reasonable, customary and competitive in light of the size, type and location of the property.

"CONSTRUCTION FEE" means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or provide major repairs or rehabilitations on a property.

"CONTRACT PURCHASE PRICE" means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of an asset or the amount of funds advanced with respect to a mortgage loan in each case exclusive of Acquisition Fees and Acquisition Expenses, but in each case including any indebtedness assumed or incurred in respect of such property.

"DEVELOPMENT FEE" means a fee for the packaging of a property or mortgage loan, including the negotiation and approval of plans and any assistance in obtaining zoning and necessary variances and financing for a specific property, either initially or at a later date.

"DIRECTOR" means a Director of the Company.

"INDEPENDENT DIRECTOR" means a Director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with the Sponsor or the Advisor by virtue of (i) ownership of an interest in the Sponsor, the Advisor or any of their Affiliates, (ii) employment by the Sponsor, the Advisor or any of their Affiliates, (iii) service as an officer or Director of the Sponsor, the Advisor or any of their Affiliates, (iv) performance of services, other than as a Director, for the Company, (v) service as a Director or trustee of more than three REITs organized by the Sponsor or advised by the Advisor or (vi) maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their Affiliates.  A business or professional relationship is considered "material" per se if the aggregate gross revenue derived by the Director from the Sponsor, the Advisor and their Affiliates exceeds five percent (5%) of either the Director's annual gross revenue, derived from all sources, during either of the last two years or the Director's net worth on a fair market value basis.  An indirect association with the Sponsor or the Advisor shall include circumstances in which a Director's spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the Sponsor, the Advisor, any of their Affiliates or the Company.

"INDEPENDENT EXPERT" means a person with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

"NASAA REIT GUIDELINES" means the Statement of Policy Regarding Real Estate Investment Trusts as revised and adopted by the North American Securities Administrators Association on May 7, 2007.

"NET ASSETS" means the total assets (other than intangibles) at cost, before deducting depreciation or other non-cash reserves, less total liabilities, calculated at least quarterly by the Company on a basis consistently applied.

"NET INCOME" means, for any period, the Company's total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and, for purposes of determining whether Total Operating Expenses are excessive, excluding any gain from the sale of the assets.

"ORGANIZATION AND OFFERING EXPENSES" means any and all expenses incurred by and to be paid from the assets of the Company in connection with or preparing the Company for registration of and subsequently offering and distributing its shares to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys); expenses for printing, engraving and mailing; salaries of employees while engaged in sales activity; charges of transfer agents, registrars, trustees, escrow holders, depositaries and experts; and expenses of qualification of the sale of the securities under Federal and state laws, including taxes and fees, accountants’ and attorneys’ fees.

"ROLL-UP ENTITY" means a partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

"ROLL-UP TRANSACTION" means a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Company and the issuance of securities of a Roll-Up Entity.  Such term does not include:

(a)

a transaction involving securities of the Company that have been for at least twelve (12) months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

(b)

a transaction involving the conversion to corporate, trust or association form of only the Company, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i)

the voting rights of the Stockholders;

(ii)

the term of existence of the Company;

(iii)

Sponsor or Advisor compensation; or

(iv)

the Company's investment objectives.

"SPONSOR" means any person which (i) is directly or indirectly instrumental in organizing, wholly or in part, the Company, (ii) will control, manage or participate in the management of the Company, and any Affiliate of any such person, (iii) takes the initiative, directly or indirectly, in founding or organizing the Company, either alone or in conjunction with one (1) or more other persons, (iv) receives a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property, (v) has a substantial number of relationships and contacts with the Company, (vi) possesses significant rights to control Company properties, (vii) receives fees for providing services to the Company which are paid on a basis that is not customary in the industry or (viii) provides goods or services to the Company on a basis which was not negotiated at arm's-length with the Company.  The term "Sponsor" shall not include a person whose only relationship with the Company is that of an independent property manager and whose only compensation is as such or wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.

"STOCKHOLDERS" means the holders of record of the Common Stock or Preferred Stock of the Company as maintained in the books and records of the Company or its transfer agent.

"TOTAL OPERATING EXPENSES" means all costs and expenses paid or incurred by the Company, as determined under generally accepted accounting principles, that are in any way related to the operation of the Company or to Company business, including advisory fees, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees paid in compliance with the NASAA REIT Guidelines, (vi) Acquisition Fees and Acquisition Expenses, real estate commissions on the sale of properties, and other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

“UNIMPROVED REAL PROPERTY” means the real property of the Company that has the following three characteristics:

(a)

an equity interest in real property which was not acquired for the purpose of producing rental or other operating income;

(b)

no development or construction in progress on such land; and

(c)

no development or construction on such land is planned in good faith to commence on such land within one year.

How to Subscribe

Investors who meet the applicable suitability standards and minimum purchase requirements described in the “Suitability Standards” section of this prospectus may purchase shares of Common Stock. If you want to purchase shares, you must proceed as follows:

1) Read the entire prospectus and the current supplement(s), if any, accompanying this prospectus.

2)

Complete the execution copy of the applicable subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, for new and current investors is included in this prospectus as Appendix A.

3)

Deliver a check to Medical Hospitality Capital Group, Inc., c/o _______, for the full purchase price of the shares being subscribed for, payable to “Medical Hospitality Group, Inc.” along with the completed subscription agreement. For custodial accounts (such as are commonly used for individual retirement accounts) send the completed subscription agreement and check to your custodian who will forward to _______. Certain dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable to us for the purchase price of your subscription. The name of the dealer appears on the subscription agreement.

4)

By executing the subscription agreement and paying the full purchase price for the shares subscribed for, you will attest that you meet the suitability standards as provided in the “Suitability Standards” section of this prospectus and as stated in the subscription agreement and agree to be bound by the terms of the subscription agreement.

Experts

The audited consolidated financial statements and financial statement schedule incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Chapman, Hext & Co., PC, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

Where You Can Find Additional Information

We have filed a registration statement on Form S-11 with the SEC in connection with this offering. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC.

You may request and obtain a copy of these filings, at no cost to you, by writing or telephoning us at the following address:

Medical Hospitality Group, Inc.

3241 Preston Road Suite 7

Frisco, TX 75034

(214) 618-8288

One of our Affiliates maintains an Internet site at www.mhg.co, at which there is additional information about us. The contents of the site are not incorporated by reference in, or otherwise a part of, this prospectus.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

You may read and copy our registration statement and all of its exhibits and schedules which we have filed with the SEC, any of which may be inspected and copied at the Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. This material, as well as copies of all other documents filed with the SEC, may be obtained from the Public Reference Section of the SEC, 100 F. Street, N.E., Washington D.C. 20549 upon payment of the fee prescribed by the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 or e-mail at publicinfo@sec.gov. The SEC maintains a web site that contains reports, proxies, information statements and other information regarding registrants that file electronically with the SEC, including us. The address of this website is http://www.sec.gov.

Medical Hospitality Group, Inc.

(A Development Stage Company)

Index to September 30, 2011 Interim Financial Statements

Page
Report of Independent Registered Public Accounting Firm	F-2
Financial Statements
Balance Sheets as of September 30, 2011 (Unaudited) and March, 31, 2011 (Audited)	F-3
Statements of Operations for the six month period ended September 30, 2011 and for the period from January 18, 2011 (inception) through September 30, 2011 (Unaudited)	F-4
Statement of Stockholders’ Equity for the period from January 18, 2011 (inception) through September 30, 2011 (Unaudited)	F-5
Statements of Cash Flows for the six month period ended September 30, 2011 and for the period from January 18, 2011 (inception) through September 30, 2011 (Unaudited)	F-6
Notes to Financial Statements (Unaudited)	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors andStockholders of Medical Hospitality Group, Inc.

We have reviewed the accompanying balance sheet of Medical Hospitality Group, Inc. as of September 30, 2011, and the related statements of operations, stockholders’ equity, and cash flows for the six months ended September 30, 2011 and for the period from January 18, 2011 (inception) through September 30, 2011. These financial statements are the responsibility of the company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has not generated any income from operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have previously audited, in accordance with auditing standards of the Public Company Accounting Oversight Board (United States), the balance sheet of Medical Hospitality Group, Inc. as of March 31, 2011 and the related statements of operations, stockholders’ equity, and cash flows for the period from January 18, 2011 (inception) through March 31, 2011 (not presented herein); and in our report dated May 20, 2011, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying balance sheet as of March 31, 2011, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

/s/ Chapman, Hext & Co., P.C.

Richardson, TX

November 11, 2011

Medical Hospitality Group, Inc.

(A Development Stage Company)

Balance Sheets

As of September 30, 2011 (Unaudited)

And March 31, 2011 (Audited)

	September 30,	March 31,
	2011 (Unaudited)	2011 (Audited)
Assets
Current Assets:
Cash	$155,580	$200,000
Deferred Offering Costs	37,984	-
Total Current Assets	193,564	200,000

Total Assets	$193,564	200,000

Liabilities and Stockholders’ Equity

Liabilities
Current Liabilities:
Accounts Payable	$25,723	$-
Total Current Liabilities	25,723	-

Stockholders' Equity:

Preferred stock, 10,000,000 shares authorized, $0.01 par value, no shares issued and outstanding, no preferences established	-	-
Common stock, 50,000,000 shares authorized, $0.01 par value, 35,000 shares issued and outstanding	350	350
Additional Paid-in Capital	201,150	201,150
Accumulated Deficit During the Development Stage	(33,569)	(1,500)
Total Stockholders' Equity	167,841	200,000

Total Liabilities and Stockholders’ Equity	$193,564	$200,000

The accompanying notes are an integral part of these financial statements.

Medical Hospitality Group, Inc.

(A Development Stage Company)

Statements of Operations

For the Six Month Period Ended September 30, 2011

And for the Period from January 18, 2011 (Inception)

Through September 30, 2011

(Unaudited)

	For the Six Month Period Ended September 30, 2011	For the Period from January 18, 2011 (Inception) through September 30, 2011

Operating expenses	$13,696	$13, 696

Professional fees	18,463	19,963

Total expenses	32,159	33,659

Net loss	$(32,159)	$(33,659)

Net loss per Common Share – Basic and Diluted	$(0.92)	$(0.96)

Weighted Average Number of Common Shares Outstanding	35,000	35,000

The accompanying notes are an integral part of these financial statements.

Medical Hospitality Group, Inc.

(A Development Stage Company)

Statement of Stockholders’ Equity

For the Period from January 18, 2011 (inception)

Through September 30, 2011

(Unaudited)

	Common Stock		Additional Paid in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance at January 18, 2011	-	$-	$-	$-	$-
Edward J. Devereaux	5,000	50	450	-	500
James D. Boston	5,000	50	450	-	500
Robert A. Forrester	5,000	50	450	-	500
Medical Hospitality Capital Markets Group, Inc.	20,000	200	199,800	-	200,000
Net Loss	-	-	-	(1,500)	(1,500)
Balance at March 31, 2011	35,000	350	201,150	(1,500)	200,000
Net Loss	-	-	-	(32,159)	(32,159)
Balance at September 30, 2011	35,000	$350	$201,150	$(33,659)	$167,841

The accompanying notes are an integral part of these financial statements.

Medical Hospitality Group, Inc.

(A Development Stage Company)

Statements of Cash Flows

For the Six Month Period Ended September 30, 2011

And for the Period from January 18, 2011 (Inception)

Through September 30, 2011

(Unaudited)

	For the Six Month Period Ended	For the period from January 18, 2011 (Inception) Through
	September 30, 2011	September 30, 2011
Operating Activities

Net loss	$(32,159)	$(33,659)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash expense	-	1,500
Change in operating assets and liabilities:
Deferred offering costs	(37,984)	(37,984)
Accounts payable	25,723	25,723
Net cash used in operating activities	(44,420)	(44,420)

Financing activities
Proceeds from investment by shareholder	-	200,000
Net cash provided by financing activities	-	200,000

Net increase (decrease) in cash	(44,420)	155,580
Cash at beginning of the period	200,000	-
Cash at end of the period	$155,580	$155,580

Supplemental Disclosures:
Interest Paid	$-	$-
Income Taxes Paid	$-	$-

The accompanying notes are an integral part of these financial statements.

Medical Hospitality Group, Inc.

(A Development Stage Company)

Notes to Financial Statements

(Unaudited)

NOTE 1. ORGANIZATION AND BUSINESS ACTIVITIES

Medical Hospitality Group, Inc. (the “Company”) was incorporated on January 18, 2011, in the state of Maryland, to conduct one or more public securities offerings, the proceeds of which will be used to originate first mortgage loans for the acquisition, development, and construction of branded, extended-stay, limited-service hotels, primarily to related parties. In addition, the Company will also consider originating first mortgage liens for highly-qualified, third-party, unrelated borrowers in connection with the acquisition or development of similar hospitality projects.  As of September 30, 2011 and March 31, 2011, the Company is considered to be a de novo corporation.

We intend to elect and qualify to be taxed as a REIT commencing with our taxable year ending December 31, 2012. Furthermore, we intend to continue operating as a REIT; however, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.

In brief, a corporation that complies with the provisions in Code Sections 856 through 860, and qualifies as a REIT generally is not taxed on its net taxable income to the extent such income is currently distributed to stockholders, thereby completely or substantially eliminating the “double taxation” that a corporation and its stockholders generally bear together. However, a corporation could be subject to U.S. federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements as of September 30, 2011 and March 31, 2011, and for the six month period ended September 30, 2011 and for the period from January 18, 2011 (inception) through September 30, 2011; include all transactions occurring during the period from the Company’s incorporation to its fiscal year end.  These financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. The accompanying financial statements as of September 30, 2011 and March 31, 2011, and for the six month period ended September 30, 2011 and for the period from January 18, 2011 (inception) through September 30, 2011 include all adjustments which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods. This includes all normal and recurring adjustments. References to GAAP are done using the Financial Accounting Standards Board (“FASB”) Accounting Standard CodificationTM (“ASC” or “Codification”) 105, Generally Accepted Accounting Principles (“ASC 105”).

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Medical Hospitality Group, Inc.

(A Development Stage Company)

Notes to Financial Statements

(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of September 30, 2011 and March 31, 2011, there was $155,580 and $200,000 in cash equivalents.

Development Stage Company

The Company complies with ASC 915 Development Stage Entities and the Securities and Exchange Commission Exchange Act 7 for its characterization of the Company as development stage.

Basic and Diluted Net Loss per Common Share

Basic and diluted net loss per-share calculations are calculated on the basis of the weighted average number of common shares outstanding during the year. The per-share amounts include the dilutive effect of common stock equivalents in years with net income. Basic and diluted loss per share is the same due to the anti-dilutive nature of potential common stock equivalents.

Stock Based Compensation

The Company accounts for stock-based employee compensation arrangements using the fair value method in accordance with the provisions of ASC Topic 718, Compensation – Stock Compensation (“ASC718”).

The Company did not grant any stock options or warrants during the period ended September 30, 2011 and March 31, 2011.

Underwriting Commissions, Associated Costs Payable to Dealer Manager and Organizational and Offering Expenses

Underwriting commissions and offering costs to be incurred in connection with the Company’s stock offering will be reflected as a reduction of additional paid-in capital. Costs incurred that are not directly associated with the completion of the IPO will be expensed as incurred. Certain costs incurred by the Advisor and/or the Company to organize the Company and to undertake the offering will be paid by our Advisor and will be reimbursed to the Advisor from the proceeds of the Company’s stock offering. As of September 30, 2011, the Company incurred $37,984 of direct costs related to the stock offering. These offering costs will be deferred and charged against the proceeds of the offering when received.

The Advisor will receive one percent (1%) of the proceeds of the offering up to a maximum of $600,000 as offering proceeds are released from the escrow account. The Company anticipates that this entire amount will be needed to complete the Offering and will therefore be reimbursed to the Advisor if the entire Offering is sold. As of September 30, 2011 the Advisor has incurred organizational and offering costs of $394,122.

Recent Accounting Pronouncements

Medical Hospitality Group, Inc. does not expect recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

Medical Hospitality Group, Inc.

(A Development Stage Company)

Notes to Financial Statements

(Unaudited)

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has not begun operations and has not generated any income to date. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management intends to finance operations by initially funding any company related expenses internally on an as-needed basis.

NOTE 4. COMMON AND PREFERRED STOCK

Medical Hospitality Group, Inc. issued 15,000 shares of Common Stock (founders’ shares) to unaffiliated third parties who have provided professional services to the Company. These same parties were granted and have been issued an additional 50,000 shares of Common Stock that are subject to a written lock-up agreement with redemption rights based on future sales of the Company’s stock. The Company authorized the issuance of these shares on March 17, 2011 however; the actual certificates evidencing these shares were not issued until August 25, 2011.

As of September 30, 2011 and March 31, 2011, none of these restricted shares have been released from the lock-up agreement. This stock was valued, for the purpose of determining the current period expense, based on the aggregate value of the services rendered of $6,500 or $0.10 per share. Only the expense of the stock not subject to the lock-up agreement has been reflected to date. To the extent any of these restricted founders’ shares are released in the future, the Company will recognize expense at the fair market value of each share as they are released from the lock-up agreement. The lock-up agreement provides that 1 share of founders’ stock will be released for each 100 shares of stock over 1,000,000 shares sold by the Company pursuant to the Company’s initial public offering. The release of shares subject to the lock-up agreement will be calculated at the end of each calendar quarter.

Medical Hospitality Capital Markets Group, LLC., our Advisor, purchased 20,000 shares of Common Stock at a price of $10.00 per share.

Detail of Option/Warranty Activity:

There are no outstanding Options or Warrants for the Company’s stock.

NOTE 5. COMMITMENTS AND CONTINGENCIES

As of September 30, 2011 and March 31, 2011, the Company did not maintain any commitments or contingencies. As of September 30, 2011 and March 31, 2011 there are no advances to the Company from Officers.

NOTE 6. INCOME TAXES

The Company accounts for income taxes under ASC Topic 740, Income Taxes (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. There was no current or deferred income tax expense or benefits for the periods ending September 30, 2011 and March 31, 2011, and for the six month period ended September 30, 2011 and for the period from January 18, 2011 (inception) through September 30, 2011.

Medical Hospitality Group, Inc.

(A Development Stage Company)

Notes to Financial Statements

(Unaudited)

NOTE 7. RELATED PARTY TRANSACTIONS

The business of the Company is managed by Medical Hospitality Capital Markets Group, LLC. (the “Advisor”), under the terms of The Advisory Agreement dated March 21, 2011.  The Advisor purchased 20,000 shares of Common Stock for $200,000. As of September 30, 2011, there was $10,000 in accounts payable to an entity owned by stockholders of the Company for operating expenses.

In the future, certain officers and Directors of the Company, or their Affiliates, may provide loan guarantees in connection with mortgage loans originated by the Company. If such guarantees are provided, the Company will disclose information regarding the guarantees and guarantors required by law and regulation. As of October 12, 2011, the date the financial statements were available to be issued, there can be no assurance that such guarantees will in fact occur.

NOTE 8. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through November 11, 2011, the date the financial statements were available to be issued.

Medical Hospitality Group, Inc.

(A Development Stage Company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Medical Hospitality Group, Inc.

We have audited the accompanying balance sheet of Medical Hospitality Group, Inc. (a development stage company) as of March 31, 2011, and the related statements of operations, stockholders' equity, and cash flows for the period from January 18, 2011 (inception) through March 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medical Hospitality Group, Inc. as of March 31, 2011, and the results of its operations, changes in stockholders' equity and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

/s/ Chapman, Hext & Co., P.C.

Richardson, Texas

May 20, 2011

Medical Hospitality Group, Inc.

(A Development Stage Company)

Balance Sheet

March 31, 2011

Assets
Cash	$200,000

Total Assets	$200,000

Stockholders' equity:
Preferred Stock, 10,000,000 shares authorized, $0.01 par value, no shares issued and outstanding; no preferences established	$-
Common Stock, 50,000,000 shares authorized, $0.01 par value, 35,000 shares issued and outstanding	350
Additional Paid-in Capital	201,150
Accumulated Deficit during the development stage	(1,500)
Total Stockholders' equity	$200,000

Total Stockholders’ Equity	$200,000

The accompanying notes are an integral part of these financial statements.

Medical Hospitality Group, Inc.

(A Development Stage Company)

Statement of Operations

For the Period from January 18, 2011 (Inception)

Through March 31, 2011

Operating expenses:
Professional fees	$1,500
Total expenses	1,500
Loss from operations	$(1,500)

Net loss	$(1,500)

Net loss per Common Share – Basic and Diluted	$(0.04)

Weighted Average Number of Common Shares Outstanding	35,000

The accompanying notes are an integral part of these financial statements.

Medical Hospitality Group, Inc.

(A Development Stage Company)

Statement of Stockholders’ Equity

For the Period from January 18, 2011 (inception)

Through March 31, 2011

	Common Stock		Additional Paid in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Edward J. Devereaux	5,000	$50	$450	$-	$500
James D. Boston	5,000	50	450	-	500
Robert A. Forrester	5,000	50	450	-	500
Medical Hospitality Capital Markets Group, Inc.	20,000	200	199,800	-	200,000
Net Loss	-	-	-	(1,500)	(1,500)
Balance at March 31, 2011	35,000	$350	$201,150	$(1,500)	$200,000

The accompanying notes are an integral part of these financial statements.

Medical Hospitality Group, Inc.

(A Development Stage Company)

Statement of Cash Flows

For the Period from January 18, 2011 (Inception)

Through March 31, 2011

Operating Activities
Net loss	$(1,500)
Non-Cash Expense	1,500
Net cash provided by/(used in) operating activities	-

Financing activities
Proceeds from investment by Stockholder	$200,000
Net cash provided by financing activities	200,000

Net increase in cash	200,000
Cash at beginning of the period	-
Cash at end of the period	$200,000

Supplemental Disclosures:
Interest Paid	$-
Income Taxes Paid	$-

The accompanying notes are an integral part of these financial statements.

Medical Hospitality Group, Inc.

(A Development Stage Company)

Notes to Financial Statements

Note 1.

Organization and business activities

Medical Hospitality Group, Inc. (the “Company”) was incorporated on January 18, 2011, in the state of Maryland, to conduct one or more public securities offerings, the proceeds of which will be used to originate first mortgage loans for the acquisition, development, and construction of branded, extended-stay, limited-service hotels, primarily to related parties. In addition, the Company will also consider originating first mortgage liens for highly-qualified, third-party, unrelated borrowers in connection with the acquisition or development of similar hospitality projects.  As of March 31, 2011, the Company is considered to be a de novo corporation.

We intend to elect and qualify to be taxed as a REIT commencing with our taxable year ending December 31, 2012. Furthermore, we intend to continue operating as a REIT; however, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.

In brief, a corporation that complies with the provisions in Code Sections 856 through 860, and qualifies as a REIT generally is not taxed on its net taxable income to the extent such income is currently distributed to stockholders, thereby completely or substantially eliminating the “double taxation” that a corporation and its stockholders generally bear together. However, a corporation could be subject to U.S. federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements as of March 31, 2011, and for the period ended March 31, 2011; include all transactions occurring during the period from the Company’s incorporation to its fiscal year end.  These financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”).  References to GAAP are done using the Financial Accounting Standards Board (“FASB”) Accounting Standard CodificationTM (“ASC” or “Codification”) 105, Generally Accepted Accounting Principles (“ASC 105”).

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of March 31, 2011, there was $200,000 in cash equivalents.

Development Stage Company

The Company complies with ASC 915 Development Stage Entities and the Securities and Exchange Commission Exchange Act 7 for its characterization of the Company as development stage.

Medical Hospitality Group, Inc.

(A Development Stage Company)

Notes to Financial Statements

Note 2. Summary of Significant Accounting Policies - Continued

Basic and Diluted Net Loss per Common Share

Basic and diluted net loss per-share calculations are calculated on the basis of the weighted average number of common shares outstanding during the year. The per-share amounts include the dilutive effect of Common Stock equivalents in years with net income. Basic and diluted loss per share is the same due to the anti-dilutive nature of potential Common Stock equivalents.

Stock Based Compensation

The Company accounts for stock-based employee compensation arrangements using the fair value method in accordance with the provisions of ASC Topic 718, Compensation – Stock Compensation (“ASC718”).

The Company did not grant any stock options or warrants during the period ended March 31, 2011.

Underwriting Commissions, Associated Costs Payable to Dealer Manager and Organizational and Offering Expenses

Underwriting commissions and offering costs to be incurred in connection with the Company’s stock offering will be reflected as a reduction of additional paid-in capital. Costs incurred that are not directly associated with the completion of the IPO will be expensed as incurred. Certain costs incurred by the Advisor and/or the Company to organize the Company and to undertake the offering will be paid by our Advisor and will be reimbursed to the Advisor from the proceeds of the Company’s stock offering.

The Advisor will receive one percent (1%) of the proceeds of the offering up to a maximum of $600,000 as offering proceeds are released from the escrow account.

Recent Accounting Pronouncements

Medical Hospitality Group, Inc. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

Note 3. Common and Preferred Stock

Medical Hospitality Group, Inc. issued 15,000 shares of Common Stock (founders’ shares) to unaffiliated third parties who have provided professional services to the Company.  These same parties were granted and have been issued an additional 50,000 shares of Common Stock that are subject to a written lock-up agreement with redemption rights based on future sales of the Company’s stock.  As of March 31, 2011 none of these restricted shares have been released from the lock-up agreement. This stock was valued, for the purpose of determining the current period expense, based on the aggregate value of the services rendered of $6,500 or $0.10 per share. Only the expense of the stock not subject to the lock-up agreement has been reflected to date. To the extent any of these restricted founders’ shares are released in the future, the Company will recognize expense at the fair market value of each share as they are released from the lock-up agreement. The lock-up agreement provides that 1 share of founders’ stock will be released for each 100 shares of stock over 1,000,000 shares sold by the Company pursuant to the Company’s initial public offering. The release of shares subject to the lock-up agreement will be calculated at the end of each calendar quarter.

Medical Hospitality Capital Markets Group, LLC., our Advisor, purchased 20,000 shares of Common Stock at a price of $10.00 per share.

Medical Hospitality Group, Inc.

(A Development Stage Company)

Notes to Financial Statements

Note 3. Common and Preferred Stock – Continued

Detail of Option/Warranty Activity:

There are no outstanding Options or Warrants for the Company’s stock.

Note 4. Commitments and Contingencies

As March 31, 2011, the Company did not maintain any commitments or contingencies.  The Company is a newly-formed company and has no outstanding Accounts Payable.  As of March 31, 2011 there are no advances to the Company from Officers.

Note 5. Income Taxes

The Company accounts for income taxes under ASC Topic 740, Income Taxes (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. There was no current or deferred income tax expense or benefits for the periods ending March 31, 2011.

Note 6. Related Party Transactions

The business of the Company is managed by Medical Hospitality Capital Market Group, LLC. (the “Advisor”), under the terms of The Advisory Agreement dated March 21, 2011.  The Advisor purchased 20,000 shares of Common Stock for $200,000.  There were no other related party transactions during the period ended March 31, 2011.

In the future, certain officers and Directors of the Company, or their Affiliates, may provide loan guarantees in connection with mortgage loans originated by the Company. If such guarantees are provided, the Company will disclose information regarding the guarantees and guarantors required by law and regulation. At the date of this audit there can be no assurance that such guarantees will in fact occur.

Note 7. Subsequent Events

The Company did not have any subsequent events through March 31, 2011. Subsequent events have been evaluated through May 20, 2011, the date the balance sheet was available to be issued.

APPENDIX A – PRIOR PERFORMANCE TABLES

The tables below provide summarized information concerning projects undertaken by affiliates of the control party of our Advisor, Medical Hospitality Capital Markets Group, LLC. The information contained herein is included solely to provide prospective investors with background to be used to evaluate the real estate experience of our sponsors and their affiliates. We do not believe that these affiliated programs currently in existence are in direct competition with our investment objectives.

THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS AND PROPERTIES SPONSORED BY OUR SPONSOR OR ITS AFFILIATES OVER THE PERIODS LISTED THEREIN. IN ADDITION, THE TABLES INCLUDED WITH THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE SHARES IN MEDICAL HOSPITALITY GROUP, INC., YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS).

YOU SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING INFORMATION AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE INFORMATION BELOW BECAUSE THE YIELD AND CASH AVAILABLE AND OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT IN OUR PROPERTIES.

The following tables are included herein:

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS FOR

NON-PUBLIC PROGRAM PROPERTIES

Table I provided a summary of the experience of Medical Hospitality Capital Markets Group, LLC and its affiliates as a Sponsor in raising and investing funds in Vintage Harris Hospitality, L.P. from its inception in October of 2007 through December 31, 2010 and Denver Hospitality, L.P. from its inception in May of 2008 through December 31, 2010. Information is provided as to the manner in which the proceeds of the offerings have been applied, the timing and length of the respective offerings and the time period over which the proceeds have been invested.

	Vintage Harris Hospitality, L.P.		Denver Hospitality, L.P.
		Percentage of Total Dollar Amount Raised		Percentage of Total Dollar Amount Raised
Dollar Amt. Offered	$3,150,000		$3,200,000
Dollar Amt. Raised	3,150,000	100%	3,200,000	100%
Less Offering Expenses:
Selling Expenses	-	-	-	-
Organizational Expenses	-	-	-	-
Reserves	-	-	-	-
Other	-	-	-	-
Available for Investment	$3,150,000	100%	$3,200,000

Acquisition Costs:
Investor Project Equity	$1,840,000	58.41%	$1,880,000	58.75%
Development Fee (1)	500,000	15.87%	500,000	15.63%
Construction Profit (2)	810,000	25.71%	820,000	25.63%
Other	-	-	-	-
Total Acquisition Costs	$19,508,922	619.33%	$19,758,463	617.45%
Percent Leverage	83.85%		83.80%
Date Offering Began	10/1/2007		5/9/2008
Length of Offering (Months)	1		1
Months to Invest 90% of Amount Available for Investment	1		2

(1) An affiliate of Medical Hospitality Capital Markets Group, Inc. provided development services for these projects over a period of approximately two years including but not limited to site selection, site acquisition, construction and development permissions and permitting, negotiation with hotel franchisor, feasibility analysis, project design, selection and engagement of all professionals such as architects and engineers and general oversight of the project from concept to completion and launch of operations. This fee only represents approximately 2.5% of the total project budget.

(2) An Affiliate of Medical Hospitality Capital Markets Group, Inc. provided construction management services for these projects. The construction fee represents approximately 4.15% of the total project budget.

TABLE II

COMPENSATION TO SPONSOR FROM

NON-PUBLIC PROGRAM PROPERTIES

Table II summarizes the amount and type of compensation paid to Medical Hospitality Capital Markets Group, LLC and its affiliates by two privately offered investment programs from their inception through December 31, 2010.

	Vintage Harris Hospitality, L.P.	Denver Hospitality, L.P.
Date Offering Commenced	10/1/2007	5/9/2008
Dollar Amount Raised	$3,150,000	$3,200,000
Amount Paid to Sponsor from Proceeds of Offering
Underwriting Fees	$-	$-
Acquisition & Development Fees	$-	$-
Real Estate Commissions	$-	$-
Development Fee (1)	$500,000	$500,000
Construction Profit (2)	$810,000	$820,000

Dollar amount of cash generated from operations before deducting payments to Sponsor	$-	$-
Actual amount paid to Sponsor from operations:		-
Property Management Fees	$-	$-
Partnership Management Fees	-	-
Reimbursements	-	-
Leasing Commissions	-	-
Other	-	-
Total Amount Paid to Sponsor from Operations	$-	$-

Dollar amount of property sales and refinancing before deducting payment to Sponsor
Cash	$-	$-
Notes	$-	$-
Amount paid to sponsor from property sale and refinancing:
Real Estate Commissions	$-	$-
Incentive Fees	$-	$-
Other – Loan Fee	$-	$-

(1) An affiliate of Medical Hospitality Capital Markets Group, Inc. provided development services for these projects over a period of approximately two years including but not limited to site selection, site acquisition, construction and development permissions and permitting, negotiation with hotel franchisor, feasibility analysis, project design, selection and engagement of all professionals such as architects and engineers and general oversight of the project from concept to completion and launch of operations. This fee represents approximately 2.5% of the total project budget.

(2) An Affiliate of Medical Hospitality Capital Markets Group, Inc. provided construction management services for these projects. The construction fee represents approximately 4.15% of the total project budget.

TABLE III

OPERATING RESULTS OF NON-PUBLIC PROGRAM PROPERTIES

Table III summarizes the operating results of Vintage Harris Hospitality, L.P. from its inception in 2007 through December 31, 2010. In the year ended December 31, 2008 the project was under construction so there were no operating results.

	Vintage Harris Hospitality, L.P
	Year endedDecember 31,2010	Year endedDecember 31,2009	Year endedDecember 31,2008
Gross Revenues	$3,309,205	$1,462,890	$-
Profit on sale of properties	-	-	-
Less:
Operating Expenses	2,778,065	1,868,781	-
Interest Expense	449,405	422,186	-
Depreciation	826,631	2,672,738	-
Net Income – Tax Basis	$(744,896)	$(3,500,815)	$-

Taxable Income
From operations	$(744,896)	$(3,500,815)	$-
From gain on sale	-	-	-
Cash generated from (used by) operations	$81,735	$(828,077)	$-
Cash generated by sales	-	-	-
Cash generated from refinancing	-	-	-
Cash generated from operations, sales and refinancing	$81,735	$(828,077)	$-
Less cash distributions to investors:
from operating cash flow	$-	$-	$-
from sales and refinancing	-	-	-
from other	-	-	-
Cash generated after cash distributions	$81,735	$(828,077)	$-
Less special items	-	-
Cash generated after cash distributions and special items	$81,735	(828,077)	-

Tax and Distribution Data per $1000 invested
Federal Income Tax Results
Ordinary income (loss)
from operations	(262)	(1,111)	-
from recapture	-	-	-
Capital gain (loss)	-	-	-

Cash Distributions to Investors			-
Source (GAAP basis)			-
Investment income	-	-	-
Return of capital	-	-	-
Source (Cash basis)			-
Sales	-	-	-
Refinancing	-	-	-
Operations	-	-	-
Other	-	-	-
Amount remaining invested in properties	$3,150,000	$3,150,000	$3,150,000

TABLE III

OPERATING RESULTS OF NON-PUBLIC PROGRAM PROPERTIES

Table III summarizes the operating results of Denver Hospitality, L.P. from its inception in 2008 through December 31, 2010.

	Denver Hospitality, L.P
	Year endedDecember 31,2010	Year endedDecember 31,2009	Year endedDecember 31,2008
Gross Revenues	$2,369,753	$268,784	$-
Profit on sale of properties	-	-	-
Less:
Operating Expenses	2,057,301	753,021	-
Interest Expense	1,013,367	246344	-
Depreciation	824,282	2,020,359	-
Net Income – Tax Basis	$(1,525,197)	$(2,750,940)	$-

Taxable Income
From operations	$(1,525,197)	$(2,750,940)	$-
From gain on sale	-	-	-
Cash generated from (used by) operations	$(700,915)	$(730,851)	$-
Cash generated by sales	-	-	-
Cash generated from refinancing	-	-	-
Cash generated from operations, sales and refinancing	$(700,915)	$(730,851)	$-
Less cash distributions to investors:
from operating cash flow	$-	$-	$-
from sales and refinancing	-	-	-
from other	-	-	-
Cash generated after cash distributions	$(700,915)	$(730,851)	$-
Less special items	-	-
Cash generated after cash distributions and special items	$(700,915)	(730,851)	-

Tax and Distribution Data per $1000 invested
Federal Income Tax Results
Ordinary income (loss)
from operations	(477)	(860)	-
from recapture	-	-	-
Capital gain (loss)	-	-	-

Cash Distributions to Investors			-
Source (GAAP basis)			-
Investment income	-	-	-
Return of capital	-	-	-
Source (Cash basis)			-
Sales	-	-	-
Refinancing	-	-	-
Operations	-	-	-
Other	-	-	-
Amount remaining invested in properties	$3,200,000	$3,200,000	$3,200,000

APPENDIX B – SUBSCRIPTION INFORMATION

INVESTOR INSTRUCTIONS
FOR PROSPECTUS DATED _____________________

1.	SUBSCRIPTION AMOUNT

PLEASE NOTE: We do not accept money orders, traveler's checks, starter checks, foreign checks, counter checks, third-party checks or cash.

Enter the amount you wish to invest in Medical Hospitality Group, Inc. A minimum initial investment of $2,500 is required.

Make checks payable to: U.S. Bank, Escrow Bank for Medical Hospitality Group, Inc.

2.	ACCOUNT TYPE

Please check the appropriate box to indicate the account type of the subscription.

3.	ACCOUNT INFORMATION

PLEASE NOTE: You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners, you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. Partnerships, corporations and other organizations should include the name of an individual to whom correspondence should be addressed. Non-resident aliens must also supply IRS Form W-8BEN.

You may elect to have your account documents, such as investor and proxy statements, tax forms, annual reports and other investor communications made available to you electronically. By electing this option you must provide a valid e-mail address in Section 3 of the Subscription Agreement. You agree that you have the appropriate hardware and software to receive e-mail notifications and view PDF documents. You understand you may incur certain costs associated with downloading and printing investor documents. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to your documents. Medical Hospitality Group, Inc. may choose to send one or more items to you in paper form despite your consent to electronic delivery. You may also request a paper copy of any particular investor document. Your consent will be effective until you revoke it.

4.	ACCOUNT TITLE

PLEASE NOTE: All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 8, you are certifying that this number is correct.

Please print the exact name(s) in which shares are to be registered. Include the trust name, if applicable. If the account is an Individual Retirement Account (IRA) or qualified plan, include the names and taxpayer identification numbers of both the investor and the custodian or trustee.

5.	CUSTODIAN/TRUSTEE INFORMATION

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

6.	DISTRIBUTION INFORMATION

Complete this section to elect to receive distributions by direct deposit or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with the completed Subscription Agreement.  If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3 or for custodial held accounts, to the address listed in Section 5 of the Subscription Agreement. IRA account distributions to a third party require custodian approval.

7.	BROKER-DEALER AND REGISTERED REPRESENTATIVE INFORMATION

PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must complete this section of the Subscription Agreement. All fields are mandatory.

Medical Hospitality Group, Inc. Subscription Agreement

8.	SUBSCRIBER SIGNATURES

Please separately initial each of the representations in paragraphs (a) through (c). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under "Suitability Standards" to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 8 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

9.	FINANCIAL REPRESENTATIVE SIGNATURES

PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must sign this section to complete the subscription.

Required Representations: By signing Section 9, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she:

●	has reasonable grounds to believe the information and representations concerning the investor herein are true, correct and complete in all respects;
●	has discussed the investor's prospective purchase of shares with such investor;
●
has advised such investor of all pertinent facts with regards to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restriction on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;

●
has delivered to the investor the Prospectus required to be delivered in connection with this Subscription; has reasonable grounds to believe the investor is purchasing these shares as referenced in Section 4, and

●
has reasonable grounds to believe the purchase of shares is a suitable investment for such investor, such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (1) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor's legal residence in Section 3; and (2) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements. Checks must be payable to U.S. Bank, Escrow Bank for Medical Hospitality Group, Inc.

The Subscription Agreement, together with a check for the full purchase price, should be delivered or mailed to:

Regular Mail Medical Hospitality Group, Inc. 3241 Preston Road Suite 7 Frisco, TX 75034	Overnight Delivery Medical Hospitality Group, Inc. 3241 Preston Road Suite 7 Frisco, TX 75034
(214) 618-8288

Payments may be wired to:
(send the original subscription agreements to the address above)

U.S. Bank Corporate Trust Services
60 Livingston Avenue EP-MN-WS3T
St. Paul, MN 55107-2292
ABA #:

Account name:
Medical Hospitality Group, Inc.
Account #:

Medical Hospitality Group, Inc. Subscription Agreement

SUBSCRIPTlON AGREEMENT/SIGNATURE PAGE
FOR PROSPECTUS DATED _____________________ If you need further assistance in completing this subscription agreement/signature page, please call INVESTOR SERVICES at 214-618-8288.

State of Sale	☐	Shares are being purchased net of commissions

Money Orders,  Traveler's Check, Starter Checks, Foreign  Checks, Counter  Checks,  Third-Party Checks  or Cash cannot be accepted.

1.	SUBSCRIPTION AMOUNT

		NUMBER OF SHARES	TOTAL INVESTED

☐	Medical Hospitality Group, Inc.	X $10.00 = $

Minimum Initial Investment = 250 Shares or $2,500	Please make investment check payable to: "U.S. Bank, Escrow Bank for Medical Hospitality Group, Inc."

2.	ACCOUNT TYPE (CHECK ONE BOX ONLY)

☐	Individual (if applicable, attach TOD form)	☐	S.Corporation2	☐	Traditional (Individual) IRA

☐	Joint Tenant1 (if applicable, attach TOD form)	☐	C-Corporation2	☐	Simple IRA

☐	Tenants in Common1	☐	Partnership2	☐	SEP IRA

☐	Community Property1	☐	Pension Plan2	☐	ROTH IRA
☐	UGMA/UTMA	State of	☐	Profit Sharing Plan2	☐	Beneficial IRA as beneficiary for:
☐	Trust2,3	☐	KEOGH Plan2
(Name of Deceased Owner)
		☐	Other2

(1) All parties must sign. (2) Please attach pages of trust/plan document (or corporate/entity resolution)which lists the name of trust/plan/entity, trustees/officers or authorized signatories, signatures and date. (3) The Certification of Investment Powers for Trust Accounts may be completed  in lieu of providing trust documents.

3.	ACCOUNT INFORMATION (DOB and SSN/TIN REQUIRED)

Investor 1 Name	SSN/Tax ID	DOB

Investor 2 Name	SSN/Tax ID	DOB

Street Address	City	State	Zip Code

Optional Mailing Address	City	State	Zip Code

Phone (day)	Phone (evening)

E-Mail

                           j
☐	US Citizen	☐	US Citizen residing outside the US	☐	Check here if you are subject to backup withholding
☐	Check this box if you would like to receive your investor correspondence electronically*

*By checking this box, Medical Hospitality Group,  Inc. may make certain investor communications available on its website and notify you via e-mail when such documents are available. Investor communications that may be delivered electronically include account statements, tax forms, annual reports, acquisition updates, proxy statements and other investor communications. By electing electronic delivery, you agree that you have the appropriate hardware and software to receive email notifications and view PDF documents. Electronic delivery also involves  risks related to system or network outages that could impair your timely receipt of or access to your documents. Medical Hospitality Group,Inc. may choose to send one or more items to you in paper form despite  your consent to electronic delivery. You may also request a paper copy of any particular investor document. Your consent  will be effective  until you revoke it by either changing  your delivery preference online or by contacting  Medical Hospitality Group, Inc.  at 214-618-8288.

4.	ACCOUNT TITLE

Please print names in which shares of common  stock are to be registered.  Include trust/entity  name if applicable.  If IRA or qualified plan, include  both custodian  and investor names  and Tax I.D. Numbers.   If same as in section three, please write "SAME".

Title Line 1

Title Line 2

Social Security No. or Tax I.D. No.	Secondary Tax I.D. No

5.	CUSTODIAN/TRUSTEE INFORMATION

Trustee Name

Trustee Address 1

Trustee Address 2

Trustee City	State	Zip Code

Trustee Telephone No.	Trust/Trustee Tax I.D. No.

Investor's Account Number with Institutional Trustee (if applicable)

Important Note About Proxy Voting: By signing this subscription agreement,  Custodian/Trustee authorizes  the investor to vote the number of shares of common  stock of the REIT purchased under Section I of the subscription  agreement, that are beneficially  owned by the investor  as reflected  on the records of the respective  REIT as of the applicable record date at any meeting of the stockholders of that REIT.  This authorization shall remain in place until revoked  in writing by Custodian/Trustee. The REIT is hereby  authorized to notify the investor of his or her right to vote consistent  with this authorization.

6.	DISTRIBUTION INFORMATION (CHOOSE ONE OF THE FOLLOWING OPTIONS)

1.	☐	Send distributions via check to investor's home address (or for Qualified Plans to the address listed in Section 5)

2.	☐	Send distributions via check to alternate payee listed here (not available for qualified plans without custodial approval).

Name

Address

City	State	Zip Code

Account No.

☐
Direct Deposit (Attach Voided Check) I authorize Medical Hospitality Group,Inc. or their agent(s),  as applicable,  to deposit my distributions in the checking  or savings account identified below. This authority will remain in force until I notify Medical Hospitality Group, Inc. in writing to cancel it.  In the event, Medical Hospitality Group, Inc. deposits funds erroneously into my account, Medical Hospitality Group, Inc. is authorized  to debit my account for an amount not to exceed the amount of the erroneous  deposit.

Financial Institution Name	☐	Checking	☐	Savings

ABA/Routing Number

Account Number

7.	BROKER-DEALER AND REGISTERED REPRESENTATIVE INFORMATION

Broker-Dealer Name

Representative Name	Rep No.

Representative's Company Name	Branch ID

Representative's Address

Rep's City	Rep's State	Rep's Zip Code

Rep's Phone No.	Rep's Fax No.

Rep's E-Mail Address

REGISTERED INVESTMENT ADVISOR (RIA):  All sales of shares in common stock must be made through a Broker-Dealer. If a RIA has introduced a sale, the sale must be conducted through (i) the RIA in its capacity as a Registered Representative, if applicable, (ii) a Registered Representative of a Broker-Dealer that is affiliated with the RIA, if applicable, or (iii) if neither (i) or (ii) is applicable, an unaffiliated Broker-Dealer

8.	SUBSCRIBER SIGNATURES

TAXPAYER IDENTIFICATION NUMBER CONFIRMATION (REQUIRED): The investor signing below, under penalties  of perjury, certifies that (i) the number  shown on this  Subscription Agreement  is his or her correct  Taxpayer Identification Number (or he or she is waiting for a number to issued to him or her), (ii) he or she is not subject  to backup withholding either because  he or she has not been notified by the Internal Revenue Service ("IRS") that he or she is subject to backup withholding as a result  of a failure  to report  all interest  or dividends, or the IRS has notified him or her that he or she is not longer  subject to backup  withholding and (iii) he or she is a U.S. Citizen unless other indicated in Section 3.  NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE WITHHOLDING BOX HAS BEEN CHECKED IN THE INVESTOR INFORMATION SECTION.

If the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian/Trustee, investor authorized the REIT purchased under Section 1 of the subscription agreement to receive (on behalf of the investor) authorization for the investor to act as proxy for Custodian/Trustee. This authorization coupled with the Custodian/Trustee authorization described in Section 5 hereto is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the applicable Medical Hospitality Group, Inc. to accept this subscription, I hereby represent and warrant to you as follows:

For Medical Hospitality Group, Inc. investment:

		OWNER	JOINT OWNER

(a)	I have received the final Prospectus at least five business days before the signing the Subscription Agreement .
		Initials	Initials

(b)
I have (i) a minimum net worth (exclusive  of home,  home furnishings and personal  automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described)  of at least  $70, 000 and a minimum  annual gross income  of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth under "Suitability Standards" in the Prospectus. I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.
		Initials	Initials

(c)	I acknowledge there is no public market for the shares of the REIT purchased, and thus, my investment in these shares is not liquid.
		Initials	Initials

(d)	I am purchasing the shares for the account referenced in Section 4.
		Initials	Initials

(e)	I acknowledge I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the
Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.
		Initials	Initials

The Internal Revenue Services does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor	Date	Signature of Joint Investor or, for Qualified Plans, of Trustee/Custodian	Date

Investors will receive confirmations of their purchases upon acceptance  of their subscriptions.

9.	FINANCIAL REPRESENTATIVE SIGNATURES

The investor's Financial Advisor must sign below to complete the order. The Financial Advisor hereby  warrants that he or she is duly licensed and may lawfully  sell shares of common  stock in the state designated as the investor's legal residence. The Financial Advisor  agrees to maintain  records  of the information used to determine that an investment in shares is suitable  and appropriate for the investors  for a period of six years.  The undersigned confirms  by their signatures that they (i) have reasonable grounds to believe the information and representations concerning the investor  identified herein  are true, correct and complete  in all respects; (ii) have discussed  such investor's prospective purchase  of shares with such investor; (iii) have advised such investor of all pertinent facts with regards to the liquidity and marketability of the shares and other fundamental risks related to the investment in the shares;  (iv) have delivered the applicable prospectus to such investor; (v) have reasonable grounds to believe the investor  is purchasing these shares  for his or her own account; and (vi) have reasonable grounds to believe the purchase of shares is a suitable investment for such investor, such investor meets the suitability standards applicable to such investor  set forth in the Prospectus,  and such investor is in a financial position to enable such investor to realize the benefits  of such an investment and to suffer any loss that may occur with respect thereto.   I understand this subscription  agreement  is for the respective Medical Hospitality Group,  Inc. indicated in Section one of this subscription agreement.

Signature of Financial Representative	Date	Branch Manager Signature (if required by Broker /Dealer)	Date

PLEASE NOTE:  Only original, completed copies  of the Subscription Agreement can be accepted.  We cannot accept photocopied or otherwise  duplicated Subscription Agreements. Please make check payable to U.S. Bank, Escrow Bank for  Medical Hospitality Group, Inc.

The Subscription Agreement, together with a check for the full purchase  price, should be delivered or mailed to:

Regular Mail Medical Hospitality Group, Inc. 3241 Preston Road Suite 7 Frisco, TX 75034	Overnight Delivery Medical Hospitality Group, Inc. 3241 Preston Road Suite 7 Frisco, TX 75034
214-618-8288

Payments may be wired to:

(send the original subscription  agreements  to the address above)

U.S. Bank Corporate Trust Services
60 Livingston Avenue EP-MN-WS3T
St. Paul, MN 55107-2292
ABA#:

Account name:
Medical Hospitality Group, Inc.
Account#:

Medical Hospitality Group, Inc.

Common Stock

200,000 SHARES OF COMMON STOCK – MINIMUM OFFERING

6,000,000 SHARES OF COMMON STOCK – MAXIMUM OFFERING

PROSPECTUS

_____________, 2011

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Medical Hospitality Group, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Until (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as soliciting dealers with respect to unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. Other Expenses of Issuance and Distribution.

The expenses payable in connection with the issuance and distribution of the securities being registered are estimated on the maximum offering amount of $60,000,000 to be as follows:

	Actual to Date	Anticipated Maximum
SEC Registration Fee	$6,966	$6,966
FINRA Registration Fee	$-	$6,500
Blue Sky Legal & Registration Fees	$10,000	$80,000
Printing and EDGAR Expenses	$-	$25,000
Accounting Fees, Bank Fees and Other Expenses	$750	$5,000
AMSGrowthCapital, LLC Project Management – Formation & Registration (includes legal and audit)	$193,660	$217,534
Advertising and Sales (including Postage Expenses)	$66, 937	$179,000
Sales Literature	$-	$20,000
Due Diligence	$29,590	$20,000
Other Organizational Expenses	86,219
Sales Seminars	$-	$20,000
Training and Educational Meetings	$-	$20,000
Total	$394,122	$600,000

ITEM 32. Sales to Special Parties.

Inapplicable

ITEM 33. Recent Sales of Unregistered Securities.

In connection with the formation of the Company in October 2010, the Company issued 20,000 shares of Common Stock to Medical Hospitality Capital Markets Group, LLC for $200,000 cash. On March 17, 2011, the Company authorized the issuance of 65,000 shares of Common Stock to Edward J. Devereaux (30,000 shares), James D. Boston (30,000 shares) and Robert A. Forrester (5,000 shares) in payment of services rendered at a price of $.10 per share or $6,500 total. These shares were issued to Mr. Devereaux, Mr. Boston and Mr. Forrester by the Company’s transfer agent on June 17, 2011. However, 50,000 of those shares owned by Mr. Devereaux (25,000 shares) and Mr. Boston (25,000 shares) are subject to a lock-up and redemption agreement. Please see “Principal Stockholders” on page 38 above for more information regarding these issuances.

Each of these three individuals has provided services to the Company in connection with its formation and the preparation of its filings with the SEC, FINRA and various state securities commissions and received the above-mentioned stock therefore.

Each of these transactions was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof as transactions not involving a public offering.

ITEM 34. Indemnification of Directors and Officers.

According to Article XII of the Company’s Articles of Amendment and Restatement, no Director of the Company shall be liable to the Company or its Stockholders for monetary damages for an act or omission in the capacity of a Director as a Director, except for liability of a Director for (i) a breach of the duty of loyalty of a Director to the Company or its Stockholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the Directors to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which a Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the office of a Director, or (iv) an act or omission for which the liability of a Director is expressly provided for by an applicable statute.  If the Maryland General Corporation Law or other applicable law is amended to authorize corporate action further eliminating or limiting the liability of Directors, then the liability of a Director of the Company shall be eliminated or limited to the fullest extent permitted by the Maryland General Corporation Law or other applicable law, as so amended.

The Company’s Articles of Amendment and Restatement also provide that (i) each person who is or was a Director or officer of the Company; (ii) each person who, while a Director or officer of the Company, is or was serving or who agrees to serve, at the request of the Company, as a director, officer, partner, member, manager or trustee of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise; or (iii) the Advisor or any of its Affiliates acting as an agent of the Company shall be indemnified by the Company, and shall be entitled to have paid on his behalf or be reimbursed for reasonable expenses in advance of final disposition of a proceeding to the full extent permitted from time to time by the Maryland General Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) or any other applicable laws presently or hereafter in effect. The Company shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to any employee or agent of the Company.  Without limiting the generality or the effect of the foregoing, the Company may, in certain circumstances, enter into one or more agreements with any person which provide for indemnification greater or different than that described in this paragraph.

Notwithstanding the forgoing, the Company shall not provide for indemnification of a Director, the Advisor or any Affiliate of the Advisor (the "Indemnitee") for any liability or loss suffered by any of them and the Company shall not provide that an Indemnitee be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:

(i)

The Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company.

(ii)

The Indemnitee was acting on behalf of or performing services for the Company.

(iii)

Such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a Director (other than an Independent Director), the Advisor or an Affiliate of the Advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Director.

(iv)

Such indemnification or agreement to hold harmless is recoverable only out of Net Assets and not from the Stockholders.

Furthermore, notwithstanding anything to the contrary, the Company shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by an Indemnitee unless one (1) or more of the following conditions are met:  (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which Securities were offered or sold as to indemnification for violations of securities laws.

The Company may pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of final disposition of a proceeding only if:  (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company, (ii) the proceeding was initiated by a third party who is not a Stockholder or, if by a Stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (iii) the Indemnitee provides the Company with a written undertaking to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers or controlling individuals or entities of the Company pursuant to any provisions described in this Prospectus, or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling individual or entity of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling individual or entity in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 35. Treatment of Proceeds from Stock Being Registered.

Inapplicable.

ITEM 36. Financial Statements and Exhibits.

(a) Financial Statement Included in the Prospectus:

Medical Hospitality Group, Inc.

o

Interim Financial Statements

▪

Balance Sheets as of September 30, 2011 (Unaudited) and March 31, 2011 (Audited)

▪

Statements of Operations for the six month Period ended September 30, 2011 and for the Period from January 18, 2011 (Inception) through September 30, 2011 (Unaudited)

▪

Statement of Stockholders’ Equity for the Period from January 18, 2011 (Inception) through September 30, 2011 (Unaudited)

▪

Statements of Cash Flows for the six month Period ended September 30, 2011 and for the Period from January 18, 2011 (Inception) through September 30, 2011 (Unaudited)

o

-Report of Independent Registered Public Accounting Firm

▪

Balance Sheet as of March 31, 2011

▪

Statement of Operations for the period from January 18, 2011 (inception) through March 31, 2011

▪

Statement of Stockholders’ Equity for the period from January 18, 2011 (inception) through March 31, 2011

▪

Statement of Cash Flows for the period from January 18, 2011 (inception) through March 31, 2011

(b) Exhibits:

Exhibit No.	Description
1.1(1)	Dealer Manager Agreement
1.2(2)	Form of Soliciting Dealer Agreement
3.1(1)	Articles of Amendment and Restatement of the Company
3.2(1)	Bylaws of the Company
5.1(1)	Opinion of Robert A. Forrester as to the Legality of the Securities Being Registered
8.1(1)	Opinion of Locke Lord LLP on Certain Tax Matters
10.1(1)	Escrow Agreement
10.2(1)	Advisory Agreement with Medical Hospitality Capital Markets Group, LLC
10.3(1)	Lock Up Agreement – Edward J. Devereaux
10.4(1)	Lock Up Agreement – James D. Boston
23.1(1)	Consent of Robert A. Forrester (included in Exhibit 5.1 to this Registration Agreement)
23.2(1)	Consent of Locke Lord LLP (included in Exhibit 8.1 to this Registration Agreement)
23.3(1)	Consent of Chapman-Hext, PC

(1) Filed herewith or previously filed

(2) Previously filed pending execution

ITEM 37. Undertaking.

(a) The Company undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”); (ii) to reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) The Company undertakes (i) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Company undertakes to send to each Stockholder, at least on an annual basis, a detailed statement of any transactions with the Company’s Directors or their Affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Company’s Directors or their Affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(d) The Company undertakes to provide to each Stockholder the financial statements required by Form 10-K for the first full fiscal year of the Company’s operations (in a form and manner consistent with then-current requirements of the Commission and applicable state securities agencies).

(e) The Company undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of ten percent (10%) or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Stockholders at least once each quarter after the distribution period of the offering has ended.

(f) The Company undertakes that, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(g) For the purpose of determining the Company’s liability under the Securities Act to any purchaser in the initial distribution of the securities, the Company undertakes that in a primary offering of the Company’s securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Company relating to the offering required to be filed pursuant to Rule 424 under the Securities Act; (ii) any free writing prospectus relating to the offering prepared by the Company or on the Company’s behalf or used or referred to by the Company; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Company or the Company’s securities provided by the Company or on the Company’s behalf; and (iv) any other communication that is an offer in the offering made by the Company to the purchaser.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s Directors, officers and controlling individuals or entities pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by the Company’s Director, officer or controlling individual or entity in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling individual or entity in connection with the securities being registered, the Company will, unless in the opinion of the Company’s counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PRIVATE PROGRAMS

The table below presents information concerning the acquisition of properties by affiliates of our Advisor and Sponsor, Medical Hospitality Capital Markets Group, LLC in 2007 and 2008.

Name	Location	Type	Number Of Rooms	Total Gross Leasable Space (Sq. Ft.)	Purchase Date	Mortgage Financing At Date Of Purchase	Cash Down Pmt.	Total Acquisition Cost
Element Houston	Houston, TX	Hotel	123	80,000	10/2007	$16,358,922	$3,150,000	$19,508,922
Element Denver.	Denver, CO	Hotel	123	80,000	5/2008	$16,558,463	$3,200,000	$19,758,463

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S 11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frisco, State of Texas on the 22nd day of November, 2011.

MEDICAL HOSPITALITY GROUP, INC.
/s/ Billy L. Brown
Billy L. Brown, CEO

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Capacity	Date
/s/ Billy L. Brown	Chief Executive Officer and Director	November 22, 2011
Billy L. Brown
/s/ Tim Moore	President, Chief Financial Officer, Principal Accounting Officer and Director	November 22, 2011
Tim Moore
/s/ Rick Besse *	Director	November 22, 2011
Rick Besse
/s/ Cameron J. Larkin *	Director	November 22, 2011
Cameron J. Larkin
/s/ Kyle Bebee *	Director	November 22, 2011
Kyle Bebee

* By Billy L. Brown pursuant to power of attorney.

POWER OF ATTORNEY

KNOW ALL. MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Billy L. Brown and Tim Moore, and each for them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all further amendments to this Registration Statement (including post-effective amendments or registration statements filed pursuant to Rule 462(b) relating to this Registration Statement), and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitutes may lawfully do or cause to be done by virtue hereof.

Name	Capacity	Date
/s/ Billy L. Brown	Chief Executive Officer and Director	July 6, 2011
Billy L. Brown
/s/ Tim Moore	President, Chief Financial Officer and Director	July 6, 2011
Tim Moore
/s/ Rick Besse	Director	July 6, 2011
Rick Besse
/s/ Cameron J. Larkin	Director	July 6, 2011
Cameron J. Larkin
/s/ Kyle Bebee	Director	July 6, 2011
Kyle Bebee